Exhibit 99.1

EXECUTION VERSION

INDENTURE AND SECURITY AGREEMENT

by and among

WHITEHORSE FINANCE CLO I, LLC

Issuer

and

The Bank of New York Mellon Trust Company, National Association

Trustee

Dated as of June 10, 2025

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Section 12.4	Limitation on Certain Maturity Amendments	234

ARTICLE XIII

HOLDERS’ RELATIONS

Section 13.1	Subordination	237
Section 13.2	Standard of Conduct	237

ARTICLE XIV

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to	238
Section 14.2	Acts of Holders	239
Section 14.3	Notices, etc., to Trustee, the Issuer, the Investment Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Rating Agency	240
Section 14.4	Notices to Holders; Waiver	242
Section 14.5	Effect of Headings and Table of Contents	243
Section 14.6	Successors and Assigns	243
Section 14.7	Severability	243
Section 14.8	Benefits of Indenture	244
Section 14.9	Legal Holidays	244
Section 14.10	Governing Law	244
Section 14.11	Submission to Jurisdiction	244
SECTION 14.12	WAIVER OF JURY TRIAL	244
Section 14.13	Counterparts	245
Section 14.14	Acts of Issuer	245
Section 14.15	[Reserved.]	245
Section 14.16	Communications with the Rating Agency	245
Section 14.17	17g-5 Information	246
Section 14.18	Confidential Information	247

ARTICLE XV

ASSIGNMENT OF INVESTMENT MANAGEMENT AGREEMENT

Section 15.1	Assignment of Investment Management Agreement	249

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1	Hedge Agreements	250

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Schedules and Exhibits

Schedule 1	S&P Industry Classifications
Schedule 2	S&P Recovery Rate Tables
Schedule 3	Diversity Score Calculation
Schedule 4	Moody’s Rating Definitions

Exhibit A	Forms of Notes
Exhibit A-1	Form of Global Secured Note
Exhibit A-2	Form of Certificated Secured Note
Exhibit A-3	Form of Subordinated Note
Exhibit B	Forms of Transfer and Exchange Certificates
Exhibit B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
Exhibit B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
Exhibit B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
Exhibit B-4	Form of Purchaser Representation Letter and Transferee Certificate for Subordinated Notes
Exhibit B-5	Form of ERISA Certificate
Exhibit B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
Exhibit B-7	Form of Transferee Certificate of Regulation S Global Secured Note
Exhibit C	Form of Contribution Notice
Exhibit D	Form of Beneficial Ownership Certificate
Exhibit E	Approved Appraisal Firms

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INDENTURE AND SECURITY AGREEMENT, dated as of June 10, 2025, among WhiteHorse FINANCE CLO I, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”) and The Bank of New York Mellon Trust Company, National Association, as Trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture and the Class A-L Loans incurred pursuant to the Class A-L Loan Agreement. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer and the Trustee are entering into this Indenture for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of each Class of the Secured Debt, the Trustee, the Loan Agent,  the Bank in each of its other capacities under the Transaction Documents, the Securities Intermediary, each Hedge Counterparty and the Placement Agent (collectively, the “Secured Parties”), all of its right, title and interest in, to and under all property of the Issuer, in each case, whether now owned or existing, or hereafter acquired or arising and wherever located, including, without limitation, the following property of the Issuer (all such property is collectively referred to as the “Assets”):

(a)the Collateral Obligations, the Loss Mitigation Obligations and the Specified Equity Securities which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations, Loss Mitigation Obligations and Specified Equity Securities which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto;

(b)each of the Accounts and any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein;

(c)all income from the investment of funds in each Hedge Counterparty Collateral Account, subject to the rights of the Hedge Counterparty therein;

(d)the Investment Management Agreement, the Placement Agreement, the Class A-L Loan Agreement, the Hedge Agreements, the Master Participation Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and the Risk Retention Letter;

(e)all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer;

(f)all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(g)any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments);

(h)any Equity Securities received by the Issuer; and

(i)all proceeds with respect to the foregoing.

The above Grant is made to secure the Secured Debt of each Class and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt of each Class is secured by the Grant equally and ratably without prejudice, priority or distinction between any Class of the Secured Debt and any other Class of the Secured Debt by reason of difference in time of issuance or otherwise. Such Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on each Class of the Secured Debt in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture or the Class A-L Loan Agreement, (iii) the payment of amounts owing by the Issuer under the Placement Agreement, the Risk Retention Letter, the Hedge Agreements, the Investment Management Agreement, the Class A-L Loan Agreement, the Securities Account Control Agreement, and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. For the avoidance of doubt, references to (x) the “issuance” of the Debt or to the “execution,” “authentication” and/or “delivery” of the Debt shall be understood to refer, in the case of Class A-

L Loans, to the incurrence of Class A-L Loans by the Issuer pursuant to the Class A-L Loan Agreement and this Indenture and (y) the “redemption” or “redeeming” of the Debt shall be understood to refer, in the case of Class A-L Loans, to the repayment or prepayment of Class A-L Loans by the Issuer.

“17g-5 Information”:  The meaning specified in Section 14.17(a).

“17g-5 Website”:  A password protected internet website which shall initially be located at [ ] under the tab “NRSRO Reports,” specified by Issuer’s name, access to which is limited to the Rating Agency and NRSROs who have provided an NRSRO Certification. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Investment Manager, the Placement Agent and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“25% Limitation”:  A limitation that is exceeded if Benefit Plan Investors hold 25% or more of the total value of any Class of the ERISA Restricted Secured Notes, the Subordinated Notes or any other Class of Debt that is treated as an equity interest in the Issuer for purposes of ERISA, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“ABL Facility”:  A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels, or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Accountants’ Certificate”:  A certificate, of the firm or firms appointed by the Issuer pursuant to Section 10.10(a).

“Accounts”: (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Custodial Account, (v) each Hedge Counterparty Collateral Account, (vi) the Closing Expense Account, (vii) the Permitted Use Account and (viii) the Ramp-Up Account, in each case including all subaccounts thereof.

“Accredited Investor”:  The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”:  The meanings specified in Section 14.2.

“Additional Uptier Priming Debt Conditions”: In the case of any newly issued Superpriority New Money Debt proposed to be acquired by the Issuer, the following additional conditions are met as of the relevant trade date: (1) such Superpriority New Money Debt meets each of the requirements set forth in the definition of Collateral Obligation (disregarding, for the avoidance of doubt, any carveouts therein) and is acquired in accordance with the Eligibility Criteria; (2) the Investment Manager (on behalf of the Issuer) or the underlying Obligor of such Superpriority New Money Debt has requested a rating from S&P and the Investment Manager reasonably expects such Asset to receive within 90 days a rating from S&P that is no lower than “CCC-” (provided that, unless and until S&P assigns such a rating (as notified by the Investment Manager to the Trustee), (i) regardless of any other treatment under this Indenture, such

Superpriority New Money Debt shall be considered a “Loss Mitigation Qualified Obligation” for purposes of the “Interest Proceeds” definition and (ii) such Superpriority New Money Debt shall be deemed to have an S&P Rating of (A) for the first 90 days following its acquisition by the Issuer, the S&P Rating that the Investment Manager reasonably expects such Asset to receive, subject to a maximum of “CCC+” and (B) thereafter, “CCC-”); (3) the Investment Manager reasonably expects that acquiring such Superpriority New Money Debt will result in better overall recovery on the related Collateral Obligation, or that failing to do so, would likely preclude, or otherwise limit, the prospects of an overall better recovery on the related Collateral Obligation (in each case, in the Investment Manager’s commercially reasonable judgment, which judgment shall not be called into question by subsequent events or any determinations made by the Investment Manager for its other clients or investment vehicles managed by the Investment Manager); and (4) the Investment Manager reasonably expects that the SNMD Condition will be satisfied with respect to such acquisition.

For purposes of the Additional Uptier Priming Debt Conditions, “SNMD Condition” means a condition that is satisfied if A is less than or equal to (B minus C), where:

“A” is equal to the amount of Principal Proceeds (excluding any Excess Par Amount) to be applied to purchase such Superpriority New Money Debt;

“B” is equal to (i) the expected aggregate recoveries of the related Rolled Senior Uptier Debt plus (ii) the expected aggregate recoveries of the Superpriority New Money Debt; and

“C” is equal to expected aggregate recoveries of the Collateral Obligation held by the Issuer that is subject to the Uptier Priming Transaction if the Issuer does not participate in the Superpriority New Money Debt;

in each case, as determined by the Investment Manager in its commercially reasonable judgment (which judgment shall not be called into question by subsequent events or any determinations made by the Investment Manager for its other clients or investment vehicles managed by the Investment Manager).

“Adjusted Break-even Default Rate”: As of any date of determination:

(a) prior to the S&P CDO Monitor Election Date, the sum of:

(i) the product of (x) the Break-even Default Rate, multiplied by (y) the quotient of (1) the Target Initial Par Amount divided by (2) the Monitor Principal Amount; plus

(ii) the quotient of (x)(1) the Monitor Principal Amount minus (2) the Target Initial Par Amount, divided by (y) the product of (1) the Monitor Principal Amount multiplied by (2) 1 minus the Weighted Average S&P Recovery Rate;

(b) on and after the S&P CDO Monitor Election Date, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Investment Manager in accordance with the definition of “S&P CDO Monitor” that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Highest Ranking Class. After the S&P CDO Monitor Election Date, S&P will provide the Investment Manager and the Collateral Administrator with the Adjusted Break-even Default Rate for each S&P CDO Monitor based upon the Weighted Average Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Investment Manager from Section 2 of Schedule 2 or any other Weighted Average Spread and Weighted Average S&P Recovery Rate selected by the Investment Manager from time to time.

“Administrative Expense Cap”:  An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Aggregate Principal Balance of the Assets (excluding any Assets that constitute Interest Proceeds) as of the first day of the related Collection Period and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that in respect of the third Payment Date following the Closing Date and any Payment Date thereafter, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates (or the two immediately preceding Payment Dates in the case of the third Payment Date following the Closing Date) and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date, except that, in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”:  The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer:  first, on a pari passu basis to (v) the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, including any reasonable and documented costs incurred by the Trustee in connection with preparation of financial statements of the Issuer required to be delivered pursuant to Section 7.19(a) or Section 7.19(b) and any costs and expenses in connection with an audit of the Issuer in connection therewith, (w) the Loan Agent pursuant to the Transaction Documents, (x) without duplication to clause (w), to the Bank in all of its other capacities under the Transaction Documents, and to the Securities Intermediary and (y) the Collateral Administrator pursuant to the Collateral Administration Agreement, second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:  (i) the Independent Accountants, agents (other than the Investment Manager) and counsel of the Issuer for fees, costs and expenses; (ii) on a pro rata basis, (x) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit opinions in respect of) any Collateral Obligations and (y) any person in respect of any fees or expenses incurred as a result of compliance with Rule 17g-5 of the Exchange Act; (iii) the Investment Manager under this Indenture and pursuant to the Investment

Management Agreement but excluding the Investment Management Fee, any Risk Retention Expenses and any Article 7 Reporting Expenses; (iv) [reserved]; (v) the independent manager of the Issuer for fees and expenses; (vi) any person in respect of any governmental fee or Tax (including Tax Account Reporting Rules Compliance Costs); (vii) any Article 7 Reporting Expenses; (viii) to any other person (including the Investment Manager and the Retention Holder) for any (x) pecuniary sanctions arising under Article 32 of the EU Securitisation Regulation and (y) administrative penalties imposed in respect of the UK Securitisation Regulations or any national laws or regulations supplementing or implementing the EU/UK Securitisation Regulations in relation to a failure by the Issuer (or any other Person that is a party to the Transaction Documents (but excluding, for the avoidance of doubt, any Holder or EU Connected Investor) to meet the EU Transparency Requirements; and (ix) any other Person in respect of any other fees or expenses permitted under this Indenture, the Class A-L Loan Agreement and the documents delivered pursuant to or in connection with this Indenture (including the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations), the Class A-L Loan Agreement and the Debt, including but not limited to amounts owed under the Class A-L Loan Agreement, and any amounts due in respect of the listing of any Notes on any stock exchange or trading system; and third, on a pro rata basis, (i) indemnities payable to any Person pursuant to any Transaction Document and (ii) any Risk Retention Expenses; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Closing Expense Account pursuant to Section 10.5 and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt) shall not constitute Administrative Expenses.

“Affected Class”:  Any Class of the Secured Debt that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption,” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”:  With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence; provided that (x) investment vehicles or funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager shall be excluded from the definition hereof, (y) the Issuer shall not be deemed to be an Affiliate of the Investment Manager or any of its Affiliates solely by reason of the Investment Management Agreement and (z) Obligors in respect of Collateral Obligations shall not be deemed Affiliates solely because they have the same financial sponsor. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”:  Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Funded Spread”:  As of any Measurement Date, the sum of:

(a)in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest at a spread over a SOFR-based index (including, for any Partial PIK Loan, only the excess of the required current payable interest required by the Underlying Instruments thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread paid in cash on such Collateral Obligation above such index multiplied by (ii) the outstanding principal balance of such Collateral Obligation; provided that with respect to any Reference Rate Floor Obligation, the stated interest rate spread paid in cash on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread paid in cash over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the applicable index; and

(b)in the case of each Floating Rate Obligation (including, for any Partial PIK Loan, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a SOFR-based index, (i) the excess of the sum of such spread and such index paid in cash over the Benchmark with respect to the Floating Rate Debt as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation;

provided that, with respect to each of clauses (a) and (b), the interest rate of each Step-Up Obligation will be deemed to be its current rate of interest and the interest rate of each Step-Down Obligation will be deemed to be the lowest rate of interest that such Asset will by its terms pay in the future solely as a function of the passage of time.

“Aggregate Outstanding Amount”:  With respect to any of the Debt as of any date, the aggregate unpaid principal amount of such Debt Outstanding.

“Aggregate Principal Balance”:  When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”:  As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Alternative Method”: The meaning specified in Section 7.16(s).

“Appraisal”:  With respect to any Collateral Obligation, an appraisal of either (A) such Collateral Obligation or (B) the assets securing such Collateral Obligation, in each case, that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such Collateral

Obligation or such assets (that is, the price that would be paid by a willing buyer to a willing seller of such Collateral Obligation or such assets in a commercially reasonable sale on an arm’s-length basis). Any Appraisal required hereunder (i) may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm and (ii) shall be provided within five Business Days following completion to the Collateral Administrator for purposes of the Monthly Report.

“Appraised Value”:  With respect to any Collateral Obligation, the Appraisal value (determined in Dollars, and which, if Appraisals for both of the following are available, the greater) of either (A) such Collateral Obligation or (B) the assets securing such Collateral Obligation, net of estimated costs of their liquidation as determined by the applicable Approved Appraisal Firm, in each case as set forth in the related Appraisal or, if a range of values is set forth therein, the midpoint of such values; provided that the Appraised Value of any Collateral Obligation shall in no case be greater than its Principal Balance. If the Issuer owns less than 100% of the total lenders’ interests secured by the assets securing any Collateral Obligation or has sold participation interests in such Collateral Obligation, then the Appraised Value with respect to such Collateral Obligation will be adjusted appropriately taking into account marketability and other factors the Investment Manager may determine to be appropriate in such circumstances and in any event will at least be reduced to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with or senior to (including with respect to liquidation) the Issuer’s interest under the Collateral Obligation.

“Approved Appraisal Firm”:  Those entities whose names are set forth in Exhibit E hereto, as it may be amended from time to time; provided that (a) any such entity added to such Exhibit after the Closing Date shall be an independent appraisal firm (i) recognized as being experienced in conducting valuations of loans of the type constituting Collateral Obligations and (ii) that the Issuer, or the Investment Manager in accordance with the Standard of Care, determines is qualified with respect to each Collateral Obligation and (b) at no time may the Issuer, the Investment Manager or any Affiliate thereof be an Approved Appraisal Firm. The Issuer will use reasonable efforts to notify the Rating Agency of any changes to Exhibit E, which may be by email.

“Approved Foreign Jurisdiction”:  Each of Austria, Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom, and the Approved Tax Jurisdictions; provided that each such country (other than the Approved Tax Jurisdictions) has a foreign currency issuer credit rating that is at least “AA-” by S&P.

“Approved Tax Jurisdiction”:  (a) Each of The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, Curaçao, Guernsey, the Isle of Man, Jersey, Luxembourg, the Marshall Islands, Sint Maarten and the U.S. Virgin Islands, and (b) any other jurisdiction as may be designated an Approved Tax Jurisdiction by the Issuer or the Investment Manager subject to satisfaction of the Rating Agency Condition.

“Article 7 ITS”: Commission Implementing Regulation (EU) 2020/1225.

“Article 7 Reporting”: Reporting in the form required by Articles 7(1)(a), 7(1)(e), and 7(1)(g) of the EU Securitisation Regulation (including any implementing and/or regulatory technical standards made pursuant thereto).

“Article 7 Reporting Expenses”: All costs and expenses incurred by any person (other than an EU Institutional Investor or an EU Connected Investor) in connection with any Article 7 Reporting Request and the provision of any related Article 7 Reporting (including, but not limited to, the appointment of any Reporting Agent and any amendments to the Transaction Documents that may be necessary or desirable to facilitate such Article 7 Reporting).

“Article 7 Reporting Request”: A written request for Article 7 Reporting made by an EU Institutional Investor or an EU Connected Investor confirming: (i) its, or, in the case of an EU Connected Investor, its counterparty’s, status as an EU Institutional Investor and (ii) that it has, in good faith, determined that the EU Transparency Requirements are applicable to the transaction described in this Indenture and it requires Article 7 Reporting in respect of its, or its counterparty’s, obligations under the EU Due Diligence Requirements, such request delivered to the EU/UK Retention Holder and the Investment Manager and copied to the Issuer, the Collateral Administrator and the Trustee.

“Article 7 RTS”: Commission Delegated Regulation (EU) 2020/1224.

“Article 7 Technical Standards”: The Article 7 RTS and the Article 7 ITS.

“Assets”:  The meaning assigned in the Granting Clauses hereof.

“Assignment/Conversion”:  The meanings specified in Section 2.3(b).

“Assumed Reinvestment Rate”:  The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date); provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”:  With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”:  With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Investment Manager, any Officer, employee, member or agent of the Investment Manager who is authorized to act for the Investment Manager in matters relating to, and binding upon, the Investment Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee, the Loan Agent, the Collateral Administrator or the Bank (in each of its other capacities under the Transaction Documents) or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer or Trust Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Interest Proceeds”: As of the Redemption Date in connection with a Refinancing, Interest Proceeds in an amount equal to the sum of (i) the lesser of (a) the amount of accrued interest on the Classes being refinanced or redeemed and (b) the amount the Investment Manager reasonably determines would have been available for distribution under Section 11.1(a)(i) for the payment of accrued interest on the Classes being refinanced or redeemed on the next subsequent Payment Date if such Debt had not been refinanced or redeemed and (ii) the amount the Investment Manager reasonably determines will be available on the next subsequent Payment Date under Section 11.1(a)(i) for the payment of Administrative Expenses.

“Average Life”: On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Balance”:  On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of any Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”:  The Bank of New York Mellon Trust Company, National Association, in its individual capacity and not as Trustee or Loan Agent, and any successor thereto.

“Bankruptcy Law”:  The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under any other applicable jurisdiction.

“Bankruptcy Subordination Agreement”:  The meaning specified in Section 5.4(d)(ii).

“Benchmark”:  With respect to (a) the Floating Rate Debt, initially, Term SOFR; provided that if Term SOFR or the then-current Benchmark is unavailable or no longer reported, as determined by the Investment Manager on any date of determination, then upon written notice from the Investment Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Trustee, then “Benchmark” means the Fallback Rate for all purposes relating to the Floating Rate Debt in respect of such determination on such date and all determinations on all subsequent dates; provided, further, that the Benchmark with respect to the Floating Rate Debt will be no less than zero and (b) any Floating Rate Obligation, the reference rate applicable to such Floating Rate Obligation calculated in accordance with the related Underlying Instruments.

“Benchmark Replacement Conforming Changes”:  With respect to any Fallback Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, the inclusion of an applicable credit spread adjustment and other administrative matters) that the Investment Manager decides may be appropriate to reflect the adoption of such Fallback Rate in a manner substantially consistent with market practice (or, if the Investment Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Investment Manager determines that no market practice for use of the Fallback Rate exists, in such other manner as Investment Manager determines is reasonably necessary).

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”:  A benefit plan investor as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code or an entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Bond”:  Any obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security of a corporation (other than any of the foregoing that evidences a Loan or Participation Interest).

“Book Value”: “Book value” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv), adjusted (to the extent permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the Partners).

“Break-even Default Rate”: With respect to the Highest Ranking Class, as of any date of determination, the sum of (a) 0.074076, plus (b) the product of (i) 2.201540 multiplied by (ii) the Weighted Average Spread, plus (c) the product of (i) 1.326521 multiplied by (ii) the Weighted Average S&P Recovery Rate.

“Bridge Loan”:  Any loan or other obligation that (a) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”:  The meaning specified in Section 7.15.

“Cash”:  Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”:  A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”:  As of any date of determination, the amount equal to the excess, if any, of (a) the Aggregate Principal Balance of all CCC Collateral Obligations over (b) 20.0% of the Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Obligations will be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value expressed as a percentage the Principal Balance of such Collateral Obligation will be deemed to constitute such CCC Excess.

“Certificate of Authentication”:  The meaning specified in Section 2.1.

“Certificated Notes”:  The meaning specified in Section 2.2(b)(ii).

“Certificated Secured Notes”:  The meaning specified in Section 2.2(b)(ii).

“Certificated Security”:  The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”:  The meaning specified in Section 2.2(b)(ii).

“CFTC”:  The U.S. Commodity Futures Trading Commission.

“Class”:  (a) In the case of the Secured Debt, all of the Secured Debt having the same priority (as a single class); provided that (i) a Pari Passu Class shall constitute and vote together as a single Class for all purposes under this Indenture and the other Transaction Documents, except (x) as expressly stated otherwise in such Transaction Document, (y) in the case of any vote with respect to any amendment or modification of this Indenture or any other Transaction Document, as applicable, that would by its terms directly affect the Holders of one such Class of Debt, exclusively and differently from the Holders of the other such Class of Debt and (z) in the case of Refinancing and Re-Pricing, each Pari Passu Class will be treated each as a separate Class and (b) in the case of the Subordinated Notes, all of the Subordinated Notes. Notwithstanding anything to the contrary herein, the Class A Debt shall be treated as a single Class for purposes of any Refinancing.

“Class A Debt”: Collectively, the Class A Notes, the Class A-L Notes and the Class A-L Loans.

“Class A Notes”:  The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”:  The Interest Coverage Test and the Overcollateralization Ratio Test, each as applied to the Class A Debt and the Class B Notes (in the aggregate and not separately by Class).

“Class A-L Lender”: Each lender under the Class A-L Loan Agreement with respect to the Class A-L Loans.

“Class A-L Loan Agreement”: The Class A-L Loan Agreement, dated as of the Closing Date, among the Issuer, the Loan Agent, the Trustee and each Class A-L Lender party thereto, as amended from time to time.

“Class A-L Loans”: The Class A-L Loans incurred pursuant to the Class A-L Loan Agreement and having the characteristics specified in Section 2.3.

“Class A-L Notes”:  The Class A-L Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Notes”:  The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Coverage Tests”:  The Interest Coverage Test and the Overcollateralization Ratio Test, each as applied with respect to the Class C Notes.

“Class C Notes”:  The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:  (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”:  Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”:  Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

“Closing Date”: June 10, 2025.

“Closing Date Participation Interest”:  Any Participation Interest acquired by the Issuer from the Transferor pursuant to the Master Participation Agreement that has not been otherwise elevated to a loan by the Closing Date.

“Closing Expense Account”:  The account established pursuant to Section 10.5.

“Code”:  The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”:  An agreement dated as of the Closing Date, among the Issuer, the Investment Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof and of this Indenture.

“Collateral Administrator”:  The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”:  As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (including, for any Partial PIK Loan, only the required current cash pay interest expected to be received on the Underlying Instruments thereon and other Interest Proceeds actually received on such Partial PIK Loan, and excluding Interest Proceeds expected to be received from Defaulted Obligations but including Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Obligation”:  (1) A Senior Secured Loan, a First Lien Last-Out Loan, a Second Lien Loan or an Unsecured Loan (in each case whether originated by or assigned to the Issuer), (2) a Permitted Non-Loan Asset or (3) Participation Interest therein that, as of the date of acquisition or origination by, or contribution to, the Issuer meets each of the following criteria:

(i)is denominated and payable in U.S. Dollars (and is not convertible into, or payable in, any other currency) and is governed by the law of a state of the United States or the law of an Approved Foreign Jurisdiction where the Obligor is Domiciled (other than an Approved Tax Jurisdiction);

(ii)is an obligation of an Obligor Domiciled in the United States (or any state thereof) or an Approved Foreign Jurisdiction;

(iii)is not a Defaulted Obligation;

(iv)does not have (A) an “f,” “p,” “t” or “sf” subscript assigned by S&P, or (B) an “sf” subscript assigned by any other NRSRO;

(v)is not a Credit Risk Obligation, a Synthetic Security, a Zero Coupon Obligation or a Real Estate Loan;

(vi)is not a Structured Finance Obligation, a lease (including a finance lease), a securities lending agreement or chattel paper;

(vii)is not subject to material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Investment Manager;

(viii)(a) is not an Equity Security or a component of an Equity Security and (b) is not exchangeable or convertible into equity;

(ix)(a) is not the subject of an Offer or (b) is not called for redemption;

(x)does not constitute Margin Stock;

(xi)has an S&P Rating that is at least “CCC-” (or, if such Collateral Obligation is a DIP Collateral Obligation, was assigned a point-in-time rating by S&P in the prior 12 months that was at least “CCC-” immediately prior to such rating being withdrawn);

(xii)(a) provides for the full principal balance to be payable at 100% of par at or prior to its maturity and (b) has a maturity date falling no later than the earliest Stated Maturity of the Debt (unless, in the case of clause (b), such obligation is a Loss Mitigation Obligation or a Permitted Maturity Obligation);

(xiii)if such Collateral Obligation is a Participation Interest, then such Participation Interest is acquired from (1)(a) a Selling Institution incorporated or organized under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution incorporated or organized outside the United States or (b) with respect to Collateral Obligations the Obligors of which are organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), a Selling Institution organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction); and (2) for so long as S&P is a Rating Agency, a Selling Institution which satisfies the S&P Counterparty Criteria; provided that if such Collateral Obligation is a Closing Date Participation Interest, then (1) the Selling Institution (a) is a bankruptcy-remote special purpose entity or (b) has an S&P rating of A- or higher and (2) such Closing Date Participation Interest is elevated within 90 days of being entered into;

(xiv)must pay interest at least semi-annually;

(xv)is not an obligation (other than a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation) pursuant to which any future advances or payments to the Obligor may be required to be made by the Issuer;

(xvi)will not cause the Issuer, any subsidiary of the Issuer or the pool of Assets to be required to be registered as an investment company under the Investment Company Act;

(xvii)is not a PIK Loan (other than a Partial PIK Loan);

(xviii)is not a Subordinated Loan or, other than with respect to Second Lien Loans, a mezzanine loan;

(xix)the acquisition price (exclusive of the portion thereof attributable to accrued interest) paid by the Issuer therefor is not less than 65% of the Principal Balance thereof;

(xx)is Registered;

(xxi)neither is nor supports a letter of credit;

(xxii)does not subject the Issuer to withholding tax (other than withholding with respect to commitment fees, origination fees and similar fees and withholding that may be imposed pursuant to FATCA), unless the relevant Obligor is required to make additional payments to the Issuer so that the net amount received by the Issuer after satisfaction of such tax is the full amount the Issuer would have received had such withholding tax not been imposed;

(xxiii)is not an obligation of a Portfolio Company;

(xxiv)unless such obligation that was acquired is a Recurring Revenue Loan, is an obligation of an Obligor with a trailing twelve-month EBITDA of more than U.S.$5,000,000;

(xxv)other than with respect to Unsecured Loans, provides the Issuer (or an agent on behalf of the applicable creditors with respect to such Collateral Obligation) with a valid, perfected and enforceable security interest in the collateral granted under the applicable Underlying Instrument at the level of priority indicated in the applicable Underlying Instrument;

(xxvi)other than with respect to Permitted Non-Loan Assets, is not a Bond (or any other type of debt security that is not a loan or a Participation Interest);

(xxvii)is not an obligation of an Obligor that is an Affiliate of the Investment Manager; and

(xxviii)other than with respect to Eligible Cov-Lite Loans, is not a Cov-Lite Loan.

For the avoidance of doubt, Collateral Obligations may include any Loss Mitigation Obligation or any Loss Mitigation Qualified Obligation designated as a Collateral Obligation by the Investment Manager in accordance with the terms specified in the definition of “Loss Mitigation Obligation”, and shall constitute a Collateral Obligation (and not a Loss Mitigation Obligation or a Loss Mitigation Qualified Obligation) only following such designation.

“Collateral Quality Test”:  A test satisfied on any date of determination on and after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase or origination of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below  or if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the purchase or origination, calculated in each case as required by Section 1.3 herein:

(i)the Minimum Weighted Average Floating Spread Test;

(ii)the Minimum Weighted Average Fixed Rate Coupon Test;

(iii)the Maximum Weighted Average Life Test;

(iv)the S&P CDO Monitor Test; and

(v)the Minimum Weighted Average S&P Recovery Rate Test.

“Collection Account”:  The account established pursuant to Section 10.2 which consists of the Principal Collection Account and the Interest Collection Account.

“Collection Period”:  (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the 8th Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of the Debt, on the Business Day preceding the Redemption Date and (c) in any other case, at the close of business on the 8th Business Day prior to such Payment Date.

“Commitment Shortfall”:  The amount by which:

(a)the aggregate Unfunded Amount exceeds

(b)the sum of (i) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds plus (ii) amounts on deposit in the Revolver Funding Account, including Eligible Investments credited thereto.

“Commodity Exchange Act”:  The United States Commodity Exchange Act of 1936, as amended.

“Competent Authorities”: In respect of the originator, sponsor and SSPE of a securitization, the national regulators in their respective EU member states (if any).

“Concentration Limitations”:  Limitations satisfied on any Measurement Date or other date of determination, in each case on and after the Effective Date, and during the Reinvestment Period if the Aggregate Principal Balance of the Collateral Obligations owned (or in relation to a proposed purchase or origination of a Collateral Obligation, proposed to be purchased or originated) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase or origination, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase or origination), calculated in each case as required by Section 1.3 herein, calculated as a percentage of Total Capitalization:

(i)at least 92.5% shall consist of Collateral Obligations that are Senior Secured Loans and amounts on deposit in the Principal Collection Account (including Eligible Investments purchased with amounts on deposit in the Principal Collection Account);

(ii)not more than 7.5% may consist of Collateral Obligations that are First Lien Last-Out Loans, Second Lien Loans, Unsecured Loans or Permitted Non-

Loan Assets, in the aggregate; provided that (a) not more than 3.0% may consist of Unsecured Loans, and (b) not more than 5.0% may consist of Permitted Non-Loan Assets;

(iii)not more than 10.0% may consist of Fixed Rate Obligations;

(iv)not more than 5.0% may consist of Current Pay Obligations;

(v)not more than 3.5% may consist of obligations issued by a single Obligor and its Affiliates; provided that (x) the five largest single Obligors and their respective Affiliates may each represent up to 5.0% and (y) not more than 1.5% may consist of obligations that are not Senior Secured Loans issued by a single Obligor and its Affiliates;

(vi)not more than 12.0% may consist of Collateral Obligations with Obligors in any one S&P Industry Classification; provided that (a) the largest S&P Industry Classification may represent up to 20.0%, (b) the second largest S&P Industry Classification may represent up to 17.5% and (c) the third largest S&P Industry Classification may represent up to 15.0% of Total Capitalization;

(vii)not more than 5.0% may consist of DIP Collateral Obligations;

(viii)not more than 10.0% may consist of Collateral Obligations that pay interest less frequently than quarterly;

(ix)not more than 10.0% may consist, in the aggregate, of Revolving Collateral Obligations and any undrawn commitments with respect to Delayed Drawdown Collateral Obligations;

(x)not more than 20.0% may consist of Obligors Domiciled in an Approved Foreign Jurisdiction; provided that not more than 5.0% may consist of Collateral Obligations whose Obligors are Domiciled in an Approved Tax Jurisdiction;

(xi)not more than 25.0% may consist of Eligible Cov-Lite Loans; provided that not more than 15.0% may consist of Eligible Cov-Lite Loans issued by Obligors with a trailing twelve-month EBITDA of less than U.S.$50,000,000.

(xii)not more than 20.0% may consist of Participation Interests (other than any Closing Date Participation Interest);

(xiii)not more than 10.0% may consist of Discount Obligations;

(xiv)not more than 20.0% may consist of CCC Collateral Obligations;

(xv)not more than 2.5% may consist of Permitted Maturity Obligations;

(xvi)not more than 15.0% may consist of obligations issued by Obligors with a trailing twelve-month EBITDA of more than U.S. $5,000,000 and less than U.S. $15,000,000;

(xvii)not more than 5.0% may consist of Bridge Loans;

(xviii)not more than 15.0% may consist of Partial PIK Loans;

(xix)not more than 5.0% may consist of Uptier Priming Debt;

(xx)not more than 5.0% may consist of Recurring Revenue Loans; and

(xxi)not more than 15.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(A) of the definition of the term “S&P Rating.”

“Confidential Information”:  The meaning specified in Section 14.18(b).

“Consenting Holder”:  The meaning specified in Section 9.7(c).

“Contribution”:  The meaning specified in Section 10.3(e).

“Contribution Notice”:  The meaning specified in Section 10.3(e).

“Contribution Repayment Amount”:  The meaning specified in Section 10.3(e).

“Contributor”:  The meaning specified in Section 10.3(e).

“Controlling Class”:  The Class A Debt so long as any Class A Debt is Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Subordinated Notes.

“Controlling Person”:  A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

“Conversion Date”:  The meaning specified in Section 2.3(b) hereof.

“Conversion Option”:  The option of the Converting Lender to convert the Class A-L Loans into an equivalent principal amount of Class A-L Notes pursuant to the Class A-L Loan Agreement and the Indenture.

“Conversion Class”: Any additional Pari Passu Class of Class A Debt issued in connection with the exercise of a Conversion Option to the extent necessary to satisfy the requirements of DTC or any other procedural limitations relating to such conversion, as determined by the Investment Manager in its reasonable discretion, with the consent of a Majority of the Class A-L Loans. For the avoidance of doubt, each Conversion Class shall constitute Class A Debt, shall rank pari passu in right of payment with each other Class of Class A Debt and shall have the same voting rights, consent rights, redemption rights and all other rights applicable to each other Class of Class A Debt under this Indenture.

“Converting Lender”:  Any Class A-L Lender that holds a portion of the Aggregate Outstanding Amount of the Class A-L Loans that exercises a Conversion Option hereunder.

“Corporate Trust Office”:  The corporate trust office of the Trustee at which the Trustee performs its duties under this Indenture, currently having an address of (a) for Note transfer purposes and for presentment and surrender by courier of the Notes for final payment thereon, The Bank of New York Mellon Trust Company, National Association, [ ] and (b) for all other purposes, The Bank of New York Mellon Trust Company, National Association, [ ], or in each case, such other address the Trustee designates from time to time by notice to the Holders, the Investment Manager, the Issuer and the Rating Agency or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”:  A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that, other than for purposes of the S&P Recovery Rate, a Collateral Obligation shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default or cross-acceleration provision to, or such Collateral Obligation is pari passu with, another loan of the applicable Obligor forming part of the same loan facility that contains one or more Maintenance Covenants. For the avoidance of doubt, for purposes of the foregoing clause (ii), compliance with a Maintenance Covenant shall be deemed required with respect to an undrawn revolving loan or delayed draw loan even if such Maintenance Covenant is only applicable while such revolving loan or delayed draw loan is funded.

“Coverage Tests”:  The Class A/B Coverage Tests and the Class C Coverage Tests.

“Covered Audit Adjustment”: The meaning specified in Section 7.16(s).

“CPO”:  A “commodity pool operator” as defined under the Commodity Exchange Act.

“Credit Amendment”:  The meaning specified in Section 12.4.

“Credit Improved Obligation”:  Any Collateral Obligation that, in the reasonable business judgment of the Investment Manager, in accordance with the Standard of Care, has significantly improved in credit quality after it was acquired by the Issuer, which judgment may (but need not) be based on one or more of the following facts:

(i)the Obligor in respect of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was originated or acquired by the Issuer;

(ii)the Obligor in respect of such Collateral Obligation since the date on which such Collateral Obligation was originated or acquired by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(iii)with respect to which one or more of the following criteria applies: (a) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Obligation was originated or acquired by the Issuer; (b) the proceeds from a sale of such Collateral Obligation would be at least 101% of its purchase price; (c) the price of such Collateral Obligation has changed during the period from the date on which it was originated or acquired by the Issuer to the proposed sale date by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Index plus 0.25% over the same period; or (d) the price of such Collateral Obligation changed during the period from the date on which it was originated or acquired by the Issuer to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in a nationally recognized loan index selected by the Investment Manager over the same period plus 0.50%.

“Credit Risk Obligation”:  A Collateral Obligation that is not a Defaulted Obligation but which has, in the Investment Manager’s reasonable business judgment applying the Standard of Care, a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Obligation.

“CTA”:  A “commodity trading adviser” as defined under the Commodity Exchange Act.

“Cumulative Deferred Senior Investment Management Fee”:  The meaning specified in the Investment Management Agreement.

“Cumulative Deferred Subordinated Investment Management Fee”:  The meaning specified in the Investment Management Agreement.

“Current Pay Obligation”:  A Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which all scheduled payments due and payable are paid in Cash and with respect to which the Investment Manager has certified to the Trustee (who shall forward a copy of such certification to the Collateral Administrator) in writing that it believes, in its reasonable business judgment in accordance with the Standard of Care, that the issuer or Obligor of such Collateral Obligation:  (a) will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation) thereon in Cash and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation) and principal payments due thereunder and any other court-authorized payments have been paid in cash when due and (c) for so long as S&P is the Rating Agency, the S&P Additional Current Pay Criteria are satisfied.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Eligible Investments, representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”:  The custodial account established pursuant to Section 10.3(b).

“Custodian”:  The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”:  Each date on or after the Closing Date on which either (a) a Collateral Obligation is transferred to the Issuer or (b) a Collateral Obligation is transferred by the Issuer.

“Debt”: Collectively, the Class A-L Loans and the Notes.

“Debt Interest Amount”:  The amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of Outstanding principal amount of such Class of Secured Debt.

“Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)to the payment, pro rata and pari passu based on amounts due, of accrued and unpaid interest (including, without limitation, any Defaulted Interest and any interest on Defaulted Interest) on the Class A Notes, the Class A-L Loans and (if a Conversion Option has been exercised) the Class A-L Notes until such amounts have been paid in full;

(ii)to the payment, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, of principal of the Class A Notes, the Class A-L Loans and (if a Conversion Option has been exercised) the Class A-L Notes, until the Class A Notes, the Class A-L Loans and the Class A-L Notes have been paid in full

(iii)to the payment of any accrued and unpaid interest (including, without limitation, any Defaulted Interest and any interest on Defaulted Interest) on the Class B Notes until such amounts have been paid in full;

(iv)to the payment of principal of the Class B Notes until such amounts have been paid in full;

(v)to the payment of (1) first, accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (2) second, any Deferred Interest on the Class C Notes until such amounts have been paid in full; and

(vi)to the payment of principal of the Class C Notes until such amounts have been paid in full.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Differential”: As of any date of determination, the rate calculated by subtracting the Scenario Default Rate at such time from the Adjusted Break-even Default Rate at such time.

“Default Rate Dispersion”: As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Global Ratings Weighted Average Rating Factor by (ii) the Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Defaulted Interest”:  Any interest due and payable in respect of any Class A Debt or Class B Notes or, if no Class A Debt or Class B Notes are Outstanding, in respect of the Controlling Class, which was not punctually paid on the applicable Payment Date or at its Stated Maturity and remains unpaid.

“Defaulted Obligation”:  Any Collateral Obligation, as to which:

(a)a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver thereof), after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto;

(b)the Issuer or the Investment Manager has received written notice or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Obligation (in each case, after passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor);

(c)except in the case of a DIP Collateral Obligation, the Obligor in respect of such Collateral Obligation has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed for a period of 60 consecutive days, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)such Collateral Obligation has an S&P Rating of “CC,” “C,” “D” or “SD” or had such a rating before such rating was withdrawn except in the case of a Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan) which is a DIP Collateral Obligation, such Collateral Obligation or the obligor in respect of such Collateral Obligation is rated “CC”, “D” or “SD” by S&P; provided that for purposes of this definition, with respect to a Collateral Obligation already owned by the Issuer whose S&P Rating is withdrawn, the S&P Rating shall be the last outstanding S&P Rating before the withdrawal; provided further that if, after such withdrawal, S&P subsequently provides an S&P Rating for such Collateral Obligation that is one or more subcategories higher or lower than the S&P Rating that was withdrawn, such Collateral Obligation shall have such higher or lower S&P Rating, as the case may be;

(e)the Issuer or the Investment Manager has received notice or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge that a Collateral Obligation has an S&P Rating of “CC,” “C,” “D” or “SD”, or had such rating before such rating was withdrawn;

(f)a default with respect to which the Issuer or the Investment Manager has received written notice, or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge, that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g)such Collateral Obligation is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;

(h)such Collateral Obligation is a Participation Interest in a loan or other debt security that would, if such loan or other debt security were a debt obligation, constitute a “Defaulted Obligation” under clause (b) above (a “Defaulted Participation Interest”);

(i)such Collateral Obligation is a Participation Interest (other than a Defaulted Participation Interest) (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (j)) or with respect to which the Selling Institution has an S&P Rating of “CC,” “C,” “D” or “SD” or had such rating before such rating was withdrawn;

(j)the Investment Manager has in accordance with the Standard of Care otherwise declared such Collateral Obligation to be a “Defaulted Obligation”; or

(k)any Collateral Obligation required to be treated as a Defaulted Obligation pursuant to Section 12.4;

provided that (1) Current Pay Obligations up to 7.5% of Total Capitalization shall be deemed not to be Defaulted Obligations pursuant to clauses (b), (c), (d), (e) and (i) above and (2) a Collateral Obligation that has become a Defaulted Obligation shall no longer constitute a

Defaulted Obligation upon the subsequent occurrence of each of the following conditions:  (x) the Obligor in respect of such Defaulted Obligation is current on all payments that are due and payable in respect of such Defaulted Obligation for a period of six consecutive months, (y) such Defaulted Obligation would qualify as a Collateral Obligation (disregarding for this purpose clause (iii) of the definition of “Collateral Obligation”) and would satisfy the Eligibility Criteria if originated or purchased at such time (and, for the avoidance of doubt, no longer falls within any of the foregoing clauses (a) through (i) at such time) and (z) the Issuer has obtained for such Defaulted Obligation, an updated S&P Rating of “CCC” or higher. The identity of each Defaulted Obligation will be included in each Monthly Report (with prior written notice from the Investment Manager to the Trustee and the Collateral Administrator of any Collateral Obligation becoming a Defaulted Obligation).

“Deferred Interest”:  With respect to the Deferred Interest Notes, the meaning specified in Section 2.7(a).

“Deferred Interest Notes”: The Class C Notes.

“Delayed Drawdown Collateral Obligation”:  A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”:  The taking of the following steps:

(i)in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)

causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and
(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and
(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and
(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and
(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)

causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)

causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,
(b)

if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)in the case of each general intangible (including any Participation Interest which is not represented by an Instrument),

(a)	causing the filing of a Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

In addition, the Investment Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Deemed Rated Obligation”: Any Collateral Obligation which does not have an S&P Rating (other than an S&P Rating determined pursuant to clause (iii)(C) of the definition thereof) and pending receipt of a credit estimate is deemed to have an S&P Rating (i) as determined by the Investment Manager or (ii) of “CCC-”, in each case pursuant to the procedures set forth in clause (iii)(C) of the definition of the term “S&P Rating”.

“Designated Principal Proceeds”:  The meaning specified in Section 10.2(a).

“Designated Unused Proceeds”:  The meaning specified in Section 10.3(c).

“Determination Date”:  The last day of each Collection Period.

“DIP Collateral Obligation”:  A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Law having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Law and fully secured by senior liens; provided that, any loan or financing facility made to a debtor-in-possession pursuant to any bankruptcy law (other than the United States Bankruptcy Code) must be affirmed under Chapter 15 of the United States Bankruptcy Code to constitute a DIP Collateral Obligation.

“Discount Obligation”:  Any Collateral Obligation that the Investment Manager determines:

(i)in the case of a Collateral Obligation that is a Senior Secured Loan, is acquired by the Issuer for a purchase price that is lower than 80% of the Principal Balance of such Collateral Obligation (or, if such interest has an S&P Rating below “CCC+” such interest is acquired by the Issuer for a purchase price of less than 85% of its Principal Balance); provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of the Principal Balance of such Collateral Obligation; or

(ii)in the case of any other Collateral Obligation, is acquired by the Issuer for a purchase price of lower than 75% of the Principal Balance of such Collateral Obligation (or, if such interest has an S&P Rating below “CCC+” such interest is acquired by the Issuer for a purchase price of less than 80% of its Principal Balance); provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85% of the Principal Balance of such Collateral Obligation;

provided that:

(x)any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Eligibility Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within fifteen Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its outstanding principal balance and (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and

(y)clause (x) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5.0% of the Total Capitalization consisting of Collateral Obligations to which such clause (x) has been applied or (B) the aggregate principal balance of all Collateral Obligations to which such clause (x) has been applied since the Closing Date being more than 7.5% of the Reinvestment Target Par Balance.

provided further that, if such interest is a Revolving Collateral Obligation, and there exists an outstanding non-revolving loan to its Obligor ranking pari passu with such Revolving Collateral Obligation and secured by substantially the same collateral as such Revolving Collateral Obligation (a “Related Term Loan”), in determining whether such Revolving Collateral Obligation is and continues to be a Discount Obligation, the price of the Related Term Loan, and not of the Revolving Collateral Obligation, shall be referenced.

“Distribution”:  Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Obligation or other Asset.

“Distribution Compliance Period”:  The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are initially offered to Persons other than the Placement Agent and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

“Distribution Report”:  The meaning specified in Section 10.8(b).

“Diversity Score”:  A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 3 hereto.

“Dollar” or “U.S.$”:  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”:  With respect to any issuer of, or Obligor with respect to, a Collateral Obligation:  (a) except as provided in clause (b) or (c) below, its country of organization; (b) if it is organized in an Approved Tax Jurisdiction, each of such jurisdiction and the country in which, in the Investment Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Investment Manager to be the source of the majority of revenues, if any, of such issuer or Obligor); or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“Drop Down Asset”: Any obligation issued or incurred by an Unrestricted Subsidiary secured by collateral that was transferred from an Obligor of any Collateral Obligation held by the Issuer (the “Subject Asset”).

“DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“Due Date”:  Each date on which a Distribution is due on a Collateral Obligation or other Asset, each in accordance with its terms.

“EBITDA”:  Earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Obligation, in the manner provided in the Underlying Instruments).

“Effective Date”:  The earlier to occur of (i) October 25, 2025 and (ii) the first date on which the Investment Manager certifies to the Trustee and the Collateral Administrator that the conditions set forth in Section 7.17 are satisfied.

“Effective Date Accountants’ Certificate”:  The meaning specified in Section 7.17.

“Effective Date Interest Condition”: A condition that will be satisfied if (a) Effective Date Ratings Confirmation has been obtained, (b) the sum of the deposits from the Ramp-Up Account and the Principal Collection Account applied as Designated Unused Proceeds and Designated Principal Proceeds does not exceed 1.0% of the Target Initial Par Amount and (c) the Target Initial Par Condition, each Concentration Limitation, each Collateral Quality Test (other than the S&P CDO Monitor Test) and each Coverage Test is satisfied prior to and after giving effect to such deposits.

“Effective Date Rating Agency Condition”: A condition that will be satisfied if (a) in connection with the Effective Date, an S&P CDO Monitor Election Date is designated by the Investment Manager, (b) the Investment Manager (on behalf of the Issuer) certifies to S&P that, as of the Effective Date, the S&P CDO Monitor Test and the Target Initial Par Condition are satisfied and (c) the Issuer causes the Collateral Administrator to make available to S&P (i) the Effective Date Report showing satisfaction of the S&P CDO Monitor Test and the Target Initial Par Condition and (ii) the Excel Default Model Input File.

“Effective Date Ratings Confirmation”: Confirmation from S&P of its Initial Rating of each Class of Secured Debt that it rated or satisfaction of the Effective Date Rating Agency Condition.

“Effective Date-Related Redemption”:  The meaning specified in Section 9.6.

“Effective Date-Related Redemption Amount”:  The meaning specified in Section 9.6.

“Effective Date-Related Redemption Date”:  The meaning specified in Section 9.6.

“Effective Date Report”:  The meaning specified in Section 7.17(b).

“Effective Date Specified Tested Items”:  The meaning specified in Section 7.17(c).

“Eligible Cov-Lite Loan”:  A Collateral Obligation that (i) is a Cov-Lite Loan and (ii) is a Senior Secured Loan.

“Eligible Index”: (i) With respect to each Collateral Obligation that is a Loan, one of the following indices: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or (ii) with respect to each Collateral Obligation that is not a Loan, one of the following indices: Merrill Lynch US High Yield Master II Constrained Index, Bloomberg ticker HUC0, Bloomberg ticker H0A0, Bloomberg ticker HW40, Credit Suisse High Yield Index; provided that the Investment Manager may change the index applicable to a Collateral Obligation at any time following the acquisition thereof (so long as the same index applies to all Collateral Obligations for which this definition applies) after giving notice to the Collateral Administrator.

“Eligible Investment Required Ratings”:  A rating of “A-1” or better (or, in the absence of a short-term credit rating, “AA-” or better) from S&P.

“Eligible Investments”:  Either (a) cash or (b) any Dollar investment that at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii)demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)commercial paper (excluding extendible commercial paper or asset backed commercial paper) which satisfies the Eligible Investment Required Ratings;

(iv)money market funds which have, at all times, credit ratings of “AAAm” by S&P; and

(v)Cash;

provided that (1) Eligible Investments shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) 60 days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee or any Affiliate of the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f,” “p,” “sf” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is the subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Investment Manager’s judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation, (h) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction (other than any withholding tax that may be imposed pursuant to FATCA) unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee acts as offeror or provides services and receives compensation. The Trustee shall not be responsible for determining or overseeing compliance with the foregoing.

“Eligibility Criteria”:  The criteria specified in Section 12.2(a).

“Enforcement Event”:  The meaning specified in Section 11.1(a)(iii).

“EOD Overcollateralization Ratio”:  As of any Measurement Date or other date of determination, the percentage derived from:

(a)the sum of (i) the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations), including, for the avoidance of doubt, any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, plus (ii) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding amounts on deposit in the Revolver Funding Account to the extent of the unfunded funding obligations under all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets on such date) representing Principal Proceeds plus (iii) any unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations) plus (iv) with respect to each Defaulted Obligation, the Market Value thereof; divided by

(b)the Aggregate Outstanding Amount on such date of the Class A Debt.

“Equity Security”:  Any security (including any Specified Equity Security, but excluding any Loss Mitigation Obligation) that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Restricted Secured Notes”:  As of the relevant time of determination, (i) the Class B Notes and Class C Notes and (ii) any Junior Mezzanine Notes if the Issuer (upon their issuance for U.S. federal income tax purposes), in each case, has not received an opinion in respect of such Notes from nationally recognized U.S. tax counsel experienced in such matters and reasonably acceptable to the Issuer to the effect that such Notes will be treated as debt for U.S. federal income tax purposes.

“ERISA Unrestricted Secured Notes”: Collectively, (i) the Class A Notes and the Class A-L Notes and (ii) as of the relevant time of determination, any Class B Notes, any Class C Notes or any Junior Mezzanine Notes, if such Notes are not ERISA Restricted Secured Notes as of such time. The Issuer shall notify the Trustee if any such Notes are no longer treated as ERISA Restricted Secured Notes.

“EU Connected Investor”: A Holder that is a counterparty to a trade or a Proposed Trade with an EU Institutional Investor in respect of the Debt.

“EU Due Diligence Requirements”: The due diligence requirements applicable to EU Institutional Investors pursuant to Article 5 of the EU Securitisation Regulation.

“EU Institutional Investor”: An “institutional investor” as defined in Article 2(12) of the EU Securitisation Regulation.

“EU Transparency Requirements”: The transparency requirements contained in Article 7 of the EU Securitisation Regulation, as may be amended during the life of this transaction resulting in the application of new simplified reporting templates.

“EU/UK Retention Holder”:  WhiteHorse Finance, Inc., in its capacity as retention holder for purposes of satisfying the retention requirement under the Risk Retention Letter.

“EU/UK Risk Retention Requirements”:  The risk retention requirements under Article 6 of the EU Securitisation Regulation and UK SECN 5.

“EU/UK Securitisation Regulations”: (a) Regulation (EU) 2017/2402 (as amended, the “EU Securitisation Regulation”) and (b) the framework for the regulation of securitization in the UK, as set out in (i) the Securitisation Regulations 2024 (SI 2024/102) (the “UK SR 2024”), (ii) the securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the UK (the “UK SECN”), (iii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “UK PRASR”) and (iv) relevant provisions of the Financial Services and Markets Act 2000, as applicable (in each case as amended, supplemented or replaced from time to time) (the “UK Securitisation Regulations”).

“Euroclear”:  Euroclear Bank S.A./N.V.

“Event of Default”:  The meaning specified in Section 5.1.

“Excel Default Model Input File”: A Microsoft Excel file that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied, including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), LoanX identification or LIN # (if any), name of Obligor, coupon, spread (if applicable), Reference Rate Floor Obligation (if applicable), legal final maturity date, average life, principal balance, identification as a Senior Secured Loan or a Second Lien Loan, whether it is a Cov-Lite Loan, settlement date, S&P Industry Classification and S&P Recovery Rate.

“Excess CCC Adjustment Amount”:  As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”:  The amount, as of any date of determination, equal to the greater of (a) zero and (b)(i) the Total Capitalization less (ii) the Reinvestment Target Par Balance.

“Exchange”: The meaning specified in Section 2.12(h)(i).

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended.

“Exchange Transaction”: Subject to the final two sentences of this definition, an exchange of an obligation which exchange meets the following criteria: (i) such exchange is of: (a) a Defaulted Obligation for (1) another Defaulted Obligation or (2) a Credit Risk Obligation; or (b) an Equity Security for another Equity Security of the same Obligor; (ii) in connection with such exchange, the Investment Manager has determined (in its commercially reasonable judgment) and certified to the Trustee as follows: (a) at the time of the exchange, the Received Obligation has a better likelihood of recovery than the obligation to be exchanged; (b) at the time of the exchange, the Received Obligation (unless such Received Obligation is an Equity Security) is no less senior in right of payment vis-à-vis the obligor of such obligation’s other outstanding indebtedness than the obligation to be exchanged vis-à-vis its obligor’s other outstanding indebtedness; (c) both immediately before and immediately after giving effect to such exchange, each of the Overcollateralization Ratio Tests is satisfied or, if any Overcollateralization Ratio Test was not satisfied prior to such exchange, the coverage ratio relating to such test will be at least as close to being satisfied immediately after giving effect to such exchange as it was immediately before giving effect to such exchange; and (d) since the Closing Date through immediately after giving effect to such exchange, not more than 7.5% of Total Capitalization consists of obligations received in an Exchange Transaction (based on (x) the aggregate of each Principal Balance of each Received Obligation (including the Received Obligation being obtained pursuant to such exchange), determined in each case as of the date of the Exchange Transaction pursuant to which the Issuer received such Received Obligation and (y) Total Capitalization). For purposes of the definition of “Principal Balance”, a Received Obligation acquired in accordance with clause (i)(a) above will be treated for all purposes under this Indenture as a Defaulted Obligation or a Credit Risk Obligation, as applicable, and a Received Obligation acquired in accordance with clause (i)(b) above will be treated as an Equity Security. For all purposes under this Indenture, the period for which the Issuer held the obligation being exchanged will be included when determining the holding period of the Received Obligation.

“Exposure Amount”:  With respect to any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the excess, if any, of (i) the maximum funding commitment of the Issuer over (ii) the outstanding principal balance of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Obligation shall be included in the calculation of the Exposure Amount only if the Issuer is at such time obligated to honor a request by the Obligor under such Defaulted Obligation to fund the Exposure Amount of such Defaulted Obligation.

“Fallback Rate”:  With respect to any Interest Determination Date, the rate (other than Term SOFR) for the Index Maturity that is the first alternative set forth in the following order that can be determined by the Investment Manager (i) for floating rate securities being issued in collateralized loan obligation transactions that have priced in the preceding three months, (ii) for the largest percentage of Floating Rate Obligations by par amount or (iii) recognized in the collateralized loan obligation market as comparable (with or without a credit spread adjustment) to the-then current Benchmark, in each case such rate as determined by the Investment Manager as of such Interest Determination Date, and notified to the Trustee and the Collateral Administrator).

“FATCA”:  Sections 1471 through 1474 of the Code and the Treasury Regulations (and any notices, guidance or official pronouncements) promulgated thereunder, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S. or non-U.S. law, rules, guidance notes or practices adopted implementing an intergovernmental agreement or approach thereto.

“Federal Reserve Board”:  The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: For any Payment Date, the sum of (a) the Aggregate Principal Balance of all Collateral Obligations (excluding any Defaulted Obligations), plus (b) the aggregate of (i) the S&P Recovery Amount of each Defaulted Obligation forming part of the Assets at such time multiplied by (ii) the principal balance thereof at such time, plus (c) the amount of all cash and Eligible Investments in the Collection Account and in the Revolver Funding Account (but excluding amounts on deposit in the Revolver Funding Account to the extent of the unfunded funding obligations under all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets on such date), in each case, constituting Principal Proceeds, plus (d) unpaid Principal Financed Accrued Interest with respect to any of the Collateral Obligations.

“Financial Asset”:  The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”:  The meaning specified in Section 9-102(a)(39) of the UCC.

“First Interest Period Reset Date”: August 25, 2025.

“First Lien Last-Out Loan”:  A Loan that would be a Senior Secured Loan but for the fact that, in the case of an event of default under the applicable Underlying Instrument, the lenders thereunder will be paid after one or more tranches of first lien loans (inclusive of any revolving loan commitments) funded under such Underlying Instrument (for which purposes an Obligor’s obligations in respect of its trade claims, accounts receivables, inventory, capitalized leases or similar obligations shall be deemed not to constitute such first lien loans) issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments. For purposes of this Indenture, a First Lien Last-Out Loan shall not constitute a Senior Secured Loan.

“First Look Right”:  The meaning specified in Section 5.19.

“Fixed Rate Debt”:  Any Class of Debt that bears a fixed rate of interest.

“Fixed Rate Obligation”:  Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Debt”:  Any Class of Debt that accrues interest at a floating rate of interest.

“Floating Rate Obligation”:  Any Collateral Obligation that bears a floating rate of interest.

“Flowthrough Entity”: A partnership, grantor trust or S corporation for U.S. federal income tax purposes (or an entity disregarded as separate from one of the foregoing).

“GAAP”:  The meaning specified in Section 6.3(j).

“Global Note”:  Any Global Secured Note.

“Global Secured Note”:  Any Regulation S Global Secured Note, Temporary Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Grant” or “Granted”:  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreement”:  Any interest rate swap, floor and/or cap agreements, including without limitation one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into in accordance with this Indenture.

“Hedge Counterparty”:  Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that either satisfies the Hedge Counterparty Rating Criteria or with respect to which the Rating Agency Condition has been satisfied and that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

“Hedge Counterparty Collateral Account”:  The account established pursuant to Section 10.3(d).

“Hedge Counterparty Rating Criteria”: In respect of a counterparty or entity guaranteeing the obligations of such counterparty, a S&P Long-Term Rating of “A” or higher; provided that if an interest Hedge Counterparty or guarantor ceases to meet the Hedge Counterparty Rating Criteria, within 30 Business Days after such failure to meet the Hedge Counterparty Rating Criteria, such interest Hedge Counterparty or guarantor must either (a) provide a guarantee acceptable to S&P from a guarantor rated “A” or higher or (b) assign its obligations under the interest Hedge Agreement to a counterparty that holds a rating of “A” or higher.

“Highest Ranking Class”:  The Controlling Class as of any date of determination.

“Holder” or “holder”:  With respect to any Class of Notes, the Person whose name appears in the Notes Register as the registered holder of such Notes and with respect to any Class A-L Loan, the Person whose name appears in the Loan Register as the registered holder of such Class A-L Loan; except where the context otherwise requires, “Holder” or “holder” will include the beneficial owner of such security.

“Incentive Investment Management Fee”:  The fee payable to the Investment Manager in accordance with the Priority of Payments in an amount set forth in an agreement between the holders of the Subordinated Notes and the Investment Manager (and acknowledged by the Trustee) as such agreement may be amended, amended and restated, supplemented or replaced from time to time.

“Incurrence Covenant”:  A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, drawing a revolver, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”:  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates. With respect to the Issuer, the Investment Manager or Affiliates of the Investment Manager, funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager shall not be Independent of the Issuer, the Investment Manager or Affiliates of the Investment Manager.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Investment Manager and their Affiliates.

“Index Maturity”:  A term of three months (except that for the period from the Closing Date to the First Interest Period Reset Date, the Benchmark will be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available).

“Industry Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Information”: S&P’s “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time) and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”:  The meaning specified in Section 14.17(a).

“Initial Rating”:  With respect to the Secured Debt, the rating indicated in Section 2.3.

“Institutional Accredited Investor”:  An Accredited Investor under clauses (1), (2), (3), (7), (8) or (9) of Rule 501(a) under the Securities Act.

“Institutional Investor”: An EU Institutional Investor and/or an UK Institutional Investor, as applicable.

“Instrument”:  The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”:  (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Debt is paid or made available for payment; provided that any interest-bearing notes issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance of such additional notes to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate. For purposes of determining the Interest Accrual Period for any Fixed Rate Debt, the Payment Dates referenced shall be deemed to be the dates set forth in the definition of “Payment Date” (irrespective of whether such day is a Business Day).

“Interest Collection Account”:  The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”:  For any designated Class or Classes of Secured Debt, as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, the percentage derived from the following equation:  (A – B) / C, where:

A = The Collateral Interest Amount as of such Measurement Date or other date of determination;

B = Amounts payable (or expected as of the Measurement Date or other date of determination to be payable) on the following Payment Date as set forth in clauses (A), (B) and (C) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that ranks senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Deferred Interest Notes) on such Payment Date.

“Interest Coverage Test”:  A test that is satisfied with respect to any Class or Classes of Secured Debt as of any date of determination on, or subsequent to, the Interest Coverage Test Effective Date if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Debt are no longer Outstanding.

“Interest Coverage Test Effective Date”:  The Determination Date occurring immediately prior to the second Payment Date after the Closing Date.

“Interest Determination Date”:  The second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Proceeds”:  With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Issuer during the related Collection Period, except for (A) those in connection with (1) the reduction of the par amount of the related Collateral Obligation or (2) the reduction of the interest rate of the related Collateral Obligation and (B) origination fees or amounts payable in respect of original issue discount of the related Collateral Obligation, in each case, as determined by the Investment Manager with notice to the Trustee and the Collateral Administrator;

(iv)commitment fees and other similar fees received by the Issuer during such Collection Period;

(v)any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by Section 10.3(e);

(vi)any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement (net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination) to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement;

(vii)any Principal Proceeds designated by the Investment Manager as Interest Proceeds in connection with any Refinancing of the Secured Debt in accordance with Section 9.2, up to the Excess Par Amount for payment on the Redemption Date of such Refinancing or the first Payment Date thereafter;

(viii)any Designated Principal Proceeds and any Designated Unused Proceeds; and

(ix)any proceeds not distributed pursuant to this Indenture so designated by the Investment Manager so long as (i) a Retention Deficiency has occurred or is reasonably likely to occur without such designation of proceeds as Interest Proceeds or (ii) the designation of proceeds is in an amount not to exceed an amount necessary to cure or prevent such a Retention Deficiency;

provided that

(A)any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation; and

(B)the Investment Manager (in its sole discretion exercised on or before the related Determination Date by notice to the Collateral Administrator) may classify any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of Loss Mitigation Obligations as Interest Proceeds or Principal Proceeds; provided that any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of any Loss Mitigation Obligation that was acquired in connection with a workout, restructuring or related scheme to mitigate losses with respect to a Defaulted Obligation or Credit Risk Obligation will constitute Principal Proceeds (and not Interest Proceeds) except that:

(i)

if only Principal Proceeds were used to acquire such Loss Mitigation Obligation and such Loss Mitigation Obligation relates to a Defaulted Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds only after the sum of the aggregate of all amounts received in respect of such Loss Mitigation Obligation plus the aggregate of all amounts received in respect of the related Defaulted Obligation is equal to sum of (x) the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation and (y)(I) the aggregate amount of Principal Proceeds used to acquire such Loss Mitigation Obligation or (II) in the case of a Loss Mitigation Qualified Obligation, the greater of

(x) the Principal Proceeds applied to acquire such Loss Mitigation Qualified Obligation and (y) the lower of (I) the Market Value of such Loss Mitigation Qualified Obligation and (II) the S&P Recovery Amount of such Loss Mitigation Qualified Obligation;

(ii)

if only Principal Proceeds were used to acquire such Loss Mitigation Obligation and such Loss Mitigation Obligation relates to a Credit Risk Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds only after the sum of the aggregate of all amounts received in respect of such Loss Mitigation Obligation plus the aggregate of all amounts received in respect of the related Credit Risk Obligation is equal to the sum of (x) the outstanding Principal Balance of such Collateral Obligation when it became a Credit Risk Obligation and (y)(I) the aggregate amount of Principal Proceeds used to acquire such Loss Mitigation Obligation or (II) in the case of a Loss Mitigation Qualified Obligation, the greater of the Principal Proceeds applied to acquire such Loss Mitigation Qualified Obligation and the S&P Recovery Amount of such Loss Mitigation Qualified Obligation;

(iii)

if only Interest Proceeds were used to acquire such Loss Mitigation Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds; provided that any amounts received in respect of any Loss Mitigation Qualified Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all amounts received in respect of such Loss Mitigation Qualified Obligation equals the lower of (x) the Market Value of such Loss Mitigation Qualified Obligation and (y) the S&P Recovery Amount of such Loss Mitigation Qualified Obligation;

(iv)

if the available amounts in the Permitted Use Account were used to acquire such Loss Mitigation Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds; provided that any amounts received in respect of any Loss Mitigation Qualified

Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all amounts received in respect of such Loss Mitigation Qualified Obligation equals the S&P Recovery Amount of such Loss Mitigation Qualified Obligation;

(v)

to the extent any combination of all available amounts in the Permitted Use Account, Interest Proceeds and Principal Proceeds were applied to acquire such Loss Mitigation Obligation, after amounts received in respect thereof equal at least the amount of (x) Principal Proceeds applied to acquire such Loss Mitigation Obligation or (y) in the case of a Loss Mitigation Qualified Obligation, the greater of the Principal Proceeds applied to acquire such Loss Mitigation Qualified Obligation and the S&P Recovery Amount of such Loss Mitigation Qualified Obligation, the Investment Manager shall ensure compliance with this clause (B) on a pro rata basis to the extent practicable (in its commercially reasonable discretion); provided that the amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to this Indenture with notice to the Collateral Administrator; and

(C)the Investment Manager (in its sole discretion exercised on or before the related Determination Date) may classify any and all recoveries received in respect of any Equity Security that was received in exchange for a Defaulted Obligation that is not a Loss Mitigation Obligation (including, for the avoidance of doubt, by way of the exercise of a warrant or other right to acquire securities held in the Assets) as Interest Proceeds or Principal Proceeds, except that all such recoveries shall be treated as Principal Proceeds (and not Interest Proceeds) unless the aggregate of all recoveries in respect of such Equity Security equals or exceeds the outstanding principal balance of the Collateral Obligation, at the time it became a Defaulted Obligation.

Notwithstanding the foregoing, the Investment Manager may designate in its discretion (to be exercised on or before the related Determination Date) that any portion of Interest Proceeds in a Collection Period be deemed to be Principal Proceeds; provided that after giving effect to such designation (x) the Interest Coverage Test with respect to the Class A Debt and the Class B Notes will be satisfied on a pro forma basis as of the Determination Date related to the next succeeding Payment Date and (y) no interest will be deferred on any Class of Secured Debt on the next succeeding Payment Date.

“Interest Rate”:  With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period, which rate shall be equal to the rate specified in Section 2.3; provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date and any interest which accrued during such Interest Accrual Period prior to such Re-Pricing Date shall remain due and payable at the Interest Rate applicable for such Interest Accrual Period prior to such Re-Pricing Date.

“Intermediary”:  Any agent or broker through which a Holder purchases its Debt, or any nominee or other entity through which a Holder holds its Debt.

“Intervening Event”: With respect to any Trading Plan, the prepayment of any Collateral Obligation included in such Trading Plan or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Eligibility Criteria, in each case to the extent beyond the Issuer’s or the Investment Manager’s control, so long as no other Collateral Obligation (or the obligor thereof) included in such Trading Plan had any change in any characteristic relevant to any Eligibility Criteria since the first day of the related Trading Plan Period.

“Investment Advisers Act”:  The Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act”:  The Investment Company Act of 1940, as amended from time to time.

“Investment Management Agreement”:  The agreement dated as of the Closing Date, between the Issuer and the Investment Manager relating to the management of the Collateral Obligations and the other Assets by the Investment Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof.

“Investment Management Fee”:  The Senior Investment Management Fee, the Subordinated Investment Management Fee and the Incentive Investment Management Fee.

“Investment Manager”:  H.I.G. Capital, LLC, until a successor Person shall have become the Investment Manager pursuant to the provisions of the Investment Management Agreement, and thereafter “Investment Manager” shall mean such successor Person.

“Investment Manager Debt”:  As of any date of determination, all Debt held on such date by (1) the Investment Manager, (2) any Affiliate of the Investment Manager or (3) any account, fund, client or portfolio managed or advised on a discretionary basis by the Investment Manager or any of its Affiliates (other than any such account, fund or client whose voting rights with respect to such Debt and the matter in question are exercised by or subject to the approval of the account, fund or client or the beneficiary thereof and not solely at the direction of or by the Investment Manager or its Affiliates).

“Investor Information Service”:  Initially, each of Intex Solutions, Inc. and Bloomberg Finance L.P. and thereafter any third party vendor that compiles and provides access to information regarding CLO transactions and is selected by the Investment Manager to receive copies of the Monthly Report and Distribution Report.

“Investor Reports”: The ongoing quarterly investor reports required under Article 7(1)(e) of the EU Securitisation Regulation and the Article 7 Technical Standards applicable thereto.

“IRS”:  United States Internal Revenue Service.

“Issuer”:  The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”:  A written order, request or direction (which may be a standing order, request or direction) dated and signed in the name of the Issuer or by an Authorized Officer of the Issuer, or by the Investment Manager by an Authorized Officer thereof, on behalf of the Issuer; provided that for purposes of Section 10.9 and Article XII and the release, sale or acquisition of any Assets thereunder, “Issuer Order” or “Issuer Request” shall mean delivery to the Trustee on behalf of the Issuer or the Investment Manager on its behalf, by email or otherwise in writing, of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” messages or similar electronic communication or language, all of which shall constitute and be deemed to be a direction and certification by the Issuer and the Investment Manager that the transaction is in compliance with and satisfies all applicable provisions of Section 10.9 and Article XII of this Indenture. The Trustee may conclusively rely on SWIFT transmissions to release payments as instructed, subject to any verification of information as requested by the Trustee, including the call back process to an individual designated by the Issuer or the Investment Manager as authorized to provide such verification.  The Trustee may also request, and the Issuer or the Investment Manager will provide, an additional signed direction (whether by manual, PDF or other electronic signature) in order for the Trustee to make such payment in connection with any SWIFT transmission.

“Junior Class”:  With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

“Junior Mezzanine Notes”:  The meaning specified in Section 2.13(a).

“Loan”:  Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Agent”: The Bank of New York Mellon Trust Company, National Association, in its capacity as loan agent under the Class A-L Loan Agreement, and any successor thereto.

“Loan Register”: The register of Holders of the Class A-L Loans maintained by the Loan Agent pursuant to the Class A-L Loan Agreement and provided to the Trustee.

“Loan Registrar”: The Bank of New York Mellon Trust Company, National Association, or such other entity as is appointed for the purpose of registering the Class A-L Loans and transfers of such Class A-L Loans with respect to the Loan Register maintained in the United States.

“Loan Reports”: The ongoing quarterly portfolio level disclosure required under Article 7(1)(a) of the EU Securitisation Regulation and the Article 7 RTS applicable thereto.

“Loss Mitigation Obligation”:  An obligation (including any Loss Mitigation Qualified Obligation) purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which obligation in the Investment Manager’s judgment exercised in accordance with the Investment Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable; provided that on any Business Day as of which such Loss Mitigation Obligation satisfies all of the criteria for acquisition by the Issuer (including, for the avoidance of doubt, the definition of “Collateral Obligation,” without giving effect to any applicable carveouts for Loss Mitigation Obligations utilized upon the initial acquisition of such Loss Mitigation Obligation set forth therein), the Investment Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Loss Mitigation Obligation as a “Collateral Obligation”. For the avoidance of doubt, any Loss Mitigation Obligation designated as a Collateral Obligation in accordance with the terms of this definition shall constitute a Collateral Obligation (and not a Loss Mitigation Obligation) for all purposes herein (including calculations required to be made pursuant to this Indenture), in each case, following such designation.

“Loss Mitigation Qualified Obligation”:  A Loss Mitigation Obligation that (A) meets the requirements of the definition of Collateral Obligation (other than clauses (iii), (v) (solely with respect to not being a Credit Risk Obligation), (ix)(a) (so long as such Offer is in an amount equal to the principal balance thereof plus any accrued interest thereon), (xi), (xii)(b), (xv) and (xix) thereof) as determined by the Investment Manager, (B) ranks in right of payment no more junior than the related Defaulted Obligation or Credit Risk Obligation, and (C) is issued by the same (or an affiliated or related) Obligor as the Obligor on the related Defaulted Obligation or Credit Risk Obligation.

“Maintenance Covenant”:  A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, that exists regardless of whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.

“Majority”:  With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes.

“Mandatory Redemption”:  The meaning specified in Section 9.1.

“Mandatory Tender”:  The meaning specified in Section 9.7(b)(iv).

“Margin Stock”:  “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”:  As of any date of determination, with respect to any loans or other assets, the amount (determined by the Issuer or the Investment Manager in accordance with the Standard of Care) equal to the product of the principal amount thereof and the price (excluding, in the case of Senior Secured Bonds, any accrued and unpaid interest thereon) determined in the following manner:

(a)the bid-side quote determined by any of (x) in the case of a Loan only, Loan Pricing Corporation, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or (y) in the case of a Bond only, Interactive Data Corporation or, in either case, any other nationally recognized loan or bond pricing service selected in good faith by the Issuer or the Investment Manager with notice to the Holders of the Debt;

(b)if such quote described in clause (a) is not available:

(i)the average of the bid-side quotes determined by three independent SEC registered broker-dealers active in the trading of such asset;

(ii)if only two such bids can be obtained, the lower of such two bids; or

(iii)if only one such bid can be obtained, such bid;

provided that a bid provided pursuant to this clause (b) shall not be from any of the Issuer, the Investment Manager or any Affiliate of any thereof;

(c)if the Market Value of an asset cannot be determined in accordance with clause (a) or (b) above, then the Market Value shall be the Appraised Value; provided that (i) the Appraised Value of such Collateral Obligation has been obtained or updated within the immediately preceding three months, (ii) if the Appraised Value of a Collateral Obligation is determined pursuant to clause (B) of the definition of “Appraised Value,” the Market Value of such Collateral Obligation shall not exceed the aggregate principal amount thereof (or the portion thereof held by the Issuer) and (iii) if the Appraised Value has been requested but has not yet been received, for assets representing an aggregate of up to 2.5% of the Total Capitalization, the Market Value determined by the Investment Manager (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the Standard of Care, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided further that the Market Value of any such asset may not be determined in accordance with this clause (c)(iii) for more than 45 days; or

(d)if such quote or bid described in clause (a), (b) or (c) is not available, then the Market Value of such Collateral Obligation shall be the lower of (i) the S&P Recovery Rate multiplied by the Principal Balance of such Collateral Obligation and (ii) if any, the Market Value determined by the Investment Manager (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the

Standard of Care, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that if such Collateral Obligation has a public rating from S&P, the Market Value of such Collateral Obligation for such 45 day period shall be the lower of (A) the bid side market value thereof as reasonably determined by the Investment Manager consistent with the Standard of Care and certified by the Investment Manager to the Trustee and (B) the higher of (x) 70% and (y) the applicable S&P Recovery Rate, and, following such 45-day period, the Market Value of such Collateral Obligation shall be zero; provided further that if the Investment Manager is not a registered investment adviser under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (d) for more than 45 days; or

(e)if the Market Value of an asset cannot be determined in accordance with clause (a), (b), (c) or (d) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b), (c) or (d) above.

“Master Participation Agreement”: That certain Master Participation Agreement, dated as of the Closing Date, between the Transferor, as seller, and the Issuer, as buyer.

“Material Adverse Effect”:  With respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of this Indenture, the Investment Management Agreement or the Issuer’s limited liability company agreement or (c) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligations.

“Maturity”:  With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”:  With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Weighted Average Life Test”:  A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than or equal to the value than the relevant “Maximum Weighted Average Life” specified in the table below for the Closing Date (if such date of determination occurs before the first Payment Date) or the Payment Date immediately preceding such date of determination:

Date	Maximum Weighted Average Life
Closing Date	8.00
Payment Date in November 2025	7.54
Payment Date in February 2026	7.29
Payment Date in May 2026	7.05
Payment Date in August 2026	6.80
Payment Date in November 2026	6.55
Payment Date in February 2027	6.30
Payment Date in May 2027	6.06
Payment Date in August 2027	5.81
Payment Date in November 2027	5.56
Payment Date in February 2028	5.31
Payment Date in May 2028	5.06
Payment Date in August 2028	4.81
Payment Date in November 2028	4.56
Payment Date in February 2029	4.31
Payment Date in May 2029	4.07
Payment Date in August 2029	3.82
Payment Date in November 2029	3.57
Payment Date in February 2030	3.32
Payment Date in May 2030	3.08
Payment Date in August 2030	2.83
Payment Date in November 2030	2.58
Payment Date in February 2031	2.33
Payment Date in May 2031	2.09
Payment Date in August 2031	1.84
Payment Date in November 2031	1.59
Payment Date in February 2032	1.34
Payment Date in May 2032	1.09
Payment Date in August 2032	0.84
Payment Date in November 2032	0.59
Payment Date in February 2033	0.34
Payment Date in May 2033	0.10
Payment Date in August 2033 and thereafter	0.00

“Measurement Date”:  (i) Any day on which a purchase or origination of a Collateral Obligation occurs, (ii) any day on which a purchase of a Loss Mitigation Obligation or a Specified Equity Security with Principal Proceeds occurs, (iii) any Determination Date, (iv) the date as of which the information in any Monthly Report is calculated, (v) with five Business Days prior written notice to the Trustee and the Collateral Administrator, any Business Day requested by the Rating Agency and (vi) the Effective Date.

“Minimum Issuance Size”: With respect to any obligation as of any date of determination, the total potential indebtedness of the related Obligor under all of its loan agreements, indentures and other Underlying Instruments.

“Minimum Weighted Average Coupon”: 6.50%.

“Minimum Weighted Average Fixed Rate Coupon Test”:  A test that will be satisfied on any date of determination on and after the Determination Date immediately preceding the first Payment Date if the Weighted Average Fixed Rate Coupon equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average Floating Spread Test”: A test that will be applicable at any time on or after the S&P CDO Monitor Election Date and will be satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the S&P Minimum Weighted Average Floating Spread selected by the Investment Manager in connection with the S&P CDO Monitor Test.

“Minimum Weighted Average S&P Recovery Rate Test”:  The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate is greater than or equal to 30% or the S&P Minimum Weighted Average Recovery Rate selected by the Investment Manager in connection with the S&P CDO Monitor Test.

“Money”:  The meaning specified in Section 1-201(24) of the UCC.

“Monitor Principal Amount”: As of any date of determination, an amount equal to the sum, without duplication, of the following: (a) the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations), plus (b) the aggregate amount of funds on deposit in the Collection Account and the Revolver Funding Account, including Eligible Investments, constituting Principal Proceeds, plus (c)(i) for each Defaulted Obligation that has been a Defaulted Obligation for less than three years, the lower of (A) an amount equal to the Market Value at such time of such Defaulted Obligation and (B) the S&P Recovery Rate multiplied by the principal balance thereof at such time and (ii) for any Defaulted Obligation which has been a Defaulted Obligation for three years or more, zero. Any Collateral Obligation that, as a result of any exchange thereof or amendment, waiver or supplement thereto, ceases to qualify as a Collateral Obligation, will thereafter have a value equal to zero when calculating the Monitor Principal Amount for so long as it remains unqualified to be a Collateral Obligation by the terms of this Indenture.

“Monthly Report”:  The meaning specified in Section 10.8(a).

“Monthly Report Determination Date”:  The meaning specified in Section 10.8(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Net Aggregate Exposure Amount”:  The excess of the aggregate of the Exposure Amounts of the Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations over the amount of Principal Proceeds in the Revolver Funding Account.

“Net Purchased Loan Balance”:  As of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral Obligations conveyed by the Transferor to the Issuer pursuant to the Master Participation Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations minus (b) the Aggregate Principal Balance of all Collateral Obligations purchased or substituted by the Transferor prior to such date of determination.

“Non-Accepting Holder”:  The meaning specified in Section 9.7(b)(iii).

“Non-Call Period”:  The period from the Closing Date to and excluding June 10, 2027.

“Non-Permitted ERISA Holder”:  The meaning specified in Section 2.11(d).

“Non-Permitted Holder”:  The meaning specified in Section 2.11(b).

“Noteholder”: With respect to any Notes, the Holder of such Notes as specified in the Notes Register.

“Notes”:  Collectively, the Class A Notes, the Class A-L Notes, the Class B Notes, the Class C Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3) together with any additional Notes issued pursuant to and in accordance with this Indenture.

“Notes Register” and “Notes Registrar”:  The respective meanings specified in Section 2.5(a).

“NRSRO”:  Any nationally recognized statistical rating organization, other than the Rating Agency.

“NRSRO Certification”:  A certification executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”:  With respect to a Collateral Obligation, the person who is obligated to repay such Collateral Obligation (including, if applicable, a guarantor thereof), and whose assets are principally relied upon by the Issuer at the time such Collateral Obligation was originated or purchased by the Issuer as the source of repayment of such Collateral Obligation.

“Obligor Diversity Measure”:  As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“OFAC”: The meaning specified in Section 7.22.

“Offer”:  The meaning specified in Section 10.9(c), provided that for the purposes of clause (ix) of the definition of “Collateral Obligation,” “Offer” shall mean, with respect to any security or obligation, any offer by the issuer of such security or obligation or by any other Person made to all of the holders of such security or obligation to purchase or otherwise acquire such security or obligation (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security or obligation into or for Cash, securities or any other type of consideration.

“Offering”:  The offering of any Notes pursuant to the Offering Circular.

“Offering Circular”:  The offering circular relating to the offer and sale of the Notes dated June 7, 2025, including any supplements thereto.

“Officer”:  With respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

“offshore transaction”:  The meaning specified in Regulation S.

“Opinion of Counsel”:  A written opinion addressed to the Trustee and, if required by the terms hereof, the Rating Agency then rating a Class of the Secured Debt, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency then rating a Class of the Secured Debt), of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency then rating a Class of the Secured Debt) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency then rating a Class of the Secured Debt) shall be entitled to rely thereon.

“Optional Redemption”:  A redemption or repayment, as applicable of Debt in accordance with Section 9.2.

“Original Lender Collateral Obligations”: Collateral Obligations in respect of which the EU/UK Retention Holder, itself or through related entities (including the Transferor), concluded the original agreements which created the assets meeting the criteria for Collateral Obligations selected by the Investment Manager and giving rise to the exposures being securitized.

“Original Lender Requirement”: On any date of determination, the condition that the Aggregate Principal Balance of all Original Lender Collateral Obligations held by the Issuer as at such date divided by the Aggregate Principal Balance of all Collateral Obligations and Eligible Investments included in the Assets as of such date is greater than 50 percent (as determined by the Collateral Administrator and agreed with the EU/UK Retention Holder).

“Other Plan Law”:  Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”:  With respect to the Debt or the Debt of any specified Class, as of any date of determination, all of the Debt or all of the Debt of such Class, as the case may be, theretofore authenticated and delivered under this Indenture (or, with respect to the Class A-L Loans, incurred under the Class A-L Loan Agreement), except:

(i)Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation in accordance with the terms of Section 2.9 or registered in the Notes Register on the date that the Trustee provides notice to the Holders that this Indenture has been discharged in accordance with Article IV and Class A-L Loans that are prepaid, repaid or converted in accordance with the Class A-L Loan Agreement;

(ii)Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(ii) or the Class A-L Loan Agreement, as applicable; provided that if such Debt or portions thereof are to be redeemed or repaid, notice of such redemption or repayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC);

(iv)Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

(v)Class A-L Loans repaid or redeemed pursuant to the terms of the Class A-L Loan Agreement.

In determining whether the Holders of the requisite Aggregate Outstanding Amount of the Debt have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) any Classes of Debt owned by the Issuer (or, only in the case of (x) a vote on the removal of the Investment Manager for “Cause” (as defined in the Investment Management Agreement)); or (y) a waiver of an event constituting “Cause” under the Investment Management Agreement as a basis for termination of the Investment Management Agreement or removal of the Investment Manager thereunder, the Investment Manager Debt shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or the Loan Agent, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee or the Loan Agent, as applicable, has actual knowledge to be so owned shall be so disregarded and (b) Debt so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee or the Loan Agent, as applicable, the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”:  With respect to any specified Class or Classes of the Secured Debt as of any Measurement Date or other date of determination, the percentage derived from:  (i) the Principal Collateralization Amount on such date, divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Debt of such Class or Classes, each Priority Class of Secured Debt and each Pari Passu Class of Secured Debt (including, to the extent applicable, any accrued Deferred Interest of such Class that remains unpaid).

“Overcollateralization Ratio Test”:  A test that is satisfied with respect to any Class or Classes of Debt as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Debt are no longer Outstanding.

“Pari Passu Class”:  With respect to any specified Class of Debt, each Class of Debt that ranks pari passu to such Class, as indicated in Section 2.3.

“Partial PIK Loan”: Any loan that by its terms permits the deferral or capitalization of accrued and unpaid interest and that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the applicable Underlying Instrument results in such loan having an effective rate of current interest paid in cash on such day of not less than (a) in the case of a Fixed Rate Obligation, 4.0% per annum or (b) otherwise, 3.0% per annum over the applicable index rate. For the avoidance of doubt, if the Obligor under a loan described above fails to make a required cash interest payment thereunder and such failure continues longer than the grace period set forth for such payment in clause (a) of the definition of “Defaulted Obligation”, such loan shall be considered a Defaulted Obligation.

“Participation Interest”:  A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria:  (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Partner”: Each Holder of the Subordinated Notes (and any interest therein) or any other person treated as a “partner” of the Issuer within the meaning of Subchapter K of the Code.

“Partnership Representative”: A “partnership representative” within the meaning of Section 6223 of the Code.

“Partnership Tax Audit Rules”: Sections 6221 through 6241 of the Code, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Passing Report”:  The meaning specified in Section 7.17(c).

“Paying Agent”:  Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”:  The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”:  The 25th day of February, May, August and November of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in November 2025, except that (x) “Payment Date” shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 and (y) the final Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Payment Date in May 2037 (or, if such day is not a Business Day, the next succeeding Business Day); provided that following the redemption or repayment in full of the Secured Debt of each Class, Holders of the Subordinated Notes may receive payments (including in respect of an Optional Redemption of the Subordinated Notes) on any dates designated by a Majority of the Subordinated Notes (with the consent of the Investment Manager) (which dates may or may not be the dates stated above) upon eight Business Days’ prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee will promptly forward to the Holders of the Subordinated Notes) and such dates will constitute “Payment Dates.”

“PBGC”:  The United States Pension Benefit Guaranty Corporation.

“Permanent Regulation S Global Secured Note”:  The meaning specified in Section 2.2(b)(i).

“Permitted Liens”:  (a) Liens in favor of the Trustee for the benefit of the Secured Parties granted pursuant to this Indenture and any other Transaction Document; (b) liens for Taxes or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor); and (c) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which interests would not have a Material Adverse Effect.

“Permitted Maturity Obligation”:  A Loan that (i) meets the definition of “Collateral Obligation” other than clause (xii)(b) thereof and matures after the earliest Stated Maturity (but no later than three years following such Stated Maturity) of the Debt and (ii) is received as or in connection with a Loss Mitigation Obligation or otherwise subject to a maturity amendment.

“Permitted Non-Loan Assets”:  Senior Secured Bonds and Senior Secured Floating Rate Notes.

“Permitted Offer”:  An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Investment Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”:  With respect to (a) the proceeds of an additional issuance of additional Subordinated Notes and/or Junior Mezzanine Notes designated for a Permitted Use or (b) any Contribution received into the Permitted Use Account, any of the following uses will constitute a “Permitted Use”:  (i) except with respect to any Contribution deposited into the Permitted Use Account, the transfer of the applicable portion of such amount to the Interest Collection Account for application as Interest Proceeds (so long as such a transfer does not cause a Retention Deficiency); (ii) the transfer of the applicable portion of such amount to the Principal Collection Account for application as Principal Proceeds; (iii) to designate such amount as Refinancing Proceeds for use in connection with a Refinancing; (iv) the transfer of the applicable portion of such amount to pay any costs or expenses associated with a Refinancing, a Re-Pricing or an additional issuance or incurrence of Debt; (v) the purchase of Collateral Obligations, Loss Mitigation Obligations or Specified Equity Securities and (vi) subject to the limitation described in clause (i) above, for any other use of funds permitted under this Indenture, in each case subject to the limitations set forth therein; provided that once funds in the Permitted Use Account have been designated as Principal Proceeds, such designation may not be changed.

“Permitted Use Account”:  The meaning specified in Section 10.3(e).

“Person”:  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“PIK Loan”:  A Loan that permits deferral and/or capitalization of any interest or other periodic distribution otherwise due.

“Placement Agent”:  J.P. Morgan Securities LLC, in its capacity as Placement Agent under the Placement Agreement in respect of certain of the Notes.

“Placement Agreement”:  The Placement Agency Agreement dated as of June 10, 2025 by and among the Issuer and the Placement Agent, as amended from time to time.

“Portfolio Company”:  Any company that, at the time the related Collateral Obligation is acquired by the Issuer, is controlled by the Investment Manager; where “control” means ownership of more than 50% of the securities having ordinary voting power.

“Posting”:  The forwarding by the Collateral Administrator of emails received at the Rule 17g-5 Address to the 17g-5 Website.

“Principal Balance”:  Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Loss Mitigation Qualified Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation or Loss Mitigation Qualified Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation (in each case, excluding any capitalized interest) or Loss Mitigation Qualified Obligation, plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Loss Mitigation Qualified Obligation; provided that (i) for purposes of calculating the Overcollateralization Ratio, Monitor Principal Amount, Fee Basis Amount, Target Initial Par Condition and Total Capitalization, in each case, the Principal Balance of any Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Loss Mitigation Qualified Obligation shall include all undrawn commitments with respect to such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Loss Mitigation Qualified Obligation, (ii)(x) for the purposes of calculating compliance with the limit for the Aggregate Principal Balance for Loss Mitigation Obligations (other than Loss Mitigation Qualified Obligations) under Section 12.2(b), the Principal Balance in respect of any Loss Mitigation Obligation shall be deemed to be the outstanding principal amount thereof due and payable at its maturity and (y) (1) for all other purposes, the Principal Balance of any Loss Mitigation Obligation that is not a Loss Mitigation Qualified Obligation shall be deemed zero and (2) the Principal Balance of any Loss Mitigation Qualified Obligation shall be its S&P Recovery Amount, (iii) for all purposes (other than the calculation of the Retention Basis Amount and whether a Retention Deficiency has occurred), the Principal Balance of any Equity Security (including any Specified Equity Security) or interest only strip shall be deemed to be zero and (iv) for all purposes, the Principal Balance of any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero. For purposes of determining the Retention Basis Amount and whether a Retention Deficiency has occurred, the Principal Balance of any Asset shall be its Principal Balance in each case without any adjustments for acquisition price or the application of haircuts or other adjustments.

“Principal Collateralization Amount”:  As of any date, an amount equal to the sum, without duplication, of the following:

(a)the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations, Discount Obligations, Loss Mitigation Obligations, Loss

Mitigation Qualified Obligations, PIK Loans, Permitted Maturity Obligations and Closing Date Participation Interests (each as to which the applicable rule below shall apply)), plus

(b)the aggregate amount of funds on deposit in the Collection Account and the Revolver Funding Account, including Eligible Investments, constituting Principal Proceeds, plus

(c)with respect to each Defaulted Obligation that has been a Defaulted Obligation for less than three years, the lower of (i) the Market Value of such Defaulted Obligation as of the relevant Measurement Date and (ii) the S&P Recovery Amount of such Defaulted Obligation as of the relevant Measurement Date, plus

(d)for each Discount Obligation, its purchase price, plus

(e)with respect to each Loss Mitigation Qualified Obligation, the lower of (i) the Market Value of such Loss Mitigation Qualified Obligation as of the relevant Measurement Date and (ii) the S&P Recovery Amount of such Loss Mitigation Qualified Obligation as of the relevant Measurement Date, minus

(f)the Excess CCC Adjustment Amount; plus

(g)with respect to each Loss Mitigation Obligation that is not a Loss Mitigation Qualified Obligation, zero; plus

(h)with respect to each Permitted Maturity Obligation and any Collateral Obligations subject to a Maturity Amendment, the lower of (i) Market Value and (ii) the product of (1) the Principal Balance of such Permitted Maturity Obligation or Collateral Obligation subject to a Maturity Amendment and (2) if the stated maturity thereof is (w)  within one year after the earliest Stated Maturity of the Debt, 90%, (x) more than one year but less than or equal to two years after the earliest Stated Maturity of the Debt, 80%, (y) more than two years but less than or equal to three years after the earliest Stated Maturity of the Debt, 70% and (z) for more than three years after the earliest Stated Maturity of the Debt, 0%, plus

(i)with respect to a PIK Loan that is not a Partial PIK Loan, the lower of (i) the Market Value of such PIK Loan and (ii) the product of the Principal Balance of such PIK Loan and the S&P Recovery Rate of such PIK Loan, plus

(j)with respect to each Closing Date Participation Interest not elevated to an assigned loan after 90 days following the Closing Date, the S&P Recovery Amount;

provided that (i) with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Loss Mitigation Obligation, Loss Mitigation Qualified Obligation, PIK Loan, Permitted Maturity Obligation, Closing Date Participation Interest or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Principal Collateralization Amount on any date of determination and (ii) the Principal Collateralization Amount for any Defaulted Obligation which has been a Defaulted Obligation for more than three years will be zero.

“Principal Collection Account”:  The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”:  With respect to (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date if purchased with Principal Proceeds, purchased with the proceeds of the Debt or proceeds contributed to the Issuer, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

“Principal Proceeds”:  With respect to any Collection Period or Determination Date, (i) all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and (ii) any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture, including any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 10.5.

“Priority Class”:  With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”:  The meaning specified in Section 11.1(a).

“Priority Termination Event”:  The meaning specified in the relevant Hedge Agreement, which may include, without limitation, the occurrence of (i) the Issuer’s failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii) the liquidation of the Assets due to an Event of Default under this Indenture or (iv) a change in law after the Closing Date which makes it unlawful for either the Issuer or a Hedge Counterparty to perform its obligations under a Hedge Agreement.

“Privacy Notice”:  The meaning specified in Section 2.5(k)(xv).

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent”:  The meaning specified in Section 7.2.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, origination, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Proposed Trade”: An expected transaction between a Holder and an EU Institutional Investor in respect of which (i) key terms relating to the pricing and tenor of such expected transaction are agreed, (ii) the negotiation of related legal documentation, if applicable, has commenced and (iii) the Holder believes, acting in good faith, that the expected transaction will close.

“QEF”: The meaning specified in Section 2.12(a).

“QIB/QP”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt is both (i) a Qualified Institutional Buyer and (ii) either (x) a Qualified Purchaser or (y) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser.

“Qualified Institutional Buyer”:  The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”:  The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.

“Ramp-Up Account”:  The ramp-up account established pursuant to Section 10.3(c).

“Rating Agency”: S&P or, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Investment Manager on behalf of the Issuer). If at any time S&P ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Indenture shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency published ratings for the type of obligation in respect of which such replacement rating agency is used.

“Rating Agency Condition”:  With respect to any event or any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on S&P’s website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Debt will occur as a result of such event or action; provided that the Rating Agency Condition will be deemed to be satisfied if (i) no Class of Secured Debt then outstanding is then rated by S&P (including due to the withdrawal by S&P of its rating on such Notes) or (ii) S&P makes a public announcement or informs (which may be evidenced by an exchange of electronic messages) the Issuer, the Investment Manager, or the Trustee in writing that (A) it believes that satisfaction of the Rating Agency Condition is not required with respect to such event or action, (B) its practice is not to give such confirmations or (C) it will not review such event or action for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Secured Debt.

“Re-Priced Class”:  The meaning specified in Section 9.7(a).

“Re-Pricing”:  The meaning specified in Section 9.7(a).

“Re-Pricing Date”:  The meaning specified in Section 9.7(b).

“Re-Pricing Eligible Notes”:  Each Class of Secured Notes specified as such in Section 2.3.

“Re-Pricing Proceeds”:  The proceeds from the sale of Re-Pricing Replacement Notes.

“Re-Pricing Rate”:  The meaning specified in Section 9.7(b)(i).

“Re-Pricing Redemption”:  In connection with a Re-Pricing, the redemption by the Issuer of the Notes of the Re-Priced Class held by Non-Accepting Holders from the proceeds of the Re-Pricing Replacement Notes.

“Re-Pricing Redemption Date”:  Any day on which a redemption in connection with a Re-Pricing occurs.

“Re-Pricing Replacement Notes”:  Notes issued in connection with a Re-Pricing that have terms identical to the Notes of the Re-Priced Class other than the interest rate (after giving effect to the Re-Pricing) and are issued in an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount of the Re-Priced Class.

“Real Estate Loan”:  A loan or other debt obligation that is (a) directly or indirectly secured by a mortgage, deed of trust or similar lien on commercial real estate, residential real estate, office, retail or industrial property or undeveloped land and is underwritten as a mortgage loan or (b) a loan to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan is secured by real estate).

“Received Obligation”: A debt obligation received in connection with an Exchange Transaction.

“Record Date”:  With respect to the Debt, in the case of Certificated Notes, the date that is 15 days (whether or not a Business Day) prior to the applicable Payment Date and in the case of Global Notes, the Business Day prior to the Payment Date.

“Recurring Revenue Loan”:  A Collateral Obligation (i) the extensions of credit under which, or a Maintenance Covenant applicable to which, is calculated on the basis of “recurring revenue” for a stated period rather than EBITDA or (ii) that, at the time of acquisition, has a negative EBITDA for the preceding 12-month period; provided that, with respect to clause (ii), if on any date of determination after the date of acquisition such Collateral Obligation has a positive EBITDA for two consecutive quarters, the Investment Manager may reclassify such Collateral Obligation so that it shall cease to be a Recurring Revenue Loan.

“Redemption Date”:  Any date specified for a redemption or repayment, as applicable, of Debt (other than a Mandatory Redemption) pursuant to Article IX; provided that, other than in the case of a Refinancing, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may consent to delay the scheduled Redemption Date for such Class of Debt to a later redemption date, in which case, such later redemption will be the Redemption

Date for such Class; provided, however, that for the avoidance of doubt, (x) any payments as of such delayed Redemption Date will still be made pursuant to the applicable Priority of Payments, (y) no such delay of the scheduled Redemption Date may delay such Redemption Date past the earliest Stated Maturity of any Class and (z) no such delay of the scheduled Redemption Date will prevent any otherwise applicable Payment Date from occurring in the interim.

“Redemption Price”:  (a) For each Class of the Secured Debt to be redeemed, repaid or re-priced (x) 100% of the Aggregate Outstanding Amount of such Class of the Secured Debt, plus (y) accrued and unpaid interest thereon (including accrued and unpaid Deferred Interest, interest on Deferred Interest and Defaulted Interest) to the Redemption Date or Re-Pricing Date, as applicable; provided that in connection with any Optional Redemption, Tax Redemption or Re-Pricing, any Holder of any Secured Debt, by notifying the Trustee and the Loan Agent (if appliable) in writing prior to the Redemption Date or Re-Pricing Date, as applicable, may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holder of such Secured Debt; and (b) for each Subordinated Note, its proportional share (based on the outstanding principal amount of such Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption, as applicable, of the Secured Debt in whole or after all of the Secured Debt has been redeemed or repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Investment Management Fees, and Administrative Expenses, which shall not be subject to the Administrative Expense Cap) of the Issuer.

“Reference Rate Floor Obligation”:  As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate corresponding to the reference rate then applicable to the Floating Rate Debt and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the value of such reference rate for the applicable interest period for such Collateral Obligation.

“Reference Time”:  With respect to any determination of the Benchmark means (1) if the Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the Interest Determination Date, and (2) if the Benchmark is not Term SOFR, the time determined by the Investment Manager in accordance with the Benchmark Replacement Conforming Changes.

“Refinancing”:  A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Investment Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Debt in connection with an Optional Redemption.

“Refinancing Proceeds”:  The Cash proceeds from a Refinancing and other amounts available in accordance with this Indenture.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification set forth in the regions and associated countries table included in the Global Methodology And Assumptions For CLOs And Corporate CDOs, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted

Obligations) issued by Obligors that belong to such S&P region classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Registered”:  In registered form for U.S. federal income tax purposes.

“Regulation S”:  Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”:  A Temporary Regulation S Global Secured Note or a Permanent Regulation S Global Secured Note, as applicable.

“Reinvestment Period”:  The period from and including the Closing Date to and including the earliest of (i) the Payment Date in May 2029, (ii) the date of the acceleration of the Maturity of any Class of the Secured Debt pursuant to Section 5.2 following an Event of Default; (provided that if the Reinvestment Period is terminated pursuant to this clause (ii) and such acceleration is subsequently rescinded, then the Reinvestment Period will be reinstated at the election of the Investment Manager, in its sole discretion, with notice to the Rating Agency) and (iii) the date on which the Investment Manager notifies the Trustee and the Loan Agent that it has been unable, for a period of at least 30 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Investment Manager in its sole discretion and which would meet the criteria for reinvestment described in Article XII in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations; provided that (x) written notice will be provided to the Rating Agency upon any early termination of the Reinvestment Period and (y) if the Reinvestment Period is terminated pursuant to clause (iii), the Reinvestment Period may be reinstated at the direction of the Investment Manager, in its sole discretion, with notice to the Rating Agency.

“Reinvestment Target Par Balance”:  As of any date of determination (a) prior to the Effective Date, zero, and (b) on and after the Effective Date, the Target Initial Par Amount, minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Debt through the payment of Principal Proceeds or Interest Proceeds (excluding any payments of Deferred Interest), plus (ii) the aggregate amount of Principal Proceeds that result from the issuance or incurrence of any additional Debt pursuant to Sections 2.13 and 3.2 (after giving effect to such issuance or incurrence of any additional Class or Classes of Debt).

“Reporting Agent”: Any entity, other than the Collateral Administrator, appointed by the Issuer (with the consent of, and at the discretion of, the Investment Manager) to prepare (or assist in the preparation of) and/or make available the Transparency Reports following receipt of an Article 7 Reporting Request.

“Repurchase and Substitution Limit”: The meaning specified in Section 12.5(b).

“Required Interest Coverage Ratio”: (a) For the Class A Debt and the Class B Notes, 120% and (b) for the Class C Notes, 110%.

“Required Overcollateralization Ratio”: (a) For the Class A Debt and the Class B Notes, 137.06% and (b) for the Class C Notes, 123.58%.

“Reset Amendment”: The meaning specified in Section 8.1(xxviii).

“Resolution”: A resolution of the designated manager of the Issuer.

“Retention Basis Amount”: On any date of determination, an amount used for determining compliance with the 5.0% retention obligation under the EU/UK Risk Retention Requirements and equal to the sum of (i) the Aggregate Principal Balance of the Collateral Obligations (including any Defaulted Obligations (regardless of the length of time since becoming a Defaulted Obligation) and any Loss Mitigation Obligations) plus (ii) without duplication, with respect to any Equity Security, an amount equal to (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an Equity Security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the Equity Security and (c) in the case of any other Equity Security, the nominal value thereof as determined by the Investment Manager plus (iii) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds. The Aggregate Principal Balance shall not be reduced by purchase price or market value for the purposes of determining the Retention Basis Amount.

“Retention Deficiency”: As of any date of determination, an event which occurs if the material net economic interest in the Debt held by the Retention Holder is less than 5% of the Retention Basis Amount and the EU/UK Risk Retention Requirements (as in effect on the Closing Date) are not or would not be complied with as a result.

“Retention Holder”:  WhiteHorse Finance, Inc., in its capacity as both the U.S. Retention Holder and the EU/UK Retention Holder.

“Retention Requirements”:  The retention requirements under the U.S. Risk Retention Rules and the EU/UK Risk Retention Requirements, collectively.

“Revolver Funding Account”:  The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”:  Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Expenses”:  Any out of pocket expenses incurred by the Investment Manager (including on behalf of the Retention Holder) in connection with complying with the Retention Requirements in relation to the transactions contemplated in the Transaction Documents (including costs of legal counsel and expenses incurred in connection with compliance obligations under any Refinancing, Re-Pricing, additional issuance of Debt or other amendment to this Indenture and any investigation therein but excluding (i) any expenses incurred in connection with acquiring Debt, or financing such acquisition, in order to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements) or (ii) the costs of any internal or overhead expenses of the Investment Manager (including such amounts as may be incurred on behalf of or for the account of the Retention Holder) not directly attributable to the foregoing.

“Risk Retention Letter”:  The letter relating to the retention of certain Debt in satisfaction of the EU/UK Risk Retention Requirements from the EU/UK Retention Holder and addressed to the Issuer, the Trustee, the Collateral Administrator, the Investment Manager and the Placement Agent (as amended, replaced, updated or otherwise modified from time to time).

“Rolled Senior Uptier Debt”: The meaning specified in the definition of Uptier Priming Transaction.

“Rule 144A”:  Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”:  The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”:  The meaning specified in Section 7.14.

“Rule 17g-5”:  The meaning specified in Section 14.17(a).

“Rule 17g-5 Address”:  The meaning specified in Section 14.3(e)(ii).

“S&P”:  S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

“S&P Additional Current Pay Criteria”:  Criteria satisfied with respect to any Collateral Obligation (other than a DIP Collateral Obligation) if either (i) (A) the issuer of such Collateral Obligation has made an exchange transaction and such Collateral Obligation that is subject to such exchange transaction ranks equal to or higher in priority than the obligation subject to the exchange transaction, (B) in the case of an exchange transaction that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Issuer does not hold any obligation of the issuer making the exchange transaction that ranks lower in priority than the obligation subject to the exchange transaction or (ii) such Collateral Obligation has a Market Value (determined under clause (a) or (b) of the definition thereof) of at least 80% of its par value.

“S&P CDO Formula Election Date”: The date designated by the Investment Manager upon at least five Business Days’ prior written notice to S&P, the Trustee, and the Collateral Administrator as the date on which the Issuer will begin to utilize the Adjusted Break-even Default Rate; provided that an S&P CDO Formula Election Date may only occur once.

“S&P CDO Formula Election Period”: (i) The period from the Closing Date until the occurrence of an S&P CDO Monitor Election Date and (ii) thereafter, any date on and after an S&P CDO Formula Election Date so long as no S&P CDO Monitor Election Date has occurred since such S&P CDO Formula Election Date.

“S&P CDO Monitor”:  Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Investment Manager and the Bank in its various capacities, including the Collateral Administrator and the Trustee.  Each S&P CDO Monitor shall be chosen by the Investment Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Spread from Section 2 of Schedule 2 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Spread confirmed by S&P; provided that as of any date of determination the Weighted Average S&P Recovery Rate for the Class A Debt equals or exceeds the Weighted Average S&P Recovery Rate for the Class A Debt chosen by the Investment Manager and the Weighted Average Spread equals or exceeds the Weighted Average Spread chosen by the Investment Manager.

“S&P CDO Monitor Election Date”:  The meaning specified in Section 7.17(d).

“S&P CDO Monitor Election Period”: (i) If no S&P CDO Formula Election Date has occurred, the period from the Effective Date until the occurrence of the S&P CDO Formula Election Date (if any) and (ii) the period, if any, from and after the S&P CDO Monitor Election Date.

“S&P CDO Monitor Test”:  A test that will be satisfied on any date of determination on or after the Effective Date (i) during any S&P CDO Monitor Election Period (following receipt by the Investment Manager and the Collateral Administrator of the Adjusted Break-even Default Rate for the Highest Ranking Class (in accordance with the definition of “Adjusted Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Default Differential of the Proposed Portfolio is positive or (ii) during any S&P CDO Formula Election Period, the Adjusted Break-even Default Rate is equal to or greater than the S&P CDO SDR; provided that, in connection with the Effective Date, the S&P Effective Date Adjustments will be applied.  The S&P CDO Monitor Test will be considered to be improved if the Default Differential of the Proposed Portfolio is greater than the Default Differential of the Current Portfolio.

“S&P CDO SDR”: The value calculated based on the following formula (or such other published formula by S&P that the Investment Manager provides to the Collateral Administrator) and applied to the Highest Ranking Class:

0.247621 + (SPWARF/9162.65) – (DRD/16757.2) - (ODM/7677.8) - (IDM/2177.56) - (RDM/34.0948) + (WAL/27.3896) where

Term	Meaning
SPWARF	S&P Global Ratings Weighted Average Rating Factor
DRD	Default Rate Dispersion

ODM	Obligor Diversity Measure
IDM	Industry Diversity Measure
RDM	Regional Diversity Measure
WAL	S&P Weighted Average Life

“S&P Counterparty Criteria”:  With respect to any Participation Interest (other than Closing Date Participation Interests) acquired or committed to be acquired by the Issuer, criteria that will be met if, immediately after giving effect to such acquisition, (a) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with Selling Institutions that have the same S&P Rating does not exceed the “Aggregate Percentage Limit” set forth below for such S&P Rating and (b) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with any single Selling Institution that has the S&P Rating set forth below does not exceed the “Individual Percentage Limit” set forth below for such S&P Rating:

S&P Rating of Selling Institution or Participant	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20.0%	20.0%
AA+	10.0%	10.0%
AA	10.0%	10.0%
AA-	10.0%	10.0%
A+	5.0%	5.0%
A	5.0%	5.0%
A- and below	0%	0%

provided that a Selling Institution with an S&P Rating of “A” must also have a short-term S&P rating of at least “A-1”, otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” shall be 0%.

“S&P Effective Date Adjustments”:  In connection with determining whether the S&P CDO Monitor Test is satisfied in connection with the Effective Date if an S&P CDO Monitor Election Date has not occurred, the following adjustments will apply: (i) in calculating the Weighted Average Spread, the Aggregate Funded Spread will be calculated without regard to any Reference Rate Floor Obligation and (ii) in calculating the Adjusted Break-even Default Rate, the Monitor Principal Amount will exclude the amount of Principal Proceeds that is permitted to be designated as Interest Proceeds pursuant to the definition of Effective Date Interest Condition.

“S&P Effective Date Deemed Rating Confirmation”:  A condition that is satisfied if (A)(x) an S&P CDO Monitor Election Date has not occurred, (y) the S&P CDO Monitor Test is satisfied and (z) the S&P Effective Date Adjustments have been made and (B) if by the Determination Date relating to the first Payment Date the Issuer delivers the Effective Date

Accountants’ Certificate to the Collateral Administrator and causes the Collateral Administrator to make available to S&P the Effective Date Report, and such Effective Date Accountants’ Certificate and Effective Date Report confirm satisfaction of the Effective Date Specified Tested Items.

“S&P Global Ratings Weighted Average Rating Factor”:  The number determined by:

(a) summing the products of (i) the principal balance of each Collateral Obligation (other than Defaulted Obligations) multiplied by (ii) the S&P Rating Factor of such Collateral Obligation (as described below) and

(b) dividing such sum by the principal balance of all such Collateral Obligations (other than Defaulted Obligations).

“S&P Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the S&P Rating of such Collateral Obligation.

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40

S&P Rating	S&P Rating Factor
CCC	5293.00
CCC-	5751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

“S&P Industry Classification”:  Each industry identified in Schedule 1.

“S&P Minimum Weighted Average Recovery Rate”: As of any date of determination for each Class of Secured Debt, the recovery rate applicable to such Class of Secured Debt determined by reference to the “Recovery Rate” as set forth in the table in Section 2 of Schedule 2 chosen by the Investment Manager (with prior notification to the Trustee, the Collateral Administrator and S&P) as currently applicable to the Collateral Obligations.

“S&P Rating”:  With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)with respect to a Collateral Obligation that is not a DIP Collateral Obligation, (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published (which may be via email) by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty which satisfies S&P’s then-current criteria applicable to guaranty agreements, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating; or

(ii)with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating; provided that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Investment Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation will be (1) as determined by the Investment Manager in its commercially reasonable judgment for a period of up to 90 days after acquisition of such DIP Collateral Obligation so long as the Investment Manager reasonably expects such DIP Collateral Obligation will have such S&P Rating within 90 days of acquisition of such DIP Collateral Obligation and (2) “CCC-” following such 90 day period; unless, during such 90 day period, the Investment Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request (including via email); provided that if an S&P Rating is assigned to such Collateral Obligation at any time during such 90 day period (or such extension period, if applicable), such S&P Rating shall apply; provided further that such any such S&P Rating for the purposes of this clause (ii) shall expire on the earlier of (i) the 12-month anniversary of the date S&P assigned such credit rating to such DIP Collateral Obligation, unless S&P renews such credit rating, in which case, the credit rating shall expire on the 12-month anniversary of the date of renewal and (ii) the date S&P provides notice to the Investment Manager that the credit quality of such DIP Collateral Obligation has deteriorated since S&P assigned or renewed such credit rating; or

(iii)if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (A) through (C) below:

(A)if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be the rating equivalent of the public rating by Moody’s of such Collateral Obligation except that the S&P Rating of such obligation will be (1) one sub category below the S&P equivalent of the rating by Moody’s if such rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the rating by Moody’s if such rating is “Ba1” or lower;

(B)the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Investment Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all required Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such required Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have (1) the S&P Rating as determined by the Investment Manager in its sole discretion if the Investment Manager certifies to the Trustee (who shall forward such certification to the Collateral Administrator) that such S&P Rating determined by the Investment Manager is commercially reasonable and that it expects the credit estimate to be provided by S&P to be at least equal to such S&P Rating determined by the Investment Manager for a period of up to 120 days after the elapsing of the 30-day period after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CC” following such 120-day period; unless, during such 120-day period, the Investment Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request (including via email); provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Investment Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Investment Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request (including via email); provided further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided further that the S&P Rating may not be determined pursuant to this clause (B) if the Collateral Obligation is a DIP Collateral Obligation; provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture, in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter; or

(C) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Investment Manager) be “CCC-” provided (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the

Collateral Obligation are current and the Investment Manager reasonably expects them to remain current;

(iv)with respect to a Collateral Obligation whose rating input cannot be determined using any of the steps described in clauses (i) to (iii) above the S&P Rating of such Collateral Obligation will be ‘CC’; or

(v)with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Investment Manager), “CCC-”;

provided that, in each case, for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Confirmation Failure”:  The meaning specified in Section 7.17(c).

“S&P Recovery Amount”: With respect to any Collateral Obligation or Loss Mitigation Qualified Obligation, an amount equal to the product of (i) the applicable S&P Recovery Rate and (ii) the Principal Balance of such Collateral Obligation or Loss Mitigation Qualified Obligation.

“S&P Recovery Rate”:  With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 2 using the initial rating of the Class A Debt (or, if the Class A Debt is no longer Outstanding, the most senior Class of Secured Debt outstanding at the time of determination).

“S&P Recovery Rating”:  With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation.

“S&P Weighted Average Life”: The value calculated by determining the number of years between the current date and the maturity date of each Collateral Obligation (other than Defaulted Obligations), then multiplying each Collateral Obligation’s Principal Balance by its number of years, summing the results of all Collateral Obligations (other than Defaulted Obligations), and dividing this amount by the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations).

“Sale”:  The meaning specified in Section 5.17.

“Sale Proceeds”:  All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement, in each case less any reasonable expenses incurred by the

Investment Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales and net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with any such termination. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Sanctions”: The meaning specified in Section 7.22.

“Scenario Default Rate”:  With respect to the Highest Ranking Class, as of any date of determination, the sum of:

(a)prior to the S&P CDO Monitor Election Date, the S&P CDO SDR; and

(b)on and after the S&P CDO Monitor Election Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of the Class A Debt, determined by the Investment Manager and the Collateral Administrator (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Scheduled Distribution”:  With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest and/or fee due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.

“SEC”:  The United States Securities and Exchange Commission.

“Second Lien Loan”:  Any assignment of or other interest in a Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the Obligor of the Loan other than a Senior Secured Loan with respect to the liquidation of such Obligor or the collateral for such Loan, (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan, the value of which is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral and (iii) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (iii) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Secured Debt”:  The Class A-L Loans and the Secured Notes.

“Secured Debtholders”:  The Holders of the Secured Debt.

“Secured Notes”:  The Class A Notes, the Class A-L Notes, the Class B Notes and the Class C Notes.

“Secured Parties”:  The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”:  The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and The Bank of New York Mellon Trust Company, National Association, as securities intermediary.

“Securities Act”:  The United States Securities Act of 1933, as amended.

“Securities Intermediary”:  The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”:  The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”:  The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Investment Management Fee”:  The meaning specified in the Investment Management Agreement.

“Senior Secured Bond”:  Any obligation issued by a corporation, limited liability company, partnership or trust that:  (a) constitutes borrowed money, (b) is in the form of, or represented by, a Bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan, a Senior Secured Floating Rate Note or a Participation Interest), (c) is not secured solely by common stock or other equity interests, (d) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Floating Rate Note”:  Any obligation issued by a corporation, limited liability company, partnership or trust that:  (a) constitutes borrowed money, (b) is in the form of, or represented by, a Bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or a Participation Interest in a Loan), (c) is expressly stated to bear interest based upon a SOFR rate, a London interbank offered rate for Dollar deposits in Europe or a relevant reference bank’s published base rate or prime rate for Dollar-denominated obligations in the United States or the United Kingdom, (d) does not constitute, and is not secured by, Margin Stock, (e) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (f) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Loan”:  Any origination or assignment of or Participation Interest in a loan that:  (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of such loan (other than with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such loan; (c) the value of the collateral securing such loan at the time of origination or purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager on behalf of the Issuer) to repay such loan in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that, except for purposes of determining the S&P Recovery Rate, the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of, or other equity interests in, one or more of its subsidiaries to the extent that either (1) in the Investment Manager’s judgment, the applicable Underlying Instruments in respect of such loan limit the activities of such parent entity or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such parent entity or from such subsidiary, as applicable, are sufficient to provide debt service on such loan and (y) assets of such parent entity or of such subsidiary, as applicable, would be available to repay principal of and interest on such loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such subsidiary of a lien on its own property (whether to secure such loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such subsidiary or could be expected to result in adverse tax consequences to such subsidiary or parent entity. Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan under the proviso to clause (d) of this definition, such Collateral Obligation shall be deemed to be an Unsecured Loan. For the avoidance of doubt, Revolving Collateral Obligations shall not be considered a Senior Secured Loan.

“Series”: Any Debt having the same issuance or incurrence date.

“SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holiday-schedule, or such successor website as identified by the Investment Manager to the Trustee and Calculation Agent.

“Significant Event Report”: A report required under Article 7(1)(g) of the EU Securitisation Regulation.

“Similar Law”:  Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Debt (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Investment Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”:  With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website (or a successor location).

“Special Redemption”:  The meaning specified in Section 9.6.

“Special Redemption Amount”:  The meaning specified in Section 9.6.

“Special Redemption Date”:  The meaning specified in Section 9.6.

“Specified Amendment”:  With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a)modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000 (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b)reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c)extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d)contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of liens (other than permitted liens) on any of the underlying collateral securing such Collateral Obligation;

(e)release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; or

(f)reduce the principal amount of the applicable Collateral Obligation.

“Specified Equity Security”:  Securities or interests (excluding any Loss Mitigation Obligation) that is (a) purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which security or interest, in the Investment Manager’s judgment exercised in accordance with the Investment Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable or (b) offered, or resulting from the exercise of a warrant, option, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Defaulted Obligation or a Credit Risk Obligation or in connection with an Equity Security or interest received in connection with the workout or restructuring of such Defaulted Obligation or Credit Risk Obligation. The acquisition of Specified Equity Securities will not be required to satisfy the Eligibility Criteria.

“Specified Event”:  With respect to any Collateral Obligation that is the subject of a credit estimate by S&P, is a DIP Collateral Obligation or is a Deemed Rated Obligation, the occurrence of any of the following events:

(a)nonpayment of interest or principal;

(b)the rescheduling of any interest or principal in any part of the capital structure of the related Obligor;

(c)any breach of a covenant by such Obligor;

(d)any act or omission that, in the determination of the Investment Manager using commercially reasonable efforts, absent a cure by such Obligor, will result in a breach of a covenant occurring the next six months;

(e)any restructuring of debt (including proposed debt) of such Obligor;

(f)the occurrence of significant transactions (including any sale or acquisition of assets);

(g)the reduction or increase in the Cash interest rate payable by the Obligor thereunder (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(h)the extension of the stated maturity date of such Collateral Obligation; or

(i)the addition of payment-in-kind terms of such Collateral Obligation.

“STAMP”:  The meaning specified in Section 2.5(a).

“Standard of Care”:  The meaning specified in the Investment Management Agreement.

“Standby Directed Investment”:  Initially, Dreyfus Treasury Obligations Cash Management- Institutional Shares, CUSIP: 261908107 (which investment is, for the avoidance of doubt, an Eligible Investment); provided that the Issuer, or the Investment Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

“Stated Maturity”:  With respect to the Debt of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”:  An obligation which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”:  An obligation which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time (and does not provide for any subsequent decrease); provided that an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”:  Any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other financial assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset backed securities, “future flow” receivable transactions and other similar obligations; provided that any ABL Facility and loans directly to financial service companies, factoring businesses and other genuine operating businesses do not constitute Structured Finance Obligations; provided further than any debt obligation that has a rating designation of “(sf)” by the Rating Agency shall constitute a Structured Finance Obligation.

“Subject Asset”: The meaning specified in the definition of Drop Down Asset.

“Subordinated Investment Management Fee”:  The meaning set forth in the Investment Management Agreement.

“Subordinated Loan”:  A loan obligation (other than a First Lien Last-Out Loan or a Second Lien Loan) of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such loan.

“Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Subordinated Notes Internal Rate of Return”: An annualized internal rate of return (computed using the “XIRR” function in Microsoft® Excel or an equivalent function in another software package), stated on a per annum basis, for the following cash flows, assuming all Subordinated Notes were purchased on the Closing Date at a purchase price as separately agreed between the Holders of the Subordinated Notes on the Closing Date and the Investment Manager:

(i)each distribution of Interest Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date;

(ii)each distribution of Principal Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date; and

(iii)in connection with the prepayment and/or redemption of the Notes.

“Substitute Collateral Obligation”:  The meaning specified in Section 12.5(b).

“Substitute Collateral Obligations Qualification Conditions”:  The meaning specified in Section 12.5(c).

“Substitution Event”:  The meaning specified in Section 12.5(a).

“Successor Entity”:  The meaning specified in Section 7.10(a).

“Supermajority”: With respect to the Debt or any Class thereof, the Holders of at least two-thirds of the Aggregate Outstanding Amount of the Debt or such Class, as the case may be.

“Superpriority New Money Debt”: The meaning specified in the definition of Uptier Priming Transaction.

“Synthetic Security”:  A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”:  $300,000,000.

“Target Initial Par Condition”: A condition satisfied as of any date of determination if the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date, together with the amount of any Sale Proceeds and proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations on or prior to such date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Defaulted Obligation shall be treated as having a Principal Balance equal to its Principal Collateralization Amount.

“Target Par Condition”:  A condition satisfied as of any date of determination and after giving effect to the designation of the Designated Unused Proceeds and/or to the designation of Designated Principal Proceeds, as the case may be, on such date, if the sum of (i) the Aggregate Principal Balance of the Collateral Obligations that the Issuer has purchased, or entered into binding commitments to purchase, including Collateral Obligations acquired by the Issuer on or prior to the Closing Date, plus (ii) Eligible Investments constituting Principal Proceeds (other than Principal Proceeds in the Ramp-Up Account or the Collection Account that have been or will be either (x) reinvested or committed to be reinvested in Collateral Obligations by the Issuer or (y)  designated as Interest Proceeds on or prior to the second Determination Date), plus (iii) (without duplication of Collateral Obligations in respect of which the Issuer has entered into a binding commitment to purchase but which have not yet settled) the principal amount of Sale Proceeds on deposit in the Collection Account, plus (iv) any unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations), will equal or exceed the Target Initial Par Amount.

“Tax”:  Any tax, levy, impost, duty, charge, deduction, withholding or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Account Reporting Rules”: FATCA, and any other laws, intergovernmental agreements, administrative guidance or official interpretations, adopted or entered into on, before or after the date of this Indenture, by one or more governments providing for the collection of financial account information and the automatic exchange of such information between or among governments for purposes of improving tax compliance, including but not limited to any laws, intergovernmental agreements or other guidance adopted pursuant to the global standard for automatic exchange of financial account information issued by the Organisation for Economic Co-operation and Development.

“Tax Account Reporting Rules Compliance”:  Compliance with Tax Account Reporting Rules, including as necessary to avoid (a) fines, penalties, or other sanctions imposed on the Issuer, or any of its directors, or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of the Issuer.

“Tax Account Reporting Rules Compliance Costs”: The costs to the Issuer of achieving Tax Account Reporting Rules Compliance.

“Tax Advice”: Written advice of Paul Hastings LLP or Milbank LLP or a written opinion of other tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on knowledge by the person giving the advice of all relevant facts and circumstances of the Issuer and the contemplated action (which are described in the advice or in a written description referred to in the advice which may be provided by the Issuer or the Investment Manager) and (ii) is intended by the person rendering the advice to be relied upon by the Issuer or the Investment Manager in determining whether to take a given action.

“Tax Event”:  An event that occurs if (i) any Obligor under any Collateral Obligation is required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer (including any Tax liability imposed pursuant to Section 1446 of the Code), (iii) a Hedge Counterparty is or will be required to deduct or withhold from any payment under a Hedge Agreement for or on account of any Tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all Taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such Taxes been imposed or (iv) the Issuer is or will be required to deduct or withhold from any payment to another Person for or on account of any Tax for whatever reason and the Issuer is required to pay to such Person such additional amount as is necessary to ensure that the net amount actually received by such Person (after payment of all Taxes, whether assessed against such Person or the Issuer) will equal the full amount that the Person would have received had no such Taxes been imposed, and the aggregate amount of (a) such a Tax or Taxes imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and (b) of “gross up payments” required to be made by the Issuer is in excess of U.S.$1,000,000 (x) during the Collection Period in which such event occurs or (y) during any 12-month period.

“Tax Redemption”:  The meaning specified in Section 9.3(a).

“Temporary Regulation S Global Note”:  Any Note sold outside the United States to non-”U.S. persons” (as defined in Regulation S) who are Qualified Purchasers in reliance on Regulation S and issued in the form of a temporary global security as specified in Section 2.2 in definitive, fully registered form without interest coupons.

“Term SOFR”:  For any Interest Accrual Period, the Term SOFR Reference Rate for the Index Maturity, as such rate is published by the Term SOFR Administrator at the Reference Time on the related Interest Determination Date; provided that if, on any Interest Determination Date, the Term SOFR Reference Rate for the Index Maturity has not been published by the Term SOFR Administrator and a Fallback Rate has not been implemented, then Term SOFR will be (x) the Term SOFR Reference Rate for the Index Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Index Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate for the Index Maturity cannot be determined in accordance with clause (x) of this proviso, Term SOFR for the applicable Interest Determination Date shall be Term SOFR as determined on the previous Interest Determination Date).

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Investment Manager with written notice to the Trustee and the Collateral Administrator.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Total Capitalization”:  An amount equal to, without duplication (i) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), plus (ii) the aggregate amount of Principal Proceeds on deposit in the Collection Account, the Revolver Funding Account and the Ramp-Up Account (in each case, including Eligible Investments therein), plus (iii) the S&P Recovery Amounts for all Defaulted Obligations. For the avoidance of doubt, the Principal Balance of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation shall not include any undrawn commitments with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation for purposes of determining the Total Capitalization.

“Trading Plan”:  The meaning specified in Section 12.2(c).

“Trading Plan Period”:  The meaning specified in Section 12.2(c).

“Transaction Documents”:  This Indenture, the Securities Account Control Agreement, the Investment Management Agreement, the Class A-L Loan Agreement, the Placement Agreement, the Collateral Administration Agreement, the Master Participation Agreement and the Risk Retention Letter.

“Transaction Parties”:  The meaning specified in Section 2.5(k)(i).

“Transfer”: The meaning specified in Section 2.12(h)(i).

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of the Debt of each Class.

“Transfer Deposit Amount”:  On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Aggregate Exposure Amount thereof as of the applicable Cut-Off Date.

“Transferor”:  WhiteHorse Finance Credit I, LLC, a Delaware limited liability company.

“Transparency Reports”: The Investor Reports, the Loan Reports and the Significant Event Reports.

“Treasury Regulations”:  The United States Treasury regulations promulgated under the Code.

“Trust Officer”:  When used with respect to the Trustee and the Bank (in all of its capacities), any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee and the Bank (in all of its capacities) customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction. When used with respect to the Collateral Administrator, any officer within the Corporate Trust Office of such entity (or successor group thereof) including any vice president, assistant vice president or officer of the Collateral Administrator customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Collateral Administration Agreement.

“Trustee”:  The meaning specified in the first sentence of this Indenture, and any successor thereto.

“Trustee’s Website”:  The meaning specified in Section 10.8(g).

“UCC”:  The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

“UK Institutional Investor”: An “institutional investor” as defined in regulation 3(1) of the UK SR 2024.

“UK Transparency Requirements”: The transparency requirements under UK SECN 6 and UK SECN 11 (including its Annexes) and UK SECN 12 (including its Annexes), as applicable, in each case, as may be amended, varied or substituted from time to time.

“Uncertificated Security”:  The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”:  The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unfunded Amount”:  At any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

“United States Person”: A “United States person” as defined in Section 7701(a)(30) of the Code or an entity that is treated as a disregarded entity that is wholly owned by such a Person for U.S. federal income tax purposes.

“Unregistered Securities”:  The meaning specified in Section 5.17(c).

“Unrestricted Subsidiary”: With respect to any Obligor as of any date of determination, any “unrestricted subsidiary” (or similar term under the relevant Underlying Instruments) of such Obligor.

“Unsaleable Asset”:  (a)(i) A Defaulted Obligation, (ii) an Equity Security or (iii) an obligation received in connection with an Offer or a Permitted Offer, in a restructuring or plan of reorganization with respect to the Obligor, in each case, in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral Obligation identified in an officer’s certificate of the Investment Manager as having a current Market Value (and such Market Value shall not be determined pursuant to clause (d) or clause (e) of the definition thereof) of less than U.S.$1,000, in the case of each of (a) and (b) with respect to which the Investment Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such obligation for at least 90 days and (y) in its commercially reasonable judgment such obligation is not expected to be saleable in the foreseeable future.

“Unsecured Loan”:  A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“Unsettled Amount”:  As of any date, all amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but has not yet settled.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, (i) the acquisition of any Uptier Priming Debt shall be subject to the terms of this Indenture, including the requirement that any such asset shall be required to qualify as a Collateral Obligation, Loss Mitigation Obligation or a Loss Mitigation Qualified Obligation, as applicable, (ii) to the extent that any such Uptier Priming Debt constitutes a Collateral Obligation, Loss Mitigation Obligation or a Loss Mitigation Qualified Obligation, such Uptier Priming Debt shall be subject to each of the requirements set forth in this Indenture with respect to such Collateral Obligation, Loss Mitigation Obligation or a Loss Mitigation Qualified Obligation, as applicable and (iii) if any such Superpriority New Money Debt does not satisfy the Additional Uptier Priming Debt Conditions, then such Superpriority New Money Debt shall not be treated as a Collateral Obligation for so long as such Superpriority New Money Debt fails to satisfy the Additional Uptier Priming Debt Conditions.

“Uptier Priming Transaction”: Any transaction effected with respect to a Drop Down Asset or a Collateral Obligation held by the Issuer in which (x) new debt is issued by an Obligor or an affiliate of an Obligor of such Collateral Obligation which will be senior in priority (either with respect to contractual payment, lien or structure) to all existing debt of such Obligor (including the Collateral Obligation held by the Issuer) (“Superpriority New Money Debt”) and (y) some or all of the secured lenders of the Superpriority New Money Debt have the opportunity to exchange their existing secured debt for newly issued debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that is either (i) senior in priority (either with respect to contractual payment, lien or structure) to all other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer) other than Superpriority New Money Debt or (ii) otherwise offered to lenders that participate in such Superpriority New Money Debt on a pro rata basis that is greater than that which is offered to non-participating lenders (if at all) (“Rolled Senior Uptier Debt”).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. person”:  The meaning specified in Regulation S.

“U.S. Retention Holder”:  WhiteHorse Finance, Inc., and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”:  The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“Volcker Rule”:  Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Fixed Rate Coupon”:  As of any date, the number, expressed as a percentage, determined by summing the products obtained by multiplying:

For each Fixed Rate Obligation, of the stated interest coupon on such Collateral Obligation	x	The Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations)

and dividing such sum by:

the Aggregate Principal Balance of all Fixed Rate Obligations as of such date (in each case, excluding any PIK Loan or Partial PIK Loan, in each case, to the extent of any noncash interest and excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations);

“Weighted Average Fixed Rate Coupon Adjustment”:  As of any date of determination, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the Weighted Average Spread selected by the Investment Manager at such time in connection with the S&P CDO Monitor Test, and (ii) the Aggregate Principal Balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date, and the denominator of which is the Aggregate Principal Balance of all Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations).  In computing the Weighted Average Fixed Rate Coupon Adjustment on any date, the Weighted Average Spread for such date shall be computed as if the Weighted Average Floating Spread Adjustment was equal to zero.

“Weighted Average Floating Spread”: As of any measurement date, the number obtained by dividing:

(a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread; by

(b) an amount equal to the aggregate outstanding principal balance of all Floating Rate Obligations as of such Measurement Date;

provided that if the foregoing amount is less than Weighted Average Floating Spread selected by the Investment Manager in connection with the S&P CDO Monitor Test for purposes of the Minimum Weighted Average Floating Spread Test, then all or a portion of the Weighted Average Floating Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Floating Spread Adjustment”: As of any measurement date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Fixed Rate Coupon for such date over 6.50% and (ii) the Aggregate Principal Balance of all Fixed Rate Obligations as of such date, and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations). In computing the Weighted Average Floating Spread Adjustment on any date, the Weighted Average Fixed Rate Coupon for such date shall be computed as if the Weighted Average Fixed Rate Coupon Adjustment was equal to zero.

“Weighted Average Life”:  As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a)(i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding Principal Balance of such Collateral Obligation;

and dividing such sum by:

(b)the Aggregate Principal Balance at such time of each such Collateral Obligation.

“Weighted Average S&P Recovery Rate”:  With respect to the Highest Ranking Class, as of any date of determination, the number, expressed as a percentage, determined by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 2, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Weighted Average Spread”:  As of any date of determination, the number, expressed as percentage, determined by summing the number obtained by adding:

the Aggregate Funded Spread (with respect to all Collateral Obligations that are not Fixed Rate Obligations)	+	the Aggregate Unfunded Spread

and dividing such sum by:

the Aggregate Principal Balance of all Floating Rate Obligations as of such date, in each case, excluding, any PIK Loan or Partial PIK Loan, in each case, to the extent of any non-cash interest;

provided that if the foregoing amount is less than Weighted Average Spread selected by the Investment Manager in connection with the S&P CDO Monitor Test, then all or a portion of the Weighted Average Floating Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Zero Coupon Obligation”:  Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.” All references in this Indenture to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

Section 1.3Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of (i) any component of the Concentration Limitations (other than as set forth in clause (ii) below), Defaulted Obligations will be treated as having a principal balance equal to the Principal Collateralization Amount of such Defaulted Obligations and (ii) clause (b) of the proviso to clause (ii) of the Concentration Limitations, each Collateral Obligation will be treated as having a Principal Balance equal to its par amount as of the date the related Permitted Non-Loan Asset is purchased. Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(b)If withholding tax is imposed on Collateral Obligations, the Collateral Quality Test and the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.

(c)For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(d)For purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(e)For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections anticipated to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(f)Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture or the Class A-L Loan Agreement. For purposes of the applicable determinations required by Section 10.8(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on each Class of the Secured Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(g)All calculations with respect to Scheduled Distributions on the Assets securing the Secured Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(h)References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(j)Any reference in this Indenture to an amount of the Trustee’s, the Loan Agent’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the Aggregate Principal Balance of the Assets (including Defaulted Obligations) as of the first day of the related Collection Period.

(k)To the extent there is, in the reasonable determination of an Authorized Officer of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator and/or the Trustee reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee shall request direction from the Investment Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(l)For purposes of calculating the Weighted Average Floating Spread, the Weighted Average Spread or Weighted Average Fixed Rate Coupon, (i) a Collateral Obligation that is a Step-Down Obligation will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Obligation and (ii) a Collateral Obligation that is a Step-Up Obligation will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(m)For purposes of calculating compliance with any tests under this Indenture, the date the Issuer commits to acquire or dispose of the asset (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred; provided, that (i) in connection with any acquisition of a Collateral Obligation issued in order to finance the redemption of a Collateral Obligation included in the Assets, all calculations related to such acquisition and upon the election of the Investment Manager (with written notice (including via email) to the Collateral Administrator and the Trustee), the related sale will be made on the basis of the settlement date and (ii) in connection with any acquisition, exchange, amendment or disposition of a Collateral Obligation when a Trading Plan Period is in effect (as identified by the Collateral Administrator and Trustee), such calculation shall give a “pro forma” effect to such Trading Plan.

(n)For purposes of determining the Coverage Tests, the Collateral Quality Test and the Concentration Limitations (and related computations of stated interest coupons and Aggregate Funded Spread), capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

(o)All calculations related to Maturity Amendments, the Eligibility Criteria and Discount Obligations that would otherwise be calculated cumulatively shall be reset at zero on the date of any Optional Redemption of all Classes of the Secured Debt pursuant to a Refinancing. For purposes of S&P’s confirmation of its Initial Ratings of the Secured Debt then Outstanding in connection with the Effective Date, any amounts remaining in the Ramp-Up Account that the Investment Manager does not irrevocably designate as Principal Proceeds will be treated as Interest Proceeds.

(p)For all purposes of this Indenture (other than as expressly set forth herein), (i) a Senior Secured Floating Rate Note shall be deemed to be a Senior Secured Loan for purposes of the Concentration Limitations if such Senior Secured Floating Rate Note, if it were a loan, would meet the definition of Senior Secured Loan, (ii) a Senior Secured Floating Rate Note shall be deemed to not be a Senior Secured Loan if such Senior Secured Floating Rate Note, if it were a loan, would not meet the definition of Senior Secured Loan, and (iii) a Senior Secured Bond shall be deemed to not be a Senior Secured Loan.

(q)For purposes of determining the Minimum Issuance Size of any Drop Down Asset, the total potential indebtedness of the Obligor thereof shall be deemed to include the total potential indebtedness of the Obligor of the related Subject Asset.

(r)With respect to the calculation of the Overcollateralization Ratio Tests prior to the purchase of an Uptier Priming Debt, a Loss Mitigation Obligation or a Loss Mitigation

Qualified Obligation, the calculation thereof shall account for any potential reduction in the Principal Collateralization Amount for non-participation in the workout or restructuring of the related Collateral Obligation, including, for the avoidance of doubt, with respect to the inability to participate in any Rolled Senior Uptier Debt (in each case, as determined in the commercially reasonable judgment of the Investment Manager).

(s)For purposes of determining the Retention Basis Amount and whether a Retention Deficiency has occurred, the Principal Balance of any Asset shall be its Principal Balance in each case without any adjustments for acquisition price or the application of haircuts or other adjustments.

ARTICLE II

The Debt

Section 2.1Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2Forms of Notes.

(a)Forms. The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes, Temporary Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)Secured Notes and Subordinated Notes.

(i)The ERISA Unrestricted Secured Notes of each Class sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S who are Qualified Purchasers shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, and shall be deposited on behalf of the subscribers for such Regulation S Global Secured Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter; provided that ERISA Restricted Secured Notes and Subordinated Notes can only be held by United States Persons. On or after Distribution Compliance Period, interests in Temporary Regulation S Global Secured Notes will be exchangeable for interests in a permanent Regulation S Global Secured Note, in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A-1 hereto (each, a “Permanent Regulation S Global Note”) of the same class upon certification that the beneficial interests in such Temporary Regulation S Global Secured Notes are owned by Qualified Purchasers that are not “U.S. persons”.  A beneficial interest in a Temporary Regulation S Global Secured Note will not be transferable to a Person that takes delivery in the form of an interest in a Rule 144A Global Secured Note or a U.S. person that takes delivery of a Certificated Note during the Distribution Compliance Period.  Upon the exchange of Temporary Regulation S Global Secured Notes for Permanent Regulation S Global Secured Notes, such Regulation S Global Secured Note will be deposited on behalf of the subscribers for such Notes with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the respective accounts of Euroclear and Clearstream.

(ii)The  ERISA Unrestricted Secured Notes of each Class sold to persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Rule 144A Global Secured Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided unless such person notifies the Trustee and the Issuer in writing that it elects to receive a Certificated Secured Notes and complies with all transfer requirements related to such acquisition. Any other Secured Notes of any Class (including all ERISA Restricted Secured Notes) that are sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Notes, are Institutional Accredited Investors (or, if so elected by such persons, Qualified Institutional Buyers) and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-2 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. Each Subordinated Note sold to persons that are QIB/QPs or Institutional Accredited Investors (or, if so elected by such persons, Qualified Institutional Buyers) and either Qualified Purchasers or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-3 hereto (each, a “Certificated Subordinated Note” and, together with the Certificated Secured Notes, the “Certificated Notes”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent upon Issuer Order as hereinafter provided. No other Subordinated Notes shall be issued.

(iii)The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(iv)Sales and transfers of ERISA Restricted Secured Notes and Subordinated Notes shall be limited to purchasers and transferees acquiring such ERISA Restricted Secured Notes or Subordinated Notes in the form of Certificated Notes. For the avoidance of doubt, the ERISA Restricted Secured Notes and the Subordinated Notes are not permitted to be held as Global Notes.

(c)Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes insofar as interests in such Global Secured Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3Authorized Amount; Stated Maturity; Denominations; Conversion of Class A-L Loans.

(a)Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture and the Class A-L Loans that may be incurred under the Class A-L Loan Agreement is limited to U.S.$298,150,000 (excluding (i) Deferred Interest with respect to the Deferred Interest Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iii) additional Debt issued or incurred in accordance with Section 2.13 of this Indenture and the Class A-L Loan Agreement).

Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Designation	Class A-L Loans	Class A-L Notes	Class A Notes	Class B Notes	Class C Notes	Subordinated Notes
Type	Loan	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Subordinated
Original Principal Amount (U.S.$)	U.S.$10,000,000(3)	U.S.$03)	U.S.$164,000,000	U.S.$30,000,000	U.S.$24,000,000	U.S.$70,150,000
S&P Initial Rating	AAA(sf)	AAA(sf)	AAA(sf)	AA(sf)	A(sf)	NR
Interest Rate(1)(2)	Benchmark + 1.70%	Benchmark + 1.70%	Benchmark + 1.70%	Benchmark + 2.15%	Benchmark + 2.80%	N/A
Deferred Interest Notes	No	No	No	No	Yes	N/A
Stated Maturity (Payment Date in)	May 2037	May 2037	May 2037	May 2037	May 2037	May 2037
Minimum Denominations (U.S.$) (Integral Multiples)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$1,000,000 (U.S.$1.00)
Priority Classes	None	None	None	A, A-L Loans, A-L Notes	A, A-L Loans, A-L Notes, B	A, A-L Loans, A-L Notes, B, C
Pari Passu Classes	A, A-L Notes	A, A-L Loans	A-L Loans, A-L Notes	None	None	None
Junior Classes	B, C, Subordinated Notes	B, C, Subordinated Notes	B, C, Subordinated Notes	C, Subordinated Notes	Subordinated Notes	None
Re-Pricing Eligible Notes	No	No	No	Yes	Yes	N/A

(1)

The initial Benchmark will be calculated by reference to three-month Term SOFR; provided that Term SOFR for the first Interest Accrual Period with respect to the Floating Rate Debt will be set on two different Interest Determination Dates and therefore, two different rates may apply during that period.

(2)

The spread over the Benchmark (or fixed interest rate) with respect to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class, subject to the conditions set forth in Section 9.7.

(3)  The Aggregate Outstanding Amount of the Class A-L Notes may be increased and the Aggregate Outstanding Amount of the Class A-L Loans reduced by the corresponding amount upon a conversion of the Class A-L Loans in accordance with Section 2.3(b) hereof and the Class A-L Loan Agreement.

The Secured Debt shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$1,000,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

(b)Conversion of Class A-L Loans.

(i)Upon delivery from a Converting Lender to the Trustee, the Loan Agent, the Rating Agency and the Issuer of a notice substantially in the form attached to the Class A-L Loan Agreement, a Converting Lender may elect a Business Day (such Business Day, a “Conversion Date”) upon which all or a portion of the Aggregate Outstanding Amount of the Class A-L Loans held by such Converting Lender shall be converted into Class A-L Notes of an equal aggregate principal amount in accordance with this Indenture; provided that (i) each such conversion be in a minimum amount of $250,000 and (ii) the Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such later date as may be reasonably agreed to by the Converting Lenders, the Loan Agent and the Trustee) and may not be between a Record Date and the related Payment Date or Redemption Date, as applicable.

(ii)The Class A-L Lenders will agree to provide reasonable assistance to the Trustee and the Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC, the Trustee, the Loan Agent, the Notes Registrar and the Loan Registrar.

(iii)Upon receipt by the Notes Registrar and the Loan Registrar on or prior to the Conversion Date of (A) a certificate substantially in the form attached to the Class A-L Loan Agreement executed by a Class A-L Lender, (B) in the case of a conversion to Class A-L Notes in the form of interests in a Global Secured Note, instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Secured Note and/or Regulation S Global Secured Note in an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount of the Class A-L Loans being converted and (C) in the case of a conversion to Class A-L Notes in the form of interests in a Global Secured Note, a written order given in accordance with DTC’s procedures containing information regarding each applicable participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Loan Agent shall cause the Class A-L Loans to be cancelled pursuant to the Class A-L Loan Agreement and record the conversion in the Loan Register in accordance with the Class A-L Loan Agreement and the Issuer shall issue and the Trustee shall authenticate and deliver a Class A-L Note and/or the Trustee shall approve the instructions at DTC, concurrently with such cancellation, to authorize DTC to credit to the DTC participant account of each applicable Person specified in such instructions a beneficial interest in the Class A-L Notes, in each case, equal to the Aggregate Outstanding Amount of the Class A-L Loans converted.

(iv)Upon satisfaction of the requirements specified above, the Class A-L Loans will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under this Indenture and the Class A-L Loan Agreement. On each Conversion Date, (A) the Aggregate Outstanding Amount of the Class A-L Notes will be increased by the current outstanding principal amount of the Class A-L Loans so converted and (B) if such Conversion Date is on a Payment Date, such conversion shall be deemed to occur immediately after giving effect to the Priority of Payments on such Conversion Date. Interest accrued on the Class A-L Loans since the prior Payment Date (or the Closing Date or the issue or incurrence date of such additional Secured Debt, if no Payment Date has occurred since such date) will, as of the Conversion Date, be deemed to have been Outstanding on the corresponding Class A-L Notes since such prior Payment Date (or the Closing Date or the issue or incurrence date of such additional Secured Debt, if no Payment Date has occurred since such date) and will thereafter accrue at the Interest Rate applicable to the Class A-L Notes. For the avoidance of doubt, neither Class A-L Notes nor any other Notes may be converted into Class A-L Loans.

(v)If the Conversion Date is on a day other than a Payment Date, interest accrued on the Class A-L Loan so converted since the prior Payment Date will, as of the Conversion Date, be deemed instead to have accrued on the Class A-L Notes for such time period and accrued interest on the applicable Class A-L Loan will no longer be due and owing hereunder. If the Conversion Date is on a Payment Date, interest accrued on the Class A-L Loan since the prior Payment Date will be paid to the Class A-L Lenders of the applicable Class A-L Loan on the related Conversion Date. Following the Conversion Date, the Class A-L Notes will accrue interest at the Interest Rate applicable to the Class A-L Notes, as set forth in this Indenture.

(vi)Notwithstanding anything herein to the contrary, each Class A-L Lender may elect, in its sole discretion, to exercise the Conversion Option concurrently with an assignment of all or a portion of its Class A-L Loans (an “Assignment/Conversion”) such that the effective date of the assignment occurs on the related Conversion Date and the assignee receives Class A-L Notes in lieu of the portion of the Class A-L Loans being assigned.  Any assignment made in connection with an Assignment/Conversion shall meet the requirements for an assignment set forth in the Class A-L Loan Agreement.  Any Class A-L Lender electing to make an Assignment/Conversion shall deliver to the Trustee, the Loan Agent and the Issuer at least five Business Days prior to the Conversion Date, (w) an executed assignment agreement, (x) a completed notice substantially in the form set forth in the Class A-L Loan Agreement, (y) the required assignment fee and (z) any other information reasonably required by the Trustee or the Loan Agent, including information required under applicable “know your customer” regulations.

Section 2.4Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or electronic.

Notes bearing the manual or electronic signatures of individuals who were at any time the Authorized Officers of the Issuer, shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order which Issuer Order shall, in connection with a transfer of a Note hereunder, be deemed to have been provided upon the delivery of an executed Note to the Trustee, shall authenticate, or cause the Authenticating Agent to authenticate, and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order which Issuer Order shall, in connection with a transfer of a Note hereunder, be deemed to have been provided upon the delivery of an executed Note to the Trustee on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual or electronic signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Notes Register”) at the Corporate Trust Office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Notes Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Notes Register maintained in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar. Ownership of the Class A-L Loans shall be determined by reference to the Loan Registrar.

If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Notes Registrar shall provide to the Issuer, the Investment Manager, the Placement Agent, or any Holder a current list of Holders (and their holdings) as reflected in the Notes Register. In addition and upon written request at any time, the Notes Registrar shall provide to the Issuer, the Investment Manager, the Placement Agent, or any Holder any information the Notes Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings) and each Holder is deemed to agree by acceptance of its Note that the Notes Registrar shall not have any liability with respect to the release of such information to such Persons as requested.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued, authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, solely in the case of the Notes, the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Notes Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Notes Registrar may require payment of a sum sufficient to cover any Tax payable in connection therewith. The Trustee or the Notes Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)[Reserved.]

(d)No sale or transfer of the ERISA Restricted Secured Notes or the Subordinated Notes (or any interest therein) will be effective, and no such sale or transfer will be recognized, if it may result in 25% or more of the total value of any Class of the ERISA Restricted Secured Notes or Subordinated Notes being held by Benefit Plan Investors. For purposes of this determination, the value of Notes held by the Trustee, the Investment Manager and certain of their affiliates (other than those interests held by a Benefit Plan Investor) or a Person (other than a Benefit Plan Investor) who is a Controlling Person is disregarded. The Trustee shall be entitled to rely exclusively upon the information set forth on the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee has actual knowledge (solely in reliance upon such information) to be so held shall be disregarded. If any purchaser or transferee of Notes (or any interest therein) is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. If any purchaser or transferee of Notes (or any interest therein) is a governmental, church, non-U.S. or other plan, (i) in the case of ERISA Restricted Secured Notes or Subordinated Notes, it is not, and for so long as it holds such Notes or any interest therein it will not be, subject to any Similar Law and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

(e)Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(f)Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i)Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder that is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Notes Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, who is a Qualified Purchaser and is not a U.S. person and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser and a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note. For the avoidance of doubt, the ERISA Restricted Secured Notes are not permitted to be held as Global Secured Notes.

(ii)Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Notes Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), then the Notes Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note. For the avoidance of doubt, the ERISA Restricted Secured Notes are not permitted to be held as Global Secured Notes.

(iii)Global Secured Note to Certificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Notes Registrar of (A) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Notes Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(g)Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(g) and Section 2.12. In the case of the Subordinated Notes, each Holder agrees any sale, transfer, assignment, participation, pledge, or other disposition of such Note (or any interest therein) will be void ab initio and of no force or effect unless the person to which it transfers such Notes executes a certificate substantially in the form of Exhibit B-2 or Exhibit B-4, as applicable, hereto.

(i)Transfer of Certificated Secured Notes to Global Secured Notes. If a Holder of a Certificated Secured Note (other than ERISA Restricted Secured Notes) wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Notes Registrar of (A) a Holder’s Certificated Secured Notes properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or B-3 attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Notes Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged. Transfers of ERISA Restricted Secured Notes shall be limited to transferees acquiring such ERISA Restricted Secured Notes in the form of Certificated Notes.

(ii)Transfer of Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Notes Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Notes Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(h)Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.5(c), this Section 2.5(h) and Section 2.12.

(i)Certificated Subordinated Note to Certificated Subordinated Note. Upon receipt by the Notes Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Notes Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(i)The ERISA Restricted Secured Notes and the Subordinated Notes may only be sold or transferred to Persons that are both (i)(A) Qualified Institutional Buyers or (B) Institutional Accredited Investors and (ii) Qualified Purchasers; provided that for the avoidance of doubt, the ERISA Restricted Secured Notes and the Subordinated Notes may not be offered or sold pursuant to Regulation S and may only by purchased by or transferred to United States Persons; provided further that transfers of ERISA Restricted Secured Notes and Subordinated Notes shall be limited to transferees acquiring such ERISA Restricted Secured Notes or Subordinated Notes in the form of Certificated Notes.

(j)If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer, authenticate and deliver Notes that do not bear such applicable legend.

(k)Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows:

(i)In connection with the purchase of such Notes:  (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Loan Agent, the Calculation Agent, the Paying Agent, the Collateral Administrator (each a “Transaction Party”), or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties, or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties, or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Secured Note and solely in the case of ERISA Unrestricted Secured Notes) is a Qualified Purchaser and not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a United States Person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax within the meaning of Treasury Regulations Section 1.881-3; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

(ii)(1) If such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (2) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law and (3) no such Person is holding or will hold ERISA Restricted Secured Notes or Subordinated Notes.

(iii)[Reserved.]

(iv)If such beneficial owner is, or is acting on behalf of, a Benefit Plan Investor, it represents, warrants and agrees that (i) none of the Transaction Parties or any of their respective affiliates, has provided and none will provide any investment recommendation or investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with its decision to invest in, hold or dispose of such Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of such Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

(v)Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such

Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(vi)Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vii)Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(viii)Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(ix)Such beneficial owner agrees that it will not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Debt, institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws. Such beneficial owner of ERISA Restricted Secured Notes and/or Subordinated Notes understands that sales or transfers of ERISA Restricted Secured Notes and Subordinated Notes shall be limited to purchasers or transferees acquiring such ERISA Restricted Secured Notes or Subordinated Notes in the form of Certificated Notes and no sale or transfer of an interest in any ERISA Restricted Secured Notes or Subordinated Notes will be permitted or recognized if it would cause the 25% Limitation to be exceeded with respect to any Class of ERISA Restricted Secured Notes or the Subordinated Notes.

(x)Such beneficial owner agrees to be bound by the applicable covenants set forth in Section 2.12.

(xi)Such beneficial owner shall be deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations prior to the Closing Date.

(l)Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2 and, in the case of the ERISA Restricted Secured Notes, Exhibit B-5. Each Person who becomes an owner of a Subordinated Note will be required to make the representations and agreements set forth in Exhibit B-4 and Exhibit B-5.

(m)Any purported transfer of a Note not in accordance with this Section 2.5 and Section 2.12 shall be null and void ab initio and shall not be given effect for any purpose whatsoever.

(n)To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(o)The Notes Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of any transfer requiring such certificate to be presented by the proposed transferor or transferee.

(p)For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agent may hold a position in a Global Note prior to the distribution of the applicable Notes represented by such position.

(q)If any purchaser or transferee of Notes is, or is acting on behalf of, a Benefit Plan Investor, it acknowledges and agrees that (i) none of the Transaction Parties or any of their respective affiliates, has provided and none will provide any investment recommendation or investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with its decision to invest in, hold or dispose of such Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of such Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

Section 2.6Mutilated, Defaced, Destroyed, Lost or Stolen Note. (a) If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith. In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest shall be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (in each case after giving effect to payments of principal thereof on such date). Payment of interest on each Class of the Secured Debt (other than Class A Debt) (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) shall be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Deferred Interest Notes, any payment of interest due on the Deferred Interest Notes, which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default). Deferred Interest on the Deferred Interest Notes shall not be added to the principal amount of the related Class and interest shall accrue at the Interest Rate for such Class on the amount of any unpaid Deferred Interest on such Class until paid as provided herein.  Deferred Interest on the Deferred Interest Notes shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to such Class of Notes and (ii) which is the Stated Maturity of such Class of Notes. To the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest shall not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date shall not be an Event of Default. Interest shall cease to accrue on each Class of the Secured Debt, or in the case of a partial redemption, on such part redeemed, from the date of such redemption. To the extent lawful and enforceable, interest on any interest on the Controlling Class that is not paid when due shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)The principal of the Secured Debt of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously redeemed or unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of the Secured Debt (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of the Secured Debt, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Debt or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)Principal payments on the Debt shall be made in accordance with the Priority of Payments and Article IX.

(d)The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Person or, in the case of the ERISA Unrestricted Secured Notes, an applicable IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a Person that is not a United States Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent, as applicable, to determine their duties and liabilities with respect to any Taxes that they may be required to pay, deduct or withhold from payments in respect of such Debt or the Holder or beneficial owner of such Debt under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of deduction or withholding for or on account of any present or future Taxes with respect to the Debt. Nothing herein shall be construed to obligate the Paying Agent or the Trustee to determine the duties or liabilities of the Issuer or any other Person with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)Payments in respect of interest on and principal of any Class of the Secured Debt and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Notes Register. Upon final payment due on the Maturity of Notes, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Issuer, the Trustee, the Placement Agent, the Investment Manager, nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Class of Secured Debt (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall, prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall specify the date on which such payment shall be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Debt, the original principal amount of the Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f)Payments of principal to Holders of the Secured Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all the Secured Debt of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date. All payments on the Class A-L Loans will be made by the Trustee to the Loan Agent, and the Loan Agent will disburse such payments to the Class A-L Lenders in accordance with the Class A-L Loan Agreement.

(g)Interest accrued with respect to the Floating Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Debt shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if redemption thereof occurs on a Business Day that would not otherwise be a Payment Date, interest accrued with respect to such Fixed Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)All reductions in the principal amount of any Debt (or one or more predecessor Debt instruments, as applicable) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Debt and of any Debt issued or incurred upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt instrument.

(i)Notwithstanding any other provision of this Indenture, the obligations of the  Issuer under the Debt and the Transaction Documents from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, member, manager employee, shareholder, authorized person or incorporator of the Issuer, the Investment Manager or their respective Affiliates, successors or assigns for any amounts payable under the Debt or the Transaction Documents. It is understood that the foregoing provisions of this subsection (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this subsection (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt, this Indenture or the Class A-L Loan Agreement so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of any Debt the Person in whose name such Debt is registered on the Notes Register or the Loan Register, as applicable, on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Debt and on any other date for all other purposes whatsoever (whether or not such Debt is overdue), and none of the Issuer, the Trustee, the Loan Agent or any agent of the Issuer or the Trustee or the Loan Agent shall be affected by notice to the contrary.

Section 2.9Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes may be surrendered (including any surrender in connection with any abandonment) except for payment as provided herein, or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of Special Redemption, Effective Date-Related Redemption or a Mandatory Redemption, only to the extent that such Special Redemption, Effective Date-Related Redemption or Mandatory Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Notes deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture or (B) any of (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b)Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)Subject to the provisions of subsection (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a Beneficial Ownership Certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Notes Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Debt to a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)If (x) any U.S. person that is not both (i) either a Qualified Institutional Buyer or an Institutional Accredited Investor and (ii) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the Holder or beneficial owner of an interest in any Debt or (y) in the reasonable determination of the Issuer, any beneficial owner of the ERISA Restricted Secured Notes or the Subordinated Notes is not a United States Person (any such Person, a “Non-Permitted Holder”), the acquisition of Debt by such Holder or beneficial owner shall be null and void ab initio. The Issuer (or the Investment Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) if it makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Debt held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Debt, the Issuer or the Investment Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Debt or interest in such Debt to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The consent of any such Non-Permitted Holder to a conversion of the Class A-L Loans into Class A-L Notes, as set forth herein may be deemed to have been provided to any such conversion that is effective upon such sale upon the request of the applicable purchaser. The Issuer, or the Investment Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt and sell such Debt to the highest such bidder; provided that the Investment Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Investment Manager shall be entitled to bid in any such sale. However, the Issuer or the Investment Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of any Debt, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Debt, agrees to cooperate with the Issuer, the Investment Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Investment Manager shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

(c)Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of Debt (or any interest therein) to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d)If any Person shall become the Holder or beneficial owner of any Debt (or any interest therein) who has made or is deemed to have made a prohibited transaction, Benefit

Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person, a “Non-Permitted ERISA Holder”), the Issuer (or the Investment Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer (or upon notice to the Issuer from the Trustee (if an Authorized Officer of the Trustee has actual knowledge) and agrees to notify the Issuer upon obtaining actual knowledge), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer such Debt (or any interest therein) held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Debt (or its interest therein), the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Non-Permitted ERISA Holder’s Debt (or its interest therein) to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The consent of any such Holder to a conversion of the Class A-L Loans into Class A-L Notes, as set forth herein may be deemed to have been provided to any such conversion that is effective upon such sale upon the request of the applicable purchaser. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Debt (or interest therein) to the highest such bidder. However, the Issuer may select the purchaser by any method it determines, in its sole discretion. The Holder and beneficial owner of any Debt (or any interest therein), the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of such Notes (or any interest therein), agrees to cooperate with the Issuer, the Investment Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Investment Manager shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

Section 2.12Tax Treatment; Tax Certification. (a) Each Holder (including, for purposes of this Section 2.12, any beneficial owner of Notes), by acceptance of such Notes or an interest in such Notes, agrees or shall be deemed to have agreed to treat, and shall treat, (i) the Issuer as a partnership (other than a publicly traded partnership taxable as a corporation) or a disregarded entity, (ii) the Secured Debt, to the extent outstanding for U.S. federal income tax purposes, as debt and (iii) the Subordinated Notes as equity, in each case for U.S. federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.

(b) Each Holder will timely furnish the Issuer, the Trustee or any agent of the Issuer (including any Paying Agent) with any U.S. federal income tax forms or certifications (including an IRS Form W-9 or, with respect to ERISA Unrestricted Secured Notes, an applicable IRS Form W-8 (together with all appropriate attachments), as applicable, or any successors to such IRS forms) that the Issuer or its agents (including any Paying Agent) may reasonably request, and any documentation, agreements, information, or certifications that are reasonably requested by the Issuer or its agents (including any Paying Agent), to enable the Issuer or its agents to (A) make payments to it without, or at a reduced rate of, deduction or withholding, (B) qualify for an exemption from, or  a reduced rate of, withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation (including the Tax Account Reporting Rules), and shall update or replace such documentation, agreements, information, or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation, agreements, information, or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder.  Amounts withheld by the Issuer or its agents, that are in their sole judgment required to be withheld, pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.

(c)If a Holder of ERISA Unrestricted Secured Notes is not a United States Person, it represents that it (i) (1) is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (2) is not a “10 percent shareholder” with respect to the Issuer (or, if the Issuer is treated as a disregarded entity, the sole owner of the Issuer) within the meaning of Sections 871(h)(3) or 881(c)(3)(B) of the Code, and (3) is not a “controlled foreign corporation” that is related to the Issuer (or, if the Issuer is treated as a disregarded entity, the sole owner of the Issuer) within the meaning of Section 881(c)(3)(C) of the Code, (ii) has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal withholding tax on U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes and includible in its gross income.

(d)Each Holder of Notes agrees to provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA.

(e)Each Holder of an ERISA Unrestricted Secured Note will make, or by acquiring such Note (or any interest therein) will be deemed to make, a representation that if it is not a United States Person, it is not and will not become a member of an “expanded group” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if the Issuer is treated as a “controlled partnership” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) as a result of the ownership of Subordinated Notes by such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities or grantor trusts).

(f)Each Holder of Subordinated Notes or ERISA Restricted Secured Notes represents and warrants that it is a United States Person acting for its own account and shall provide the Issuer or its agents with a properly completed and signed IRS Form W-9.  Each Holder of ERISA Restricted Secured Notes or Subordinated Notes acknowledges and agrees that no acquisition or transfer of the ERISA Restricted Secured Notes or Subordinated Notes (or any interest therein will be effective, and no such acquisition or transfer will be recognized, unless such acquiror or transferee is a United States Person and delivers (prior to the transfer) an IRS Form W-9 to the Issuer or its agent.  Each Holder of Subordinated Notes or ERISA Restricted

Secured Notes acknowledges and agrees that any purported transfers made in violation of the foregoing requirements shall be void ab initio.

(g)Each Holder of Subordinated Notes or ERISA Restricted Secured Notes understands, represents, acknowledges and agrees that:

(i)it may not (A) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) its Subordinated Notes or ERISA Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) (1) if such Transfer would cause the Subordinated Notes, ERISA Restricted Secured Notes and any interests therein (including any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) to be held by more than 95 “partners” in the Issuer within the meaning of Treasury Regulations Section 1.7704-1(h) or (2) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an over the counter or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its Subordinated Notes or ERISA Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) to be marketed on or through an Exchange;

(ii)it may not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the ERISA Restricted Secured Notes or the Subordinated Notes, or the Issuer (including the amount of Issuer distributions on ERISA Restricted Secured Notes or Subordinated Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

(iii)if it is or becomes a Flowthrough Entity for U.S. federal income tax purposes, no principal purpose of the use of the Flowthrough Entity is to permit the Issuer to satisfy the 100 partner limitation in Treasury Regulations Section 1.7704-1(h)(1)(ii) and less than 40% of the value of any other Person’s interest in such Holder will be attributable to its ERISA Restricted Secured Notes and Subordinated Notes;

(iv)it will not Transfer all or any portion of such ERISA Restricted Secured Notes or Subordinated Notes unless the Person to which it transfers such ERISA Restricted Secured Notes or Subordinated Notes agrees to be bound by the restrictions and conditions set forth in clauses (i) through (v) of this Section 2.12(g) and represents, warrants and covenants as provided therein and herein; and

(v)any Transfer made in violation of clauses (i) through (iv) of this Section 2.12(g) or that would otherwise cause the Issuer to be treated as a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code shall be ineffective and void ab initio and shall not bind or be recognized by the Issuer or any other Person.

Notwithstanding anything to the contrary in the foregoing clauses (i) through (v) of this Section 2.12(g), a Transfer shall be permitted if the Issuer receives Tax Advice to the effect that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes; provided however, if such Transfer would cause there to be more than 95 “partners” in the Issuer within the meaning of Treasury Regulations Section 1.7704-1(h), such Transfer will only be permitted if the Issuer provides such Holder with a written waiver of this 95 “partners” restriction.

(h)Each Holder of ERISA Restricted Secured Notes or Subordinated Notes agrees that (i) it will provide any transferee of such ERISA Restricted Secured Notes or Subordinated Notes a certification that it is a United States Person in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) it shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer or the Trustee to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. Each Holder of ERISA Restricted Secured Notes or Subordinated Notes agrees that the Issuer or the Trustee may provide such information and any other information concerning its investment in such ERISA Restricted Secured Notes or Subordinated Notes to the IRS.

(i)Each Partner agrees to (i) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative in connection with a Covered Audit Adjustment, (ii) comply with the Partnership Representative’s reasonable request to file accurate and timely amended returns to reflect a Covered Audit Adjustment, and (iii) be liable for and economically bear (and indemnify and hold the Issuer and each other Partner harmless from), all Taxes and related interest, penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share of the tax items affected by the Covered Audit Adjustment. Each Partner agrees that it will treat any Issuer item on its income tax returns consistently with the treatment of the item on the Issuer’s tax return and that it will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld in the complete discretion of the Partnership Representative; provided that, if it disagrees with the treatment of an item by the Issuer, as reflected on the Schedule K-1, and, if applicable, Schedules K-2 and K-3, to IRS Form 1065, such Partner and the Partnership Representative shall consult in good faith regarding the treatment of such item. Each Partner agrees that this Indenture and the Issuer’s limited liability company agreement shall constitute part of the “partnership agreement” of the Issuer pursuant to Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

(j)Each Holder of Subordinated Notes agrees to provide the Partnership Representative of the Issuer, upon request of the Partnership Representative, information regarding its adjusted tax basis in the Subordinated Notes along with documentation substantiating such amount.

(k)Each Holder of Secured Debt agrees or is deemed to have agreed that no Secured Debt may be transferred by a Person from which the Issuer is disregarded as separate for U.S. federal income tax purposes unless Tax Advice is delivered to the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that any Secured Debt so transferred will be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

(l)Each Holder of Subordinated Notes acknowledges and agrees that no Subordinated Notes (or any interests therein) may be transferred by a Person from which the Issuer is disregarded as separate for U.S. federal income tax purposes unless Tax Advice is delivered to the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that any Secured Debt held by such Person immediately prior to such transfer of Subordinated Notes (or any interests therein) will be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

Section 2.13Additional Issuance. (a) At any time during the Reinvestment Period (or, in the case of an issuance of Subordinated Notes and/or Junior Mezzanine Notes only, during or after the Reinvestment Period), the Issuer may issue and sell (or incur, as applicable) additional Debt of (x) any one or more existing Classes and/or (y) one or more new Classes that will be subordinate in right of payment of principal and interest to all existing Classes of Secured Debt (“Junior Mezzanine Notes”) and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (except that the proceeds of an additional issuance of Subordinated Notes and/or Junior Mezzanine Notes after the Reinvestment Period may not be used to purchase additional Collateral Obligations, provided that no Retention Deficiency would occur as a result thereof as determined by the Investment Manager in consultation with the Retention Holder), provided that the following conditions are met (as certified by the Issuer):

(i)the Investment Manager consents to such issuance or incurrence and, to the extent such issuance or incurrence is not effected, in the sole discretion of the Investment Manager, in order to permit the Investment Manager, the EU/UK Retention Holder or the U.S. Retention Holder (or the “sponsor” of the Issuer under the U.S. Risk Retention Rules) to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, as applicable, such issuance or incurrence is approved by a Majority of the Subordinated Notes, including to cure any applicable Retention Deficiency;

(ii)the terms of the Debt issued or incurred must be identical to the respective terms of previously issued or incurred Debt of the applicable Class (except that the interest due on additional Secured Debt shall accrue from the issue or incurrence date of such additional Secured Debt and the interest rate and price of such Debt do not have to be identical to those of the initial Debt of that Class; provided that the interest rate of any such additional Secured Debt will not be greater than (but may be less than) the interest rate on the applicable previously issued Class of Secured Debt);

(iii)unless only additional Subordinated Notes and/or Junior Mezzanine Notes are being issued, additional Notes of all Junior Classes and Pari Passu Classes (relative to the Priority Class being issued) must be issued or incurred and such issuance or incurrence of additional Debt must be proportional across all such Classes; provided that the principal amount of Subordinated Notes and/or Junior Mezzanine Notes issued in any such issuance may exceed the proportion otherwise applicable to the Subordinated Notes and/or Junior Mezzanine Notes, as applicable;

(iv)in the case of additional Debt of any one or more existing Classes (other than the Subordinated Notes and/or Junior Mezzanine Notes), the aggregate principal amount of Secured Debt of such Class issued in all issuances or incurrences of additional Debt may not exceed 100% of the respective original outstanding principal amount of the Debt of such Class;

(v)the proceeds of any additional Debt (net of fees and expenses incurred in connection with such issuance or incurrence, which fees and expenses shall be paid solely from the proceeds of such additional issuance or incurrence) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments and/or, solely with respect to an issuance of only Subordinated Notes and/or Junior Mezzanine Notes as directed by the Investment Manager, Interest Proceeds or applied in accordance with any other Permitted Use;

(vi)Tax Advice shall be delivered to the Issuer (with a copy to the Trustee) to the effect that (A) such additional issuance or incurrence will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or becoming subject to U.S. federal income tax on a net basis (including any tax imposed under Section 1446 of the Code) and (B) any additional Secured Debt will have the same U.S. federal income tax characterization as debt (and at the same comfort level) as the Secured Debt of the same Class that is Outstanding at the time of such issuance or incurrence; provided that the Tax Advice described in clause (B) shall not be required with respect to any additional Secured Debt that bears a different CUSIP number (or equivalent identifier) from the Secured Debt of the same Class that is Outstanding at the time of the additional issuance or incurrence; provided further that any additional Secured Debt will be considered ERISA Restricted Secured Notes for all purposes of this Indenture unless the Issuer has received Tax Advice to the effect that such additional Secured Debt will be treated as debt for U.S. federal income tax purposes;

(vii)the ratings of such additional Debt is no lower than the Initial Ratings of such Classes;

(viii)unless (x) only additional Subordinated Notes and/or Junior Mezzanine Notes are being issued or (y) such additional Debt is being issued, in the sole discretion of the Investment Manager, in order for the Investment Manager, the EU/UK Retention Holder or the U.S. Retention Holder (or the “sponsor” of the Issuer under the U.S. Risk Retention Rules) to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, as applicable, (A) immediately after giving effect to such additional issuance or incurrence, no Default or Event of Default shall have occurred and be continuing and (B) immediately prior to such additional issuance or incurrence, all Coverage Tests are satisfied and immediately after giving effect to such additional issuance, all Coverage Tests are maintained or improved;

(ix)any additional Notes treated as ERISA Restricted Secured Notes and any additional Subordinated Notes shall be issued as Certificated Notes and shall be  subject to the tax-related restrictions under Section 2.12 that are applicable to the ERISA Restricted Secured Notes and Subordinated Notes;

(x) any additional Secured Debt that is not fungible for U.S. federal income tax purposes with the outstanding Secured Debt of the same Class will be identified with separate CUSIP numbers;

(xi)the Retention Holder has committed to purchase and hold sufficient additional Notes such that, after giving effect to the additional issuance or incurrence, the Retention Requirements are complied with;

(xii)each Overcollateralization Ratio Test is maintained or improved after giving effect to such additional issuance or incurrence;

(xiii)the requirements of Section 3.2 have been satisfied; and

(xiv)immediately following such additional issuance or incurrence, the Issuer shall provide S&P with notice of the same.

(b)Upon satisfaction of the foregoing conditions and the applicable conditions set forth in Article VIII, the Issuer may execute a supplemental indenture pursuant to Section 8.1(xi) herein to reflect the terms of such additional issuance, including, for the avoidance of doubt, any amendments that are necessary or helpful in order to maintain a rating on any existing Class of Secured Debt or to obtain a rating on or successfully place or sell any Junior Mezzanine Notes; provided that, the Issuer may also issue additional notes in connection with a Refinancing, which issuance will not be subject to Section 2.13(a) but will be subject only to Section 9.2.

(c)The Investment Manager will designate the Series of Debt to which such additional Debt issued or incurred pursuant to this Section 2.13 belongs at the time of issuance or incurrence thereof. The additional Debt issued or incurred pursuant to this Section 2.13 will increase the principal amount of such Notes of such Series by the amount of principal of such additional Notes.

(d)Subject to the immediately following sentence, any additional Debt of an existing Class issued as described above will, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of the Debt of such Class. In connection with an additional issuance, the Retention Holder shall have the right to acquire Debt of one or more Classes if the Investment Manager and/or the Retention Holder determines in its sole discretion that such acquisition is necessary to comply with the Retention Requirements.

(e)At any time pursuant to a supplemental indenture in accordance with the applicable requirements set forth in Article VIII, the Issuer may issue Re-Pricing Replacement Notes in connection with a Re-Pricing, subject to the applicable requirements set forth in Section 9.7.

(f)Notwithstanding anything set forth herein to the contrary, the Issuer may also issue additional debt in connection with a Refinancing of all Classes of Secured Debt, which issuance will not be subject to the conditions of this Section 2.13 but will be subject only to the requirements described under Section 9.2 hereof.

ARTICLE III

Conditions Precedent

Section 3.1Conditions to Issuance of Notes on the Closing Date. (a) The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolutions of the execution and delivery of this Indenture and the Placement Agreement, the Investment Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and any subscription agreements and in each case, the execution, authentication and delivery of the Notes applied for by it and the incurrence of the Class A-L Loans and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Debt to be authenticated and delivered and the Class A-L Loans to be incurred and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolutions is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)Governmental Approvals. From the Issuer (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Debt or (B) an Opinion of Counsel of such Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes and the incurrence of the Class A-L Loans except as has been given.

(iii)U.S. Counsel Opinions. Opinions of Paul Hastings LLP, special U.S. counsel to the Issuer, Milbank LLP, special U.S. counsel to the Investment Manager and tax counsel to the Issuer, and Troutman Pepper Locke LLP, counsel to the Trustee, Loan Agent and Collateral Administrator, each dated the Closing Date.

(iv)Delaware Counsel Opinion.  An opinion of Clark Hill PLC, Delaware counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Issuer.

(v)Officers’ Certificate of the Issuer Regarding Indenture and the Class A-L Loan Agreement. An Officer’s certificate of the Issuer stating that, to the best of the Issuer’s knowledge, the Issuer is not in default under this Indenture or the Class A-L Loan Agreement and that the issuance of the Notes or incurrence of the Class A-L Loans of each Class applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the Class A-L Loan Agreement relating to the authentication and delivery of the Notes of each Class applied for by it and the incurrence of the Class A-L Loans have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi)Transaction Documents. An executed counterpart of each Transaction Document (other than the Placement Agreement).

(vii)Certificate of the Investment Manager. A certificate of an Authorized Officer of the Investment Manager, dated as of the Closing Date certifying to the effect that in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets on the Closing Date:

(A)each Collateral Obligation satisfies the requirements of the definition of Collateral Obligation and of Section 3.1(a)(ix)(A);

(B)the information set forth with respect to each Collateral Obligation in the schedule of Collateral Obligations attached as Schedule 1 to the Master Participation Agreement is correct; and

(C)the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased and/or originated or entered into binding commitments to purchase on or prior to the Closing Date is at least equal to U.S.$300,000,000.

(viii)Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(ix)Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A)in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (V)(ii) below) on the Closing Date;

(I)the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II)the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V)(i)based on the certificate of the Investment Manager delivered pursuant to Section 3.1(a)(vii), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(viii) have been satisfied; and

(VI)upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of such Collateral Obligations and other Assets takes the actions required of it for perfection of that interest); and

(B)based on the certificate of the Investment Manager delivered pursuant to Section 3.1(a)(vii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased and/or originated or entered into binding commitments to purchase on or prior to the Closing Date is at least equal to U.S.$300,000,000.

(x)Rating Letter. An Officer’s certificate of the Issuer to the effect that it has received a true and correct copy of a letter signed by S&P confirming that each Class of Secured Debt has been assigned the applicable Initial Ratings and that such ratings are in effect on the Closing Date.

(xi)Accounts. Evidence of the establishment of each of the Accounts.

(xii)Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of funds into the Accounts identified therein.

(xiii)Financing Statements. (A) Financing statements, duly filed on or before the Closing Date (and the Issuer hereby consents to such filing) under the UCC in all jurisdictions necessary or desirable in order to perfect the interests in the Assets contemplated by this Indenture and any other Transaction Documents and (B) copies of proper financing statements necessary to release all security interests and other rights of any Person in the Assets previously granted by the Issuer or any other transferor; provided that nothing in this clause (xiii) shall imply or impose a duty on the Trustee to determine in which jurisdictions a financing statement should be filed.

(xiv)Fees and Expenses. Evidence that the Issuer shall have paid all fees and expenses (including reasonable fees and expenses of counsel) in connection with the issuance or incurrence of the Debt.

(xv)Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.1, and to assume the genuineness and due authorization of each signature, other than any signature of the Trustee, appearing thereon.

Section 3.2Conditions to Additional Issuance and Incurrence. (a) Any additional Debt to be issued or incurred in accordance with Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) upon satisfaction of the requirements set forth in Section 2.13 and upon receipt by the Trustee of the following:

(i)Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution, authentication and delivery of the Notes applied for by it and the incurrence of any additional Class A-L Loans and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the Notes to be authenticated and delivered and the Class A-L Loans to be incurred and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance or incurrence and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Debt or (B) an Opinion of Counsel of such Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance or incurrence of such additional Debt except as has been given.

(iii)Officers’ Certificate of the Issuer Regarding Indenture and Class A-L Loan Agreement. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, such Issuer is not in Default under this Indenture and that the issuance or incurrence, as applicable, of the additional Debt applied for by it will not result in a Default under this Indenture or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such Notes or relating to actions taken on or in connection with the additional issuance or incurrence of such Debt have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance or incurrence.

(iv)Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance or incurrence.

(v)Rating Letter. Unless only additional Subordinated Notes and/or Junior Mezzanine Notes are being issued, an Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by S&P confirming that each Class of additional Secured Debt  has been assigned the applicable ratings required under Section 2.13, and that such ratings are in effect on the date of the additional issuance or incurrence.

(vi)Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance or incurrence, authorizing the deposit of the net proceeds of the issuance or incurrence into the Collection Account for use pursuant to Section 10.2.

(vii)Evidence of Required Consents. A certificate of the Investment Manager and, to the extent required, a Majority of the Subordinated Notes consenting to such additional issuance or incurrence.

(viii)EU/UK Risk Retention Requirements. To the Trustee an executed Risk Retention Letter.

(ix)Fees and Expenses. Evidence that the Issuer shall have paid all fees and expenses (including reasonable fees and expenses of counsel) in connection with the issuance or incurrence of such additional Debt.

(x)Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause shall imply or impose a duty on the part of the Trustee to require any other documents.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.2, and to assume the genuineness and due authorization of each signature, other than any signature of the Trustee, appearing thereon.

Section 3.3Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Investment Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that (x) has capital and surplus of at least U.S.$200,000,000, (y) is a Securities Intermediary and (z) has a long-term senior debt rating of at least “BBB” by S&P (or such lower rating for which the Rating Agency Condition has been satisfied). Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)Each time that the Investment Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Investment Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer into any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and its obligations under this Article IV, (v) the rights, obligations and immunities of the Investment Manager hereunder and under the Investment Management Agreement, (vi) the obligations of the Collateral Administrator under the Collateral Administration Agreement and the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement; (vii) the rights, obligations and immunities of the Loan Agent under the Class A-L Loan Agreement and (viii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)either:

(i)all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation and the Class A-L Loans have been repaid in full pursuant to the Class A-L Loan Agreement; or

(ii)all Notes not theretofore delivered to the  Trustee for cancellation and the Class A-L Loans (A) have become due and payable or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and either (1) the Issuer has irrevocably deposited or caused to be deposited with the  Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “AAA” by S&P or “Aaa” by Moody’s, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation and the Class A-L Loans, for principal and interest to the date of such deposit (in the case of Debt which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Cash or non-callable direct obligations of the United States of America that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee an Opinion of Counsel with respect thereto or (2) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; or

(iii)the Issuer has delivered to the Trustee an Officer’s certificate stating that (A) there are no Assets that remain subject to the lien of this Indenture and (B) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including, without limitation, the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose;

(b)the Issuer has paid or caused to be paid all other sums then due and payable hereunder and under the Class A-L Loan Agreement (including, without limitation, any amounts then due and payable pursuant to the Class A-L Loan Agreement, the Collateral Administration Agreement and the Investment Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c)the Issuer has delivered to the Trustee, an Officer’s certificate from the Issuer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In connection with delivery by the Issuer of the Officer’s certificate referred to in clause (c) above, the Trustee will confirm to the Issuer that (i) to the knowledge of the Trust Officer, there are no Assets that remain subject to the lien of this Indenture on deposit or credited to the Accounts including any Account established under Article X and any Assets held therein, (ii) to the knowledge of the Trust Officer, all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Upon the discharge of this Indenture, the Trustee shall provide such information in its possession to the Issuer as may be reasonably required by the Issuer in order for the liquidation of the Issuer to be completed. The Trustee may consult and rely on any information provided by the Investment Manager in connection herewith.

Notwithstanding anything herein to the contrary, this Indenture shall not be discharged until the Class A-L Loans have been repaid in full.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Loan Agent, the Investment Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

For the avoidance of doubt, if the conditions set forth in clauses (a)(iii), (b) and (c) above have been satisfied, any ongoing legal proceedings in respect of which the Issuer may be entitled to future payments (including, without limitation, suits involving indemnification of the Issuer and class action suits) shall not prohibit the discharge of this Indenture.

Section 4.2Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held for the benefit of the Secured Parties and applied by it in accordance with the provisions of the Notes, this Indenture and the Class A-L Loan Agreement, including, without limitation, the Priority of Payments, to the payment of principal and interest on each Class of the Secured Debt (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held for the benefit of the Secured Parties.

Section 4.3Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

Remedies

Section 5.1Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)a default in the payment, when due and payable, of (i) any interest on any Class A Debt or Class B Notes or, if there are no Class A Debt or Class B Notes Outstanding, any Secured Debt comprising the Controlling Class at such time and, in each case, the continuation of any such default, for seven Business Days, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Secured Debt at their Stated Maturity or any Redemption Date (and payment in full has not been waived by each applicable Class); provided that the failure to effect any Optional Redemption, Tax Redemption or Re-Pricing Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing or Re-Pricing fails to occur shall not constitute an Event of Default; and provided further, that in the case of a failure to disburse funds due to an administrative error or omission by the Investment Manager, the Trustee, the Loan Agent, the Collateral Administrator or any Paying Agent and such failure is remedied within ten Business Days after the Investment Manager, the  Trustee, the Loan Agent, the Collateral Administrator or such Paying Agent receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined), such failure shall not constitute an Event of Default;

(b)the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$100,000 in accordance with the Priority of Payments and continuation of such failure for a period of seven Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Loan Agent, the Collateral Administrator or any Paying Agent, such failure continues for fifteen Business Days after a Trust

Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days);

(d)except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or breach in a material respect of any material covenant of, the Issuer under this Indenture or the Class A-L Loan Agreement (it being understood, without limiting the generality of the foregoing, that any failure to satisfy the Eligibility Criteria or to meet any Concentration Limitation, the Collateral Quality Test or any Coverage Test is not an Event of Default and any failure to satisfy the requirements described under Section 7.17 is not an Event of Default, except in either case to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer made in this Indenture, the Class A-L Loan Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer and the Investment Manager by email transmission and registered or certified mail or overnight courier, by the Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that if the Issuer (as notified to the Trustee by the Investment Manager in writing) has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after notice to the Issuer and the Investment Manager by email transmission and registered or certified mail or overnight courier, by the Trustee, the Issuer or the Investment Manager, or to the Issuer, the Investment Manager and the Trustee by a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; provided further that the failure to effect any Optional Redemption, Tax Redemption or Re-Pricing Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing or Re-Pricing fails to occur shall not constitute an Event of Default;

(e)the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action, or the passing of a resolution or approval or election by the shareholders of the Issuer to have the Issuer wound up;

(g)in the event that the EOD Overcollateralization Ratio is less than 102.50% as of any Measurement Date on which the Class A Debt is Outstanding; or

(h)one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability of U.S.$1,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 10 days from the entry thereof.

Upon obtaining actual knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Investment Manager shall notify each other in writing. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Holders (as their names appear on the Notes Register or Loan Register, as applicable), each Paying Agent, the Loan Agent, the Investment Manager, the Issuer and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer (subject to Section 14.3(c), which notice the Issuer shall provide to the Rating Agency) and the Investment Manager, declare the principal of, and accrued interest on, each Class of the Secured Debt and all other amounts whatsoever payable by the Issuer to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)all unpaid installments of interest and principal then due on each Class of the Secured Debt (other than any principal amounts due to the occurrence of an acceleration); and

(B)all unpaid Taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Investment Management Fees and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Investment Management Fees; and

(ii)It has been determined that all Events of Default, other than the nonpayment of the interest on, or principal of, any Class of the Secured Debt that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any of the Secured Debt, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of a Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any of the Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Debtholders allowed in any Proceedings relative to the Issuer or other obligor upon the Secured Debt or to the creditors or property of the Issuer or such other obligor;

(b)unless prohibited by applicable law and regulations, to vote on behalf of the Secured Debtholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Debtholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Debtholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Debtholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Secured Debtholder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Debtholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Debt of each Class has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Sections 5.5 and 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Debt hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Debt, which may be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 5.13 and Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Any Holder at such sale may, in payment of the purchase price, deliver to the Trustee for cancellation any of the Debt in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Debt so delivered by such Holder (taking into account the Class of such Debt, the Priority of Payments and Article XIII).

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Secured Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)(i)Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer, the Issuer subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action will be paid as Administrative Expenses. Any person who acquires a beneficial interest in the Debt shall be deemed to have accepted and agreed to the foregoing restrictions.

(ii)In the event one or more Holders or beneficial owners of Debt cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Asset (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Class of Secured Debt that does not seek to cause any such filing, with such subordination being effective until each Class of Secured Debt held by each Holder or beneficial owners of any Class of Secured Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

(iii)Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(iv)The parties hereto agree that the restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Debt to acquire such Debt and for the Issuer and the Investment Manager to enter into this Indenture (in the case of the Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Debt or the Issuer may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy law or similar laws.

Section 5.5Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Debts intact (provided, however, that certain types of Collateral Obligations (other than Unsaleable Assets) may continue to be sold by the Issuer pursuant to this Indenture as described under Article XII), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i)the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on each Class of Secured Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without regard to the Administrative Expense Cap), any amounts payable to any Hedge Counterparty pursuant to an early termination (or partial early termination) of the related Hedge Agreement as a result of a Priority Termination Event and any due and unpaid Senior Investment Management Fee) and a Majority of the Controlling Class agrees with such determination; or

(ii)the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Secured Debt (each voting separately by Class) direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that (A) in the event that the EOD Overcollateralization Ratio is less than 102.50% as of any Measurement Date and the Class A Debt is Outstanding at such time, a Majority of the Controlling Class (other than any Investment Manager Debt) may, without the consent of the Holders of any other Class of Debt, direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default) and (B) in the case of an acceleration following the occurrence of an Event of Default specified in clause (a) (in respect of the Class A Debt only) of the definition of “Event of Default,” a Majority of the Class A Debt directs the sale or liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

The Issuer shall provide notice to the Rating Agency of any sale or liquidation of the Assets made in accordance with this Section 5.5(a).

(b)Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Debt if prohibited by applicable law.

(c)In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Investment Manager, bid prices with respect to the securities contained in the Assets from two nationally recognized dealers with substantial experience buying and selling such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security or group of securities. In the event that the Trustee, with the cooperation of the Investment

Manager, is only able to obtain bid prices with respect to the security or securities contained in the Assets from one nationally recognized dealer at the time making a market in such securities, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such security or securities. In addition, for the purposes of obtaining bid prices as provided for in this Section 5.5(c) and/or determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the reasonable cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Holders and the Investment Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i); provided that any such request made more frequently than once in any 90 day period shall be at the expense of such requesting party or parties.

Section 5.6Trustee May Enforce Claims Without Possession of Debt. All rights of action and claims under this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Trustee without the possession of any of the Secured Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), on each Payment Date. Upon the final distribution of all proceeds of any liquidation of the Assets effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or the Class A-L Loan Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)such Holder has previously given to the Trustee written notice of an Event of Default;

(b)the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9Unconditional Rights of Secured Holders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Class of the Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of each Class of the Secured Debt ranking junior to Debt still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Class of Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of any Class of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee; provided that:

(a)such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c)the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Debt waive any past Default or Event of Default and its consequences, except a Default:

(a)in the payment of the principal of any Class of the Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b)in the payment of interest on any Class of the Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c)in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of any Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)in respect of a representation contained in Section 7.18 (which may be waived only by a Majority of the Controlling Class if the Rating Agency Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly forward written notice of any such waiver to the Investment Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to the Rating Agency then rating a Class of Secured Debt) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Holders and the Investment Manager, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)The Trustee, each Holder of a Subordinated Note and the Investment Manager may bid for and the highest bidder may acquire any portion of the Assets in connection with a public Sale thereof, and the Trustee may pay all or part of the purchase price by crediting against amounts owing on each Class of the Secured Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e)The Trustee shall provide notice of any public Sale to the Holders of the Subordinated Notes and the Investment Manager at least 10 days prior to such public Sale, and the Holders of the Subordinated Notes shall be permitted to participate in any such public Sale to the extent permitted by applicable law and such Holders or the Investment Manager, as the case may be, meet any applicable eligibility requirements with respect to such Sale. For the avoidance of doubt, Holders of the Secured Debt may participate in any such public sale pursuant to this Section 5.17.

Section 5.18Action on the Debt. The Trustee’s right to seek and recover judgment on the Debt or under this Indenture or the Class A-L Loan Agreement shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture or the Class A-L Loan Agreement. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

Section 5.19First Look Right. At least 10 Business Days prior to the offering of the public sale of any Collateral Obligation in connection with an exercise of remedies described in this Article V or in connection with any sale related to an Optional Redemption or Tax Redemption, the Trustee shall notify the Investment Manager (or, if in connection with an Optional Redemption or Tax Redemption, the Investment Manager will notify the Trustee and the Trustee shall forward such notice to the holders of Subordinated Notes) of its intent to sell any Collateral Obligation in accordance with this Indenture. Prior to the Trustee (or, in the case of an Optional Redemption or Tax Redemption, the Investment Manager) soliciting any bid in respect of such a Sale of a Collateral Obligation or all Collateral Obligations, the Investment Manager shall have the right (the “First Look Right”), by giving notice to the Trustee within three Business Days after the Trustee has notified such parties of the intention to sell and liquidate the Assets, to submit (on its behalf or on behalf of funds or accounts managed by such party) and the Trustee shall accept, a firm bid to purchase the entire portfolio of Assets (or a sufficient portion of Assets) at the greater of (i) the Redemption Price together with all amounts then due and owing to the Secured Parties pursuant to this Indenture as of the date of the proposed sale and (ii) the mid-price of the Market Value of such Assets.

ARTICLE VI

The Trustee

Section 6.1Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Investment Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b)In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Investment Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required or permitted by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and

(v)in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e) or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)Not later than one Business Day after the Trustee receives (i) notice of assignment pursuant to Section 15 of the Investment Management Agreement, (ii) notice of removal of the Investment Manager pursuant to Section 13 of the Investment Management Agreement or notice of “Cause” (as defined in the Investment Management Agreement) pursuant to Section 13 of the Investment Management Agreement or (iii) a notice from the Investment Manager pursuant to Section 15 of the Investment Management Agreement, the Trustee shall forward a copy of such notice to the Holders (as their names appear in the Notes Register).

(f)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g)The Trustee shall forward any notices to the Holders of the Class A Debt to the Loan Agent for forwarding to the Class A-L Lenders.

Section 6.2Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default of which a Trust Officer of the Trustee has actual knowledge or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or e-mail to the Investment Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to the Rating Agency), the Loan Agent and all Holders, as their names and addresses appear on the Notes Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3Certain Rights of the Trustee. Except as otherwise provided in Section 6.1:

(a)the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the accountants appointed by the Issuer pursuant to Section 10.10), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’

fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction;

(f)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified reasonably satisfactory to it for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior written notice to the Issuer and the Investment Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Issuer’s or the Investment Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h)the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Investment Manager;

(i)nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Investment Manager (unless and except to the extent otherwise expressly set forth herein);

(j)to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Certificate (and in the absence of its receipt of timely instruction therefrom, which may or may not be the Independent accountant appointed by the Issuer pursuant to Section 10.10, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Investment Manager, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository or for the actions or omissions of any such Person (including compliance with Rule 17g-5 requirements in accordance with Section 14.17), and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Investment Manager with the terms hereof or of the Investment Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Investment Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)in the event the Bank (in its individual capacity or as Trustee) is also acting in the capacity of Paying Agent, Notes Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party; provided, however, that the foregoing shall not be construed to impose upon the Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee;

(n)any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o)the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture. The delivery of reports and other documents and information to the Trustee hereunder or under any other Transaction Document is for information purposes only and the Trustee’s receipt of such documents and information shall not constitute constructive knowledge or notice of any information contained therein or determinable from information contained therein. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this subsection;

(q)the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communication services);

(r)to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, however, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee;

(t)in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w)neither the Trustee nor the Collateral Administrator shall have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or (ii) if the Investment Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with; and

(x)the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Investment Manager, the Issuer, any Paying Agent (other than the Trustee), any Authenticating Agent (other than the Trustee), any Clearing Corporation or any depository institution and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Investment Manager with the terms hereof or the Collateral Administration Agreement, or to verify or independently determine the accuracy of information received by it from the Investment Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets; and

(y)nothing herein shall be construed to impose any liability or obligation on the part of the Trustee to monitor compliance by any person with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, nor will the Trustee be deemed to have any knowledge of any failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references this Indenture.

The Bank and its affiliates, in each of their capacities under the Transaction Documents, including the Collateral Administrator and the Loan Agent, shall have the same rights, privileges and indemnities afforded to the Trustee in this Article VI; provided that such rights, privileges and indemnities shall be in addition to, and not in limitation of, any rights, privileges and indemnities set forth in the respective Transaction Documents.

Section 6.4Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Debt. The Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5May Hold Debt. The Trustee, the Loan Agent, any Paying Agent, Notes Registrar, the Loan Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, the Loan Agent, the  Paying Agent, Notes Registrar, the Loan Registrar or such other agent.

Section 6.6Money Held for the Benefit of the Secured Parties. Money held by the Trustee hereunder shall be held for the benefit of the Secured Parties to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7Compensation and Reimbursement.

(a) The Issuer agrees:

(i)to pay the Trustee (and the Bank in each of its other capacities under the Transaction Documents) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)except as otherwise expressly provided herein, to reimburse the Trustee (and the Bank in each of its other capacities under the Transaction Documents) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Bank in each of its other capacities under the Transaction Documents in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.8, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Investment Manager;

(iii)to indemnify the Trustee, the Bank in each of its other capacities under the Transaction Documents and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder or under any of the other Transaction Documents, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability whether brought by or involving any party to the Transaction Documents or any third party in connection with the administration, exercise or performance of any of their powers or duties hereunder and under any Transaction Document or instrument related hereto and the enforcement of any provision under the Transaction Documents; and

(iv)to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b)The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c)The Trustee hereby agrees not to cause the filing of a petition in bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year, or if longer the applicable preference period then in effect, and one day after the payment in full of all Notes issued under this Indenture and all of the Class A-L Loans incurred under the Class A-L Loan Agreement; provided that the foregoing shall not prohibit the filing of proofs of claim in any such action that is filed or commenced by a Person other than the Trustee or any Affiliate thereof.

(d)The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8Trustee Required; Eligibility. There shall at all times be a Trustee hereunder:  (a) which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, (b) having a combined, with its Affiliates, capital and surplus of at least U.S.$200,000,000, (c) subject to supervision or examination by federal or state authority, (d) in the case of a successor trustee, having a long-term issuer rating of at least “BBB” by S&P and (e) having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)The Trustee may resign at any time by giving not less than 60 days’ written notice thereof to the Issuer (and, subject to Section 14.3(c), the Issuer shall provide notice to the Rating Agency then rating a Class of Secured Debt), the Investment Manager and the Holders of the Debt. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Investment Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Debt of each Class (each voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)The Trustee may be removed at any time by Act of a Majority of each Class of Debt (each voting separately by Class) or the Investment Manager (solely if the Trustee defaults in the performance of any of its material duties under this Indenture or any of the Transaction Documents and has not cured such default within 60 days) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)If at any time:

(i)the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by providing notice of such event, to the Investment Manager, subject to Section 14.3(c), the Rating Agency and to the Holders of the Debt

as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause, subject to Section 14.3(c), such notice to be given at the expense of the Issuer.

(g)Any resignation or removal of the Trustee under Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture, as Collateral Administrator under the Collateral Administration Agreement and in any other capacity under the Transaction Documents.

Section 6.10Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Secured Debt or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (with notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Subject to Section 14.3(c), the Issuer shall notify the Rating Agency then rating a Class of Secured Debt of the appointment of a co-trustee hereunder.

Section 6.13Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Investment Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the

Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Investment Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Investment Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Investment Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Investment Management Agreement, such release and/or substitution shall be subject to Section 10.9 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Trustee will notify and provide to the Investment Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Investment Manager, the Trustee further agrees to provide to the Investment Manager from time to time, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the Investment Manager to perform its duties hereunder or under the Investment Management Agreement.

Section 6.14Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time-to-time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payment (or allocations of income) under the Debt, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer and to timely remit such amounts to the appropriate taxing authority. Such authorization, however, shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16Representative for Holders of Secured Debt Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Holders of each Class of the Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of each Class of the Secured Debt, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Notes Registrar, Transfer

Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a Proceeding at law or in equity).

(c)Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it is bound, which, in each of the foregoing cases, would have a material adverse effect on the Bank’s performance of its duties hereunder.

Section 6.18Communications with Rating Agency. Any written communication, including any confirmation, from the Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, press release, posting to the Rating Agency’s website, or other means then considered industry standard. For the avoidance of doubt, no written communication given by the Rating Agency under this Section 6.18 shall be deemed to satisfy the Rating Agency Condition unless such communication is provided by the Rating Agency specifically in satisfaction of the Rating Agency Condition.

Section 6.19Custodian of Underlying Instruments.

(a)Delivery of Underlying Instruments. In connection with each Collateral Obligation included in the Assets as of the Closing Date, and promptly following the acquisition of a Collateral Obligation after the date hereof, the Issuer shall deliver, or cause to be delivered, to the Trustee an electronic copy of the Underlying Instruments in respect of each Collateral Obligation. In taking and retaining custody of such electronic copies of the Underlying Instruments, the Trustee shall be deemed to be acting as the agent of the Secured Parties. Except as otherwise provided herein, the Trustee shall have no obligation to review or monitor any Underlying Instruments but shall only be required to hold those electronic copies of the Underlying Instruments received by it in safekeeping.

(b)Duties. From the Closing Date until its resignation or removal pursuant to Section 6.9, the Trustee shall accept delivery and retain custody of electronic copies of the

Underlying Instruments delivered by the Issuer pursuant to clause (a) above in accordance with the terms and conditions of this Indenture, all for the benefit of the Secured Parties.

ARTICLE VII

Covenants

Section 7.1Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on each Class of the Secured Debt, in accordance with the terms of such Secured Debt, this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture and the Class A-L Loan Agreement, as applicable.

Section 7.2Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Debt and the Issuer hereby appoints the Trustee as Transfer Agent at its applicable Corporate Trust Office, as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Corporation Service Company (the “Process Agent”), as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of such Debt and this Indenture and the Class A-L Loan Agreement may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Debt may be presented for payment; and (y) no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Debt to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Notes Register or Loan Register, as applicable, at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer fails to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Debt may be presented and surrendered for payment to the appropriate Paying Agent at its designated office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3Money for Debt Payments to be Held for the Benefit of the Secured Parties. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes (and, in the case of the Class A-L Loans, the Loan Agent).

When the Issuer shall have a Paying Agent that is not also the Notes Registrar or Loan Registrar, as applicable, the Issuer shall furnish, or cause the Notes Registrar or Loan Registrar, as applicable to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Debt held by each such Holder.

Whenever the Issuer has a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee and the Rating Agency. The Issuer shall not appoint any successor Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities; provided that, (x) so long as any Class of Debt is rated by S&P, with respect to any additional or successor Paying Agent, such Paying Agent has a long-term debt rating of “BBB-” or higher by S&P, or (y) the Moody’s equivalent rating. If such successor Paying Agent ceases to have a long-term debt rating of “BBB-” or higher by S&P or a short-term debt rating of “A-” or higher by S&P, or if such successor Paying Agent is not then rated by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)allocate all sums received for payment to the Holders of Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)hold all sums held by it for the payment of amounts due with respect to the Debt in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such

Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer (or any other obligor upon the Debt) in the making of any payment required to be made; and

(e)if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such deposited Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, providing notice of such release to Holders whose Debt has been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company formed under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as foreign company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Class A-L Loan Agreement, the Debt, or any of the Assets; provided that, at the direction of a Majority of the Subordinated Notes, the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of the Investment Manager so long as (i) written notice of such change shall have been given to the Trustee and, subject to Section 14.3(c), the Rating Agency, which notice shall be promptly forwarded by the Trustee to the Holders and the Investment Manager, (ii) the Rating Agency Condition is satisfied and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)The Issuer shall ensure that all limited liability company or other formalities regarding its existence (including, if required, holding regular board of directors’ or shareholders’ or members’ or managers’, or other similar, meetings to the extent required by applicable law) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, winding up or other insolvency Proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries; and (ii) (x) the Issuer shall not (A) have any employees (other than its members, officers or managers to the extent they are employees), (B) except as contemplated by the Investment Management Agreement, the Issuer’s limited liability company agreement and the Master Participation Agreement, engage in any transaction with any member that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Issuer’s limited liability company agreement and (iii) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one manager that is Independent of the Investment Manager.

Section 7.5Protection of Assets.

(a)The Investment Manager on behalf of the Issuer will cause the taking of such action within the Investment Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Investment Manager and the Trustee shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Investment Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of each Class of the Secured Debt hereunder and to:

(i)Grant more effectively all or any portion of the Assets;

(ii)maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)enforce any of the Assets or other instruments or property included in the Assets;

(v)preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of each Class of the Secured Debt in the Assets against the claims of all Persons and parties; or

(vi)pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments prepared and delivered to it, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Investment Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets” of the Issuer as the collateral.

(b)The Trustee shall not, except in accordance with Section 5.5 or Section 10.9(a), (b) and (c) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions).

Section 7.6Opinions as to Assets. On or before June 10th every five calendar years, commencing in 2030, the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7Performance of Obligations. (a) The Issuer shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Investment Manager under the Investment Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Holder of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8Negative Covenants. (a) The Issuer will not from and after the Closing Date:

(i)sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Investment Management Agreement;

(ii)claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt;

(iii)(A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture, the Class A-L Loan Agreement and the transactions contemplated hereby or (B)(1) issue any additional class of securities except in accordance with Section 2.13 and 3.2 or (2) issue any additional shares;

(iv)(A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Class A-L Loan Agreement or the Debt except as may be permitted hereby or by the Investment Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)amend the Investment Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)pay any distributions other than in accordance with the Priority of Payments;

(viii)permit the formation of any subsidiaries;

(ix)conduct business under any name other than its own;

(x)have any employees (other than members, officers or managers to the extent they are employees);

(xi)sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Investment Management Agreement;

(xii)fail to maintain an independent manager under the Issuer’s limited liability company agreement;

(xiii)permit the transfer of any of its membership interests so long as any Debt is Outstanding (provided that, the Issuer shall not permit the transfer of any of its membership interests except at the direction of the Investment Manager);

(xiv)elect to be classified as a corporation for U.S. federal income tax purposes;

(xv)for so long as any of the Debt is Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons; or

(xvi)for so long as any of the Debt is Outstanding, modify or amend its organizational or other organic documents.

(b)The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Investment Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Investment Manager in its sole discretion) loan trading documentation and (ii) any agreement with the IRS relating to compliance with FATCA.

(c)Notwithstanding anything contained in this Indenture to the contrary, the Issuer may not acquire any Class of the Secured Debt; provided that this Section 7.8(d) shall not be deemed to limit an Optional Redemption or Mandatory Redemption pursuant to the terms of this Indenture.

Section 7.9Statement as to Compliance. On or before June 10th in each calendar year commencing in 2026, or immediately if there has been a Default under this Indenture or the Class A-L Loan Agreement and prior to the issuance or incurrence of any additional Debt pursuant to Section 2.13, the Issuer, subject to Section 14.3(c), shall deliver to the Rating Agency, the Trustee, the Loan Agent and the Investment Manager (to be forwarded by the Trustee to each Holder making a written request therefor) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Investment Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the

Issuer has complied with all of its obligations under this Indenture and the Class A-L Loan Agreement or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10The Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company incorporated and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Classes of the Secured Debt and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

(c)if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Investment Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have delivered to the Rating Agency) an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Lien, to the Assets securing all of the Debt and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Classes of the Secured Debt; and in each case as to such other matters as the Trustee or any Holder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)the Merging Entity shall have notified the Investment Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have notified the Rating Agency) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act;

(h)[Reserved].

(i)the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee; and

(j)after giving effect to such transaction, the Successor Entity is not treated as a corporation (including a publicly traded partnership treated as a corporation) for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis (including any tax imposed under Section 1446 of the Code).

Section 7.11Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12No Other Business. The Issuer shall not have any employees (other than its members, officers, if any, and managers to the extent such members, officers or managers might be considered employees) and shall not engage in any business or activity other than issuing, incurring, paying and redeeming or repaying the Debt and any additional notes or loans issued or incurred pursuant to this Indenture, incurring the Class A-L Loans pursuant to the Class A-L Loan Agreement and originating, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party. The Issuer may amend, or permit the amendment of, the Issuer’s certificate of formation and limited liability company agreement, respectively, only if such amendment would satisfy the Rating Agency Condition.

Section 7.13Annual Rating Review. (a) So long as any Secured Debt of any Class remain Outstanding, on or before December 31 in each year commencing in 2026, the Issuer shall obtain and pay for an annual review of the rating of each such Class of the Secured Debt from the Rating Agency. The Issuer shall promptly notify the Trustee and the Investment Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of the Secured Debt have been, or is known will be, changed or withdrawn.

(b)The Issuer shall request and pay for an annual review of any Collateral Obligation that has an S&P Rating derived as set forth in clause (iii) of the of the definition of the term “S&P Rating”.

Section 7.14Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of any Notes, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner of any Debt that completes a Beneficial Ownership Certificate, to a prospective purchaser of such Notes designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Notes. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.15Calculation Agent. (a) The Issuer hereby agrees that for so long as any Class of the Secured Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer, the Investment Manager or their respective Affiliates, and is not a fund or account managed by the Investment Manager or Affiliates of the Investment Manager) to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms of this Indenture (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Investment Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Investment Manager, on behalf of the Issuer, the Issuer or the Investment Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control and is not controlled by or under common control with (x) the Issuer or its Affiliates, (y) the Investment Manager or its Affiliates or (z) funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 5:00 a.m. Chicago time on each Interest Determination Date (including, for the avoidance of doubt, the First Interest Period Reset Date), but in no event later than 5:00 p.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Debt during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of each Class of Secured Debt for the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, the Loan Agent, each Paying Agent, the Investment Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

(c)None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark (or other applicable Fallback Rate), (ii) to select, identify or designate any Fallback Rate, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, identify or designate any credit spread adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of a Benchmark (or other applicable Fallback Rate) and absence of a Fallback Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Investment Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or any other Transaction Document and reasonably required for the performance of such duties. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Investment Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

(d)None of the Trustee, the Calculation Agent or the Collateral Administrator shall have any responsibility or liability for, in connection with each Floating Rate Obligation, (i) monitoring the status of any Benchmark or any other applicable benchmark interest rate, (ii) determining whether a substitute index should or could be selected, (iii) determining the selection of any such substitute index or (iv) exercising any right related to the foregoing on behalf of the Issuer or any other Person.

Section 7.16Certain Tax Matters.

(a)As of the Closing Date, the Issuer will take the position that it is an entity disregarded as separate from the sole owner of the Subordinated Notes and shall not take any action or permit any other Person to take any action that would cause it to be classified as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes. The Issuer agrees to treat the Secured Notes (to the extent outstanding for U.S. federal income tax purposes) as indebtedness and the Subordinated Notes as equity, in each case, for U.S. federal, state and local income and franchise tax purposes, and shall take no action inconsistent with such treatment except as otherwise required by applicable law. The Issuer shall not engage in or permit any activity that would cause it to be treated as a corporation for U.S. federal income tax purposes, including, without limitation, by election or by operation of Section 7704 of the Code.  The Issuer will not recognize any Transfer of any Notes (or any interest therein) that would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) and any attempt to do so will be void ab initio.

(b)Upon the Trustee’s receipt of a written request of a Holder  (including, for purposes of this Section 7.16, any beneficial owner of Notes), delivered in accordance with the notice procedures of Section 14.3, the Trustee shall notify the Issuer, who shall (to the extent reasonably available) timely provide, or shall hire accountants and the accountants shall provide, to each Holder any information that such Person reasonably requests in order to comply with its federal, state, or local tax and information returns and reporting obligations.

(c) The Issuer shall provide, or shall hire accountants and the accountants shall provide, as soon as commercially practicable after the end of each taxable year of the Issuer, to each Partner, all information that can be reasonably obtained that is required for such Partner to file U.S. federal, state and local income or franchise tax or information returns (including, during periods when the Issuer is a partnership, Schedule K-1 (and, if applicable, Schedules K-2 and K-3) to IRS Form 1065).

(d)If the Issuer is aware that it has participated in a “reportable transaction” within the meaning of Section 6011 of the Code, and a Partner requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide (to the extent it can reasonably obtain such information), or cause its Independent Accountants to provide, such information that it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e)[Reserved.]

(f)Upon the Trustee’s receipt of a written request of a Holder of Secured Notes, delivered in accordance with the notice procedures of Section 14.3, for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such

Holder, the Trustee shall notify the Issuer, who shall cause its Independent Accountants to provide promptly to the Trustee and such requesting Holder all of such information.

(g)Notwithstanding any provision herein to the contrary, the Issuer shall take, any and all reasonable actions that it determines may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471 and 1472 of the Code, as well as any other provision of the Code or other applicable law, it being understood that the Issuer’s obligation under this sentence will be deemed satisfied with respect to any withholding and tax payment obligations under Section 1446 of the Code. Without limiting the generality of the foregoing, (i) Issuer may withhold any amount that it or any advisor retained by it or by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person and (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered any properly completed and executed documentation (including an IRS Form W-8IMY (together with appropriate attachments) in the case of the Issuer, if the Issuer is treated as a partnership for U.S. federal income tax purposes, or an IRS Form W-9 in the case of the Issuer’s sole owner, if the Issuer is treated as an entity disregarded from its sole owner that is a United States Person for U.S. federal income tax purposes, or applicable successor forms) to each issuer, counterparty, paying agent, and/or any applicable taxing authority, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction.

(h)[Reserved.]

(i)Upon a Re-Pricing or the adoption of a Fallback Rate that causes any Secured Debt to be deemed reissued for U.S. federal income tax purposes, the Issuer will cause its Independent certified public accountants to comply with any requirements under Treasury Regulations Section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether any Notes of the Re-Priced Class, Notes replacing the Re-Priced Class or any Floating Rate Debt subject to the adoption of the Fallback Rate are traded on an established market and (ii) if so traded, to determine the fair market value of such Secured Debt and to make available such fair market value determination to Holders of such Secured Debt in a commercially reasonable fashion, including by electronic publication, within, 90 days of the date of the Re-Pricing or the date that the Fallback Rate is adopted, as applicable.

(j)No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages (or interests therein) as determined for purposes of Section 7701(i) of the Code unless the Issuer has received Tax Advice to the effect that the ownership of such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(k)The following paragraphs (l) through (s)  assume the Issuer will be treated as a partnership, and not a disregarded entity, for U.S. federal income tax purposes.

(l)So long as the Issuer is treated as a partnership for U.S. federal income tax purposes, the Investment Manager will be the initial Partnership Representative and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the

Issuer; provided, that during any other period or if the Investment Manager declines to so designate a Partnership Representative, the Issuer (after consultation with the Investment Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative shall in all cases be a person qualified to act as such under the Code and related guidance. The Partnership Representative (or, if applicable, its agent and attorney in fact), shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Indenture in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Partners. Any action taken by the Partnership Representative (or, if applicable, its agent and attorney in fact) in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(m)The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner, in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).

(n)After giving effect to Section 7.16(o), all Issuer items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, after the allocation, each such Partner’s capital account is equal (as nearly as possible) to the amount that such Partner would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the Book Value of such asset), and (iii) distributed the remaining proceeds in accordance with the provisions of this Indenture (other than this Section 7.16), minus the sum of such Partner’s share of “partnership minimum gain” (within the meaning of Treasury Regulations Section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury Regulations Section 1.704-2(i)(3)).

(o)(i) This Section 7.16(o)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury Regulations Section 1.704-2(f), the “partner nonrecourse debt minimum gain chargeback” requirement contained in Treasury Regulations Section 1.704-2(i), and the “qualified income offset” requirement contained in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(ii)In the event that any Partner has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-

2(g)(1) and 1.704-2(i)(5), such Partner will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.16(o)(ii) will be made only if and to the extent that such Partner would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.16 have been tentatively made as if this Section 7.16 did not include this Section 7.16(o)(ii) or the “qualified income offset” requirement of Section 7.16(o)(i).

(iii)Nonrecourse deductions (within the meaning of Treasury Regulations Section 1.704-2(b)(1)) will be specially allocated to the Partners in the same manner as if they were not nonrecourse deductions.

(iv)No Partner will be allocated items of loss or deduction under Section 7.16(n) or this Section 7.16(o) if such allocation would cause or increase a deficit balance in such Partner’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(p)It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.16(o) be offset either with other special allocations made pursuant to Section 7.16(o) or with special allocations made pursuant to this Section 7.16(p). Therefore, notwithstanding any other provision of this Section 7.16 (other than Section 7.16(o)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after such offsetting allocations are made, the capital account balance of each Partner is, to the extent possible, equal to the capital account balance such Partner would have had if the special allocations made pursuant to Section 7.16(o) were not part of this Section 7.16 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.16(n).

(q)For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Partners in accordance with the allocations of the corresponding items for capital account purposes under Section 7.16(m), except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury Regulations Section 1.704-3.

(r)The Partnership Representative is authorized to amend the allocations described in this Section 7.16 as necessary to ensure that all allocations made pursuant to this Section 7.16 are treated as having “substantial economic effect” within the meaning of Section 704 of the Code.

(s)The Partnership Representative may, in its sole discretion, cause the Issuer to make an election under Section 754 of the Code or enter into a “withholding foreign partnership agreement” for U.S. federal income tax purposes.

(t)If the IRS, in connection with an audit governed by the Partnership Tax Audit Rules proposes an adjustment greater than U.S.$25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code together with any guidance issued thereunder or successor provisions (a “Covered Audit

Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Issuer has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than U.S.$25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome, make any reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code, together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any Taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules similar to the Partnership Tax Audit Rules. Any U.S. federal income Taxes paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer.

Section 7.17Effective Date.

(a)The Issuer will use commercially reasonable efforts to originate, own or purchase (or enter into commitments to purchase), on or before the Effective Date, Collateral Obligations that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test (excluding the S&P CDO Monitor Test) and the Coverage Tests.

(b)Within 25 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Administrator to provide (x) the following documents to the Rating Agency a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement, and may be in the form of a Monthly Report) identifying the Collateral Obligations and stating the following information (the “Effective Date Report”): (i) the Obligor, principal balance, coupon/spread, the Benchmark floor, if any, stated maturity, S&P Rating and country of domicile with respect to each Collateral Obligation as of the Effective Date and (ii) as of the Effective Date, the level of compliance with, and satisfaction or non-satisfaction of (A) each Coverage Test, (B) the Concentration Limitations and (C) the Collateral Quality Test (excluding the S&P CDO Monitor Test) and (y) to the Collateral Administrator an accountants’ certificate (the “Effective Date Accountants’ Certificate”) (A) recalculating and comparing the obligor, Principal Balance, coupon/spread, stated maturity, country of Domicile, S&P Rating with respect to each Collateral

Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) the Target Par Condition and (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Tests (excluding the S&P CDO Monitor Test) (the “Effective Date Specified Tested Items”); and (C) specifying the procedures undertaken by them to review data and computations relating to such Effective Date Accountants’ Certificate.

(c)If prior to the date 40 Business Days after the Effective Date, (1) the Collateral Administrator has not received an Effective Date Accountants’ Certificate from the Issuer indicating the level of compliance with, or satisfaction or non-satisfaction of Effective Date Specified Tested Items and the Rating Agency has not been provided with (i) a report identifying the Collateral Obligations and (ii) an Effective Date Report that shows each Overcollateralization Ratio Test was satisfied, the Concentration Limitations were complied with and the Collateral Quality Test (excluding the S&P CDO Monitor Test) was satisfied (collectively, a “Passing Report”) or (2) S&P has not provided written confirmation of the initial rating assigned by it on the Closing Date to each Class of Secured Debt rated by it on the Closing Date (any such event pursuant to clause (1) or clause (2) of this clause (c) constituting an “S&P Rating Confirmation Failure”) then (A) the Issuer (or the Investment Manager on the Issuer’s behalf) prior to the first Payment Date shall either (i) provide a Passing Report to the Rating Agency or (ii) request S&P to confirm prior to the first Payment Date that it will not reduce or withdraw its Initial Ratings of the Secured Debt (B) if, prior to the first Payment Date, the Issuer (or the Investment Manager on the Issuer’s behalf) has not provided a Passing Report to the Rating Agency, or obtained such confirmation from S&P, as described in the immediately preceding clause (A) of this clause (c), the Issuer (or the Investment Manager on the Issuer’s behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Account to the Principal Collection Account and may, prior to the first Payment Date thereafter, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Investment Manager on the Issuer’s behalf) to (i) provide to the Rating Agency a Passing Report or (ii) obtain from S&P, written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Secured Debt or (C) ensure that the conditions for an S&P Effective Date Deemed Rating Confirmation are met; provided further that, in lieu of any such transfer and application of funds as aforesaid, the Issuer (or the Investment Manager on the Issuer’s behalf) may take such action, including but not limited to, an Effective Date-Related Redemption and/or transferring amounts from the Interest Collection Account to the Principal Collection Account as Principal Proceeds (for use in an Effective Date-Related Redemption), sufficient to enable the Issuer (or the Investment Manager on the Issuer’s behalf) to (i) provide to the Rating Agency a Passing Report (including the S&P CDO Monitor Test) or (ii) obtain from S&P, written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Secured Debt; provided further that, amounts may not be transferred from the Interest Collection Account to the Principal Collection Account if, after giving effect to such transfer, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Debt on such next succeeding Payment Date or (II) such transfer would result in a deferral of interest with respect to the Deferred Interest Notes on the next succeeding Payment Date.

(d)S&P CDO Monitor Test. The Investment Manager may, at any time after the Closing Date upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Investment Manager for such election, the “S&P CDO Monitor Election Date”).

Section 7.18Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture other than Permitted Liens.

(ii)Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv)All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii)The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)(x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv)The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)The Issuer hereby represents, warrants and covenants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder) each payment of principal or interest with respect to the Notes made under this Indenture will have been made (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and (ii) in the ordinary course of business or financial affairs of the Issuer.

The Issuer agrees to notify the Investment Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.18 and shall not, without satisfaction of the Rating Agency Condition, waive any of the representations and warranties in this Section 7.18 or any breach thereof.

Section 7.19Information. The Issuer will deliver to the Trustee and the Rating Agency (and the Trustee shall furnish copies thereof to each of the Holders):

(a)as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet of the Investment Manager, of the Investment Manager as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by Independent public accountants of nationally recognized standing;

(b)as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, (i) a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet of the Investment Manager, of the Investment Manager as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Issuer’s fiscal year ended at the end of such quarter and (ii) such other information reasonably requested by the Majority of any Class of Debt in writing; and

(c)simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Issuer certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Issuer on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of notes, and (y) that an Authorized Officer of the Issuer has reviewed the terms of the Transaction Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Issuer during the period beginning on the date through which the last such review was made pursuant to this Section 7.19(c) (or, in the case of the first certification pursuant to this Section 7.19(c), the Closing Date) and ending on a date not more than ten Business Days prior to the date of such delivery and that on the basis of such financial statements and such review of the Transaction Documents, no Default occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Issuer is taking or proposes to take in respect thereof.

Section 7.20Credit Estimates.  For any Collateral Obligation which has an S&P Rating determined pursuant to clause (iii) of the definition of “S&P Rating”, the Investment Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate. So long as (i) the Investment Manager acts in accordance with the procedures and requirements specified in the definition of “S&P Rating” relating to credit estimates and (ii) during the immediately preceding 12 calendar months, no more than five Collateral Obligations that were Deemed Rated Obligations have received credit estimates that have resulted in such Deemed Rated Obligations that were not deemed to be CCC Collateral Obligations to constitute CCC Collateral Obligations or Defaulted Obligations as a result of the receipt of an applicable credit estimate, the applicable Concentration Limitations shall not be breached if a Deemed Rated Obligation becomes a CCC Collateral Obligation due to such Collateral Obligation receiving a lower credit estimate than the rating determined by the Investment Manager with respect to such Collateral Obligation pursuant to, and in accordance with, clause (iii)(B) of the definition of “S&P Rating”.

Section 7.21EU Transparency Requirements. The Issuer hereby agrees, if and to the extent an Article 7 Reporting Request is made, to be designated as the entity responsible for the required Article 7 Reporting. All costs and expenses incurred by any person (other than an EU Institutional Investor or an EU Connected Investor) with respect to any Article 7 Reporting Request and the provision of Article 7 Reporting (including, but not limited to, the appointment of any Reporting Agent and any amendments to the Transaction Documents that may be necessary or desirable to facilitate such Article 7 Reporting) shall constitute Administrative Expenses and shall be payable subject to and in accordance with the Priority of Payments.

Section 7.22OFAC.  The Issuer covenants and represents (a) that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”) and (b) that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

ARTICLE VIII

Supplemental Indentures

Section 8.1Supplemental Indentures Without Consent of Holders of Debt. Without the consent of the Holders of any Class of Debt, except as otherwise set forth in this Section 8.1, and, except as provided in Section 8.3, without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Debt would be materially and adversely affected thereby, the Issuer, when authorized by Resolutions, and the Trustee, with the written consent of the Investment Manager, at any time and from time to time subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Debt;

(ii)to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties or to surrender any right or power conferred upon the Issuer by this Indenture;

(iii)to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)(A) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and (B) to add to or change any of the provisions of this Indenture, as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)to modify the restrictions on and procedures for resales and other transfers of Debt to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or otherwise comply with any applicable securities law, or to remove restrictions on resale and transfer to the extent not required thereunder, including, without limitation, by reducing the minimum denomination of any Class of Notes;

(vii)to make such changes (including the removal and appointment of any listing agent, transfer agent or paying agent) as shall be necessary or advisable in order for the Notes to be listed or remain listed on an exchange and otherwise to amend this Indenture to incorporate any changes required or requested by governmental authority, stock exchange authority, listing agent, transfer agent or paying agent for the Debt in connection therewith;

(viii)to correct or supplement any inconsistent or defective provisions in this Indenture or to cure any ambiguity, omission or errors in this Indenture;

(ix)to conform the provisions of this Indenture to the Offering Circular;

(x)to take any action advisable, necessary or helpful (A) to prevent the Issuer, the Holders, or the Trustee from becoming subject to (or to otherwise minimize) any withholding or other Taxes (including any tax imposed under Section 1446 of the Code), or (B) to prevent the Issuer from being treated as a taxable mortgage pool, publicly traded partnership taxable as a corporation, or as other than a partnership (that is not a publicly traded partnership taxable as a corporation) or a disregarded entity for U.S. federal income tax purposes;

(xi)to make such changes as shall be necessary to permit the Issuer to (A) issue (or incur) additional Debt, as applicable, of any one or more existing Classes and/or Junior Mezzanine Notes; provided that any such additional issuance (or incurrence), as applicable, of notes or loans shall be issued (or incurred), as applicable, in accordance with this Indenture, including Sections 2.13 and 3.2; provided further that the supplemental indenture effecting such additional issuance or incurrence may not amend the requirements described under Sections 2.13 and 3.2; (B) with the consent of a Majority of the Subordinated Notes, effect or facilitate any Refinancing in accordance with this Indenture, including, (x) in the case of a Refinancing of less than all Classes of Secured Debt, to establish a non-call period for the securities or loans issued in connection with such Refinancing or prohibit a future refinancing of such loans or securities or (y) in the case of a Refinancing of all Classes of Secured Debt, to make changes pursuant to clause (xxviii) below, (C) make any modification or amendment determined by the Investment Manager (based on the advice of Paul Hastings LLP or Milbank LLP or other nationally recognized counsel) to be necessary in order for a Refinancing not to be subject to, or not cause the Investment Manager, the EU/UK Retention Holder or the U.S. Retention Holder (or any other “sponsor” (as defined for purposes of the U.S. Risk Retention Rules)) to violate, the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, as applicable or (D) with the consent of a Majority of the Class A Debt, to issue one or more Conversion Classes in connection with the exercise of a Conversion Option;

(xii)to amend the name of the Issuer;

(xiii)with the consent of a Majority of the Controlling Class, to evidence any waiver or modification by S&P, as to any requirement or condition, as applicable, of S&P set forth herein;

(xiv)to modify the terms hereof in order that it may be consistent with the requirements of any NRSRO, including to address any change in the rating methodology employed by such NRSRO;

(xv)to take any action necessary or advisable for any Bankruptcy Subordination Agreement; and to issue new Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Trustee determines that one or more beneficial owners of such Class have failed to comply with any Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Debt issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Debt of such Class;

(xvi)(A) to effect a Re-Pricing in accordance with this Indenture; provided that in connection with a Re-Pricing of less than all Classes of the Secured Debt, a supplemental indenture described in this clause (xvi) may establish a non-call period with respect to, or prohibit the refinancing of, the Re-Pricing Replacement Notes (with the consent of a Majority of the Subordinated Notes); provided further that, in the event of a Re-Pricing of all Classes of Secured Debt, any changes made pursuant to a supplemental indenture described in this clause (xvi) (a) will be deemed to not materially and adversely affect any of the Secured Debt, (b) will not require the consent of any of the holders of Secured Debt and (c) will be effective in accordance with the requirements for a Re-Pricing set forth in Section 9.7 or (B) in connection with a Re-Pricing, with the consent of the Investment Manager, to make modifications that are determined by the Investment Manager to be necessary in order for such Re-Pricing not to be subject to the U.S. Risk Retention Rules;

(xvii)to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Investment Manager;

(xviii)to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xix)to facilitate any necessary filings, exemptions or registrations with the CFTC;

(xx)to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government, the United Kingdom or any Member State of the European Economic Area or otherwise under European law, after the Closing Date that are applicable to the Issuer, the Debt or the transactions contemplated by this Indenture, the Class A-L Loan Agreement or by the Offering Circular, including, without limitation, with the U.S. Risk Retention Rules, the EU/UK Risk Retention Requirements, securities laws or the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, and technical or interpretive guidance thereunder, or any amendment in relation to the Volcker Rule;

(xxi)(A) to make any modification determined by the Investment Manager (based on the advice of Paul Hastings LLP or Milbank LLP or other nationally recognized counsel) necessary or advisable to comply with U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements or any applicable provisions of the EU/UK Securitisation Regulations, including, without limitation, in connection with a Refinancing, Optional Redemption, additional issuance, or material amendment to any Transaction Document and (B) to facilitate adjustments to be made to the form of the Monthly Reports to assist an Institutional Investor in its compliance with Article 5(1)(e) of the EU Securitisation Regulation and/or UK SECN 4.2.1 R(1)(e), as applicable, if, in the sole discretion of the Investment Manager, such adjustments are necessary to comply with (x) regulatory and/or implementing technical standards in respect of disclosure requirements under Article 7(3) and Article 7(4) of the EU Securitisation Regulation or (y) guidance issued on the application or jurisdictional scope of such standards, Article 5(1)(e) of the EU Securitisation Regulation and/or UK SECN 4.2.1 R(1)(e), as applicable, or the disclosure requirements in Article 7 of the EU Securitisation Regulation or the UK Transparency Requirements more generally, in each case;

(xxii)notwithstanding paragraph (xxi) above, to make any modification to the Transaction Documents determined by the EU/UK Retention Holder or the Investment Manager necessary or desirable to comply with any Article 7 Reporting Request and/or to facilitate any related Article 7 Reporting (including to reflect the appointment of any Reporting Agent in connection therewith);

(xxiii)with the consent of a Majority of the Controlling Class,  to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver of the provisions of this Indenture if the Investment Manager determines that such additional agreement or amendment, modification or waiver of the provisions of this Indenture would not, upon or after becoming effective, materially and adversely affect the rights or interests of Holders of any Class of Notes;

(xxiv)to make Benchmark Replacement Conforming Changes as are necessary or advisable in the reasonable judgment of the Investment Manager to facilitate the change in Benchmark;

(xxv)with the consent of a Majority of the Controlling Class, to modify or amend (A) the definition of Collateral Obligation, Credit Amendment, Credit Improved Obligation, Credit Risk Obligation, Defaulted Obligation, Eligible Investment, Eligibility Criteria, Equity Security, Loss Mitigation Obligation, Maturity Amendment or Specified Equity Security, (B) the restrictions on the sales of Collateral Obligations, (C) any restrictions on voting in favor of Credit Amendments or Maturity Amendments and (D) the definitions related thereto which affect the calculation thereof and with respect to which the Rating Agency Condition is satisfied;

(xxvi)with the consent of a Majority of the Controlling Class, to modify or amend any component of the Collateral Quality Tests, the Coverage Tests, the Concentration Limitations and the definitions related thereto which affect the calculation thereof and with respect to which the Rating Agency Condition is satisfied;

(xxvii)to amend the Interest Rate and/or extend the Non-Call Period of either the Class B Notes or the Class C Notes; provided, that  any changes made pursuant to a supplemental indenture described in this clause (xxvii) shall require (A) the consent of each of (i) a Majority of the Subordinated Notes and (ii)(x) for any such changes made with respect to the Class B Notes, each Holder of any Outstanding Class B Notes and (y) for any such changes made with respect to the Class C Notes, each Holder of any Outstanding Class C Notes and (B) the satisfaction of the Rating Agency Condition; or

(xxviii)with the consent of the Majority of the Subordinated Notes and solely in respect of a Refinancing of each Class of Secured Debt then Outstanding, to (A) effect an extension of the end of the Reinvestment Period, (B) establish a non-call period for the securities or loans issued in connection with such Refinancing or prohibit a future refinancing of such loans or securities, (C) modify the Maximum Weighted Average Life

Test, (D) provide for a stated maturity of such securities or loans issued in connection with such Refinancing that is later than the Stated Maturity of the Secured Debt, (E) effect an extension of the Stated Maturity of the Subordinated Notes and/or (F) make any other supplements or amendments to this Indenture that would otherwise be subject to the consent rights set forth in Section 8.1 or Section 8.2 (any such amendment pursuant to this clause (xxviii), a “Reset Amendment”).

Section 8.2Supplemental Indentures With Consent of Holders of Debt. (a) With the written consent of the Investment Manager, a Majority of each Class of Secured Debt materially and adversely affected thereby, if any, a Majority of the Subordinated Notes, and any Hedge Counterparty materially and adversely affected thereby, the Trustee and the Issuer may, subject to Section 8.3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, other than in connection with a Reset Amendment, no such supplemental indenture shall, without the consent of each Holder of any Outstanding Debt of each Class materially and adversely affected thereby:

(i)change the Stated Maturity of the principal of or the due date of any installment of interest on any Class of the Secured Debt, reduce the principal amount thereof or, other than in connection with a Re-Pricing, the rate of interest thereon or the Redemption Price with respect to any Notes, or change the earliest date on which Debt of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on any Class of the Secured Debt or distributions on the Subordinated Notes, or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or prepayment, on or after the applicable Redemption Date); provided that (x) this Indenture may be amended without the consent of the Holders to facilitate a change from the current Benchmark to a Fallback Rate and (y) the rate of interest and earliest date on which the Class B Notes and the Class C Notes may be redeemed may be changed, subject only to the requirements under Section 8.1(xxvii);

(ii)reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Class of the Secured Debt of the security afforded by the lien of this Indenture;

(v)reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of the Secured Debt whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s determination to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Debt the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of any Debt Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii)modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a) (other than, for the avoidance of doubt, to reflect the terms of a Refinancing or Re-Pricing); or

(viii)other than in connection with a Re-Pricing or any Benchmark Replacement Conforming Changes, modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Class of the Secured Debt, or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Class of the Secured Debt to the benefit of any provisions for the redemption of such Secured Debt contained herein.

(b)Notwithstanding any other provision relating to supplemental indentures, at any time after the expiration of the Non-Call Period, if any Class of Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended (including, without limitation, in connection with a Refinancing), the written consent of any holder of any Debt of such Class will not be required with respect to such supplemental indenture.

(c)Any Non-Accepting Holders shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after, the Re-Pricing Redemption Date.

Section 8.3Execution of Supplemental Indentures. (a) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)With respect to any supplemental indenture permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class materially and adversely affected thereby and/or any Hedge Counterparty materially and adversely affected thereby, the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer’s certificate of the Investment Manager (as applicable) as to (i) whether or not the Holders of any Class of the Secured

Debt would be adversely affected or materially and adversely affected, as applicable, by such supplemental indenture, (ii) whether or not the Subordinated Notes would be materially and adversely affected by such supplemental indenture and (iii) whether or not a non-consenting Hedge Counterparty would be materially and adversely affected by such supplemental indenture. Such determination shall, in each such case, be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or such an Officer’s certificate of the Investment Manager.

(c)At the cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 10 Business Days (or five Business Days if in connection with any Benchmark Replacement Conforming Changes or a Refinancing, Re-Pricing or additional issuance) prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2, the Trustee shall deliver to the Investment Manager, the Loan Agent, the Collateral Administrator, each Hedge Counterparty, and the Holders (other than, with respect to a supplemental indenture to effect a Refinancing, the Holders to be redeemed (or repaid) in connection with such Refinancing) a copy of such supplemental indenture. At the cost of the Issuer, for so long as any Class of the Secured Debt shall remain Outstanding, the Issuer shall provide to the Rating Agency (i) a copy of any proposed supplemental indenture at least 10 Business Days (or five Business Days if in connection with any Benchmark Replacement Conforming Changes or a Refinancing, Re-Pricing or additional issuance) prior to the execution thereof and (ii) a copy of the executed supplemental indenture after its execution. Following such delivery by the Trustee if any changes are made to such supplemental indenture other than changes of a technical nature or to correct typographical errors, to conform to Rating Agency requirements or to adjust formatting, then at the cost of the Issuer, for so long as any Debt shall remain outstanding, not later than two Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 10 Business Days or five Business Days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this paragraph), the Trustee shall deliver to the Investment Manager, the Loan Agent, the Collateral Administrator, each Hedge Counterparty and the Holders a copy of such supplemental indenture as revised, indicating the changes that were made. If, prior to delivery by the Trustee of such supplemental indenture as revised, any Holder has provided its written consent to the supplemental indenture as initially distributed, such Holder will be deemed to have consented in writing to the supplemental indenture as revised unless such Holder has provided written notice of its withdrawal of such consent to the Trustee and the Issuer not later than one Business Day prior to the execution of such supplemental indenture. At the cost of the Issuer, the Trustee shall provide to the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(d)It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any

Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(e)The Investment Manager will not be bound to follow any supplement to this Indenture until it has consented thereto in accordance with this Indenture. The Issuer will agree under the Investment Management Agreement and agrees pursuant to this Indenture that it will not permit to become effective any supplemental indenture unless the Investment Manager has been given prior written notice of such supplement and the Investment Manager has expressly consented thereto in writing. None of the Trustee or the Collateral Administrator shall be obligated to enter into any supplemental indenture which affects the Trustee’s or the Collateral Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

(f)[Reserved.]

(g)Notwithstanding any other provision relating to supplemental indentures, the Issuer and the Trustee may only enter into one or more supplemental indentures, with or without consent of holders, to the extent that Tax Advice is delivered to the Trustee to the effect that the execution of such supplemental indenture will not (A) result in the Issuer being treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal income tax on a net basis (including any tax imposed under Section 1446 of the Code) other than by operation of Chapter 63 of the Code or (B) cause any ERISA Unrestricted Secured Notes deemed exchanged pursuant to Section 1001 of the Code (as a result of such supplemental indenture) to be treated as other than debt for U.S. federal income tax purposes (at a will level of comfort).

Section 8.4Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder and every Holder of Class A-L Loans incurred under the Class A-L Loan Agreement shall be bound thereby.

Section 8.5Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE IX

Redemption Of DEBT

Section 9.1Mandatory Redemption. If a Coverage Test is not satisfied on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Debt pursuant to the Priority of Payments (a “Mandatory Redemption”). All Secured Debt to be redeemed or repaid pursuant to a Mandatory Redemption must be redeemed or repaid, as applicable, in order of priority.

Section 9.2Optional Redemption. (a) The Secured Debt shall be redeemable by the Issuer on any Business Day after the Non-Call Period, at the written direction of (x) the Investment Manager (with the consent of a Majority of the Subordinated Notes) or (y) a Majority of the Subordinated Notes (with the consent of the Investment Manager), as follows:  based upon such written direction, (i) the Secured Debt shall be redeemed or repaid in whole (with respect to all Classes of the Secured Debt) but not in part from Sale Proceeds and/or Refinancing Proceeds; or (ii) the Secured Debt shall be redeemed or repaid in part by Class from Refinancing Proceeds (so long as any Class of Secured Debt to be redeemed or repaid, as applicable, represents not less than the entire Class of such Secured Debt). In connection with any such Optional Redemption, the Secured Debt shall be redeemed or repaid, as applicable, at the applicable Redemption Prices and the above described written direction must be provided to the Issuer, the Investment Manager and the Trustee not later than 14 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Business Day on which such redemption or repayment is to be made. The terms of any Optional Redemption or Refinancing in respect of the Debt, whether in whole or in part, in each case, and any financial institutions acting as lenders thereunder or purchasers thereof shall be subject to the consent of the Investment Manager and any Refinancing shall satisfy the conditions set forth in this Section 9.2. For the avoidance of doubt, the Investment Manager (or an affiliate thereof, including the Retention Holder) shall have the right to acquire Debt of one or more Classes in connection with any Refinancing if the Investment Manager and/or the Retention Holder determines in its sole discretion that such acquisition is necessary to comply with the Retention Requirements.

(b)The Subordinated Notes may be redeemed, in whole but not in part (subject to Sections 9.2(e) and (f) with respect to a redemption from proceeds that include Refinancing Proceeds), on any Business Day on or after the redemption or repayment in full of the Secured Debt, at the direction of a Majority of the Subordinated Notes.

(c)In the event of any redemption or repayment pursuant to this Section 9.2 or Section 9.3, the Issuer shall, at least 12 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed or repaid on such Redemption Date and the applicable Redemption Prices.

(d)[Reserved.]

(e)In the case of a Refinancing upon a redemption or repayment of the Secured Debt in whole but not in part, such Refinancing shall only be effective if (i) the Refinancing Proceeds (including any amounts available for such purpose in the Permitted Use Account), all Sale Proceeds from the sale of Collateral Obligations and other Assets in accordance with the procedures set forth herein, Available Interest Proceeds and all other available funds will be at least sufficient to redeem or repay simultaneously the Secured Debt, in whole but not in part, at the Redemption Price thereof, all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Issuer, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing; provided, that, if not paid on the date of the Refinancing, such amounts (other than the Redemption Prices) will be adequately provided for from the Interest Proceeds available to be applied to the payment thereof as Administrative Expenses under the Priority of Payments on the subsequent two Payment Dates, after taking into account all amounts required to be paid pursuant to the Priority of Payments on such  subsequent Payment Dates prior to distributions to the Holders of the Subordinated Notes, (ii) the Sale Proceeds, Refinancing Proceeds, Available Interest Proceeds and other available funds are used (to the extent necessary) to make such redemption or repayment and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i). Notwithstanding anything to the contrary herein, unless it consents to do so, none of the Investment Manager, the Retention Holder, any Affiliate of the Investment Manager or any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will be required to purchase any refinancing obligations.

(f)In the case of a Refinancing upon a redemption or prepayment of the Secured Debt in part by Class, such Refinancing will only be effective if (i) the Refinancing Proceeds and the Available Interest Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing, (ii) the Refinancing Proceeds and the Available Interest Proceeds are used (to the extent necessary) to make such redemption or repayment, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i), (iv) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Debt being redeemed or repaid with the proceeds of such obligations; provided that with respect to each Class of Secured Debt not being redeemed or repaid on such date of Refinancing, the aggregate principal amount of all classes of Secured Debt ranking senior to such Class is not increased as a result of the Refinancing, (v) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced, (vi) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for on or prior to the second Payment Date immediately following such Refinancing from (a) Refinancing Proceeds and Available Interest Proceeds, (b) amounts on deposit in the Permitted Use Account or (c) provided that such amounts in clauses (a) and (b) are insufficient, Interest Proceeds available to be applied to the payment thereof under the Priority of Payments on the subsequent two Payment Dates, after taking into account all amounts required to be paid pursuant to the Priority of Payments on such  subsequent Payment Dates prior to distributions to the Holders of the Subordinated Notes (except for expenses owed to persons that the Investment Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with this Indenture without regard to the Administrative Expense Cap), (vii) the interest rate of any obligations providing the Refinancing will not be greater than the interest rate of the Secured Debt subject to such Refinancing (provided that (A) such condition shall be satisfied if the weighted average spread over the Benchmark or fixed rate with respect to the obligations providing the Refinancing is less than the weighted average spread or fixed rate of the Secured Debt subject to Refinancing and (B) any Pari Passu Class may be refinanced using a single class of fixed rate obligations or floating rate obligations), (viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced and (ix) Tax Advice shall be delivered to the Issuer and the Trustee to the effect that the Refinancing will not (A) cause the Issuer to be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to U.S. federal income tax on a net basis (including any tax imposed under Section 1446 of the Code) other than by operation of Chapter 63 of the Code or (B) cause any Class of ERISA Unrestricted Secured Notes of a Class not being refinanced to be deemed exchanged pursuant to Section 1001 of the Code (as a result of such Refinancing) and treated as other than debt for U.S. federal income tax purposes (at a will level of comfort).

(g)The Holders of the Subordinated Notes will not have any cause of action against any of the Issuer, the Investment Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above (as certified by the Issuer), then the Issuer and the Trustee (at the direction of the Issuer) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing, to make changes of a technical nature or to correct typographical errors, to conform to Rating Agency requirements or to adjust formatting and no further consent for such amendments shall be required from the Holders of the Debt (other than a Majority of the Subordinated Notes).

(h)In the case of a Refinancing, Refinancing Proceeds will not constitute Interest Proceeds or Principal Proceeds, but shall be applied, together with Available Interest Proceeds, on the related Redemption Date in the following order of priority: (1) first, to pay the Redemption Price of each Class of Secured Debt being refinanced, (2) second, to pay any expenses related to such Refinancing and (3) any remaining Refinancing Proceeds will be deposited into the Collection Account as Interest Proceeds or Principal Proceeds, as designated by the Investment Manager; provided that, with respect to this clause (3), in the case of a Refinancing of less than all Classes of Secured Debt, Refinancing Proceeds may only be designated as Interest Proceeds in an amount up to the Excess Par Amount.

(i)Upon election by the Investment Manager, the First Look Right shall apply to any Assets sold by the Investment Manager on behalf of the Issuer in accordance with an Optional Redemption.

(j)In connection with a Refinancing of all Classes of Secured Debt, the Investment Manager may decide to designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds, and direct the Trustee to apply such excess par either (i) for direct distribution to the holders of the Subordinated Notes without regard to the Priority of Payments on such Redemption Date or (ii) on the first Payment Date thereafter as Interest Proceeds in accordance with the Priority of Payments; provided that a Majority of the Subordinated Notes consents to the amount to be so applied pursuant to the foregoing clause (i) and/or clause (ii) and the amounts to be so applied.

Section 9.3Tax Redemption. (a) The Debt of each Class shall be redeemed or repaid on any Business Day after the Non-Call Period in whole but not in part (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of a Majority of any Affected Class or a Majority of the Subordinated Notes, in either case following the occurrence of (and due to) a Tax Event, using Sale Proceeds and/or Refinancing Proceeds.

(b)No such Tax Redemption shall occur unless (i) the Refinancing Proceeds (including any amounts available for such purpose in the Permitted Use Account), all Sale Proceeds from the sale of Collateral Obligations and other Assets in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Debt, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price, all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Issuer, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Tax Redemption, and any accrued and unpaid Senior Investment Management Fee, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption and, (iii) the agreements relating to the Tax Redemption contain limited recourse and non-petition; provided that any Holder of a Secured Debt, by notifying the Trustee in writing prior to the Redemption Date, may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holder of such Secured Debt. For the avoidance of doubt, any Secured Debt to be redeemed or repaid pursuant to this Section 9.3 must be redeemed or repaid, as applicable, in order of priority.

(c)Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Investment Manager, the Holders and the Issuer (which shall notify the Rating Agency) thereof.

(d)If an Officer of the Investment Manager obtains actual knowledge of the occurrence of a Tax Event, the Investment Manager shall promptly notify in writing the Issuer (which shall notify the Rating Agency), the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Debt. Until the Trustee receives written notice from the Investment Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge of any Tax Event.

Section 9.4Redemption Procedures. (a) In the event of any redemption or prepayment pursuant to Section 9.2 or 9.3, the written direction required thereby shall be provided to the Issuer, the Trustee and the Investment Manager not later than 14 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Redemption Date on which such redemption or repayment is to be made (which date shall be designated in such notice). In the event of any redemption or repayment pursuant to Section 9.2 or 9.3, a notice of redemption or repayment shall be given by email transmission or first-class mail, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder’s address in the Notes Register or the Loan Register, as applicable, and the Rating Agency.

(b)All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)the applicable Redemption Date;

(ii)the Redemption Prices of the Debt to be redeemed or repaid;

(iii)all of the Secured Debt that is to be redeemed or repaid are to be redeemed or repaid in full and that interest on such Secured Debt shall cease to accrue on the Redemption Date specified in the notice;

(iv)the place or places where Debt is to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v)whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)The Issuer (with the consent of the Investment Manager), a Majority of the Subordinated Notes (in respect of a written direction of a Majority of the Subordinated Notes) or the Investment Manager (in respect of a written direction of the Investment Manager) may withdraw or amend (including to amend the Redemption Date pursuant to the definition thereof for one or more Classes of Secured Debt) any such notice of an Optional Redemption or Tax Redemption on any day up to the Business Day prior to the proposed Redemption Date. The failure to effect any Optional Redemption or Tax Redemption which is withdrawn by the Issuer in accordance with this Indenture will not constitute an Event of Default. Any withdrawal or amendment of such notice of redemption or repayment will be made by written notice to the Trustee and the Investment Manager. If the Issuer so withdraws any notice of an Optional Redemption or Tax Redemption or are otherwise unable to complete a redemption or repayment of the Debt pursuant to Section 9.2 or Section 9.3, and do not amend such notice, the Issuer will comply with all binding agreements, and the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption or repayment may be reinvested in accordance with the Eligibility Criteria during the Reinvestment Period at the Investment Manager’s sole discretion (on behalf of the Issuer). If the proceeds are not reinvested, or with respect to sales after the Reinvestment Period, the proceeds will be applied as Principal Proceeds as described in the Priority of Payments on the next Payment Date.

(d)Notice of redemption or repayment pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption or repayment, or any defect therein, to any Holder of any Debt selected for redemption or repayment shall not impair or affect the validity of the redemption or repayment of any other Debt.

(e)Unless Refinancing Proceeds are being used to redeem or repay the Secured Debt in whole or in part, upon receipt of a notice of redemption of the Secured Debt pursuant to Section 9.2(a) or Section 9.3, the Investment Manager in its sole discretion shall direct the sale or sales (and the manner thereof) of all or part of the Collateral Obligations and other Assets in an amount sufficient that the proceeds from such sale or sales and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt (subject, in the case of an Optional Redemption, to Section 9.2(e) above and, in the case of a Tax Redemption, to Section 9.3(b) above) and to pay all amounts set forth in clauses (A) (without regard to the Administrative Expense Cap), (B) and (C) of Section

11.1(a)(i), as more particularly set forth in Section 9.4(f) below. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Debt and to pay such fees and expenses, the Secured Debt may not be redeemed. The Investment Manager, in its sole discretion, may effect the sale or sales of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(f)Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Debt may be optionally redeemed unless (i) at least three Business Days before the scheduled Redemption Date the Investment Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Investment Manager on behalf of the Issuer has entered into a binding agreement or agreements with (x) a financial or other institution or institutions or (y) a special purpose entity meeting all the Rating Agency’s then-current bankruptcy-remoteness criteria to purchase (which purchase may be through a participation), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets and/or the Hedge Agreements at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all amounts set forth in clauses (A) (without regard to the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i) and redeem all of the Classes of Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of the Secured Debt, such other amount that a Holder of such Secured Debt has elected to receive, in the case of an Optional Redemption or Tax Redemption where a Holder of such Secured Debt has elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holder of such Secured Debt), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Issuer shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its principal balance and its Market Value (expressed as a percentage of the par amount of such Collateral Obligation), shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of the Secured Debt, such other amount that a Holder of such Secured Debt has elected to receive, in the case of an Optional Redemption or Tax Redemption, where a Holder of any Secured Debt has elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holder of such Secured Debt) of the Secured Debt then Outstanding and (y) all amounts set forth in clauses (A) (regardless of the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i). Any certification delivered by the Issuer pursuant to this Section 9.4(f) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.4(f). Subject to the First Look Right, any Holder of Debt, the Investment Manager or any of the Investment Manager’s Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

Section 9.5Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt shall, on the Redemption Date, subject to Section 9.4(f) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Classes of Debt that are Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on the Debt to be so redeemed or repaid, the Holder shall present and surrender such Debt at the place specified in the notice of redemption or repayment on or prior to such Redemption Date. Payments of interest on Secured Debt so to be redeemed or repaid which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Debt, or one or more predecessor Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)If any Secured Debt called for redemption or repayment shall not be paid upon surrender thereof for redemption or repayment, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remain Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

Section 9.6Special Redemption and Effective Date-Related Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date during the Reinvestment Period (any such date, a “Special Redemption Date”), if the Investment Manager at its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least thirty consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Investment Manager in its sole discretion and which would satisfy the Eligibility Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, or as necessary to reduce a Retention Deficiency (if one exists) to zero (a “Special Redemption”).

On the Special Redemption Date, the amount in the Collection Account representing Principal Proceeds which the Investment Manager has determined (with written notice to the Trustee and the Collateral Administrator) cannot be reinvested in additional Collateral Obligations (such amount, the “Special Redemption Amount”), will be applied as described in the Priority of Payments in accordance with the Debt Payment Sequence and the Reinvestment Period shall terminate, subject to reinstatement at the direction of the Investment Manager upon prior written notice to the Rating Agency. All Secured Debt to be redeemed or repaid under a Special Redemption must be redeemed or repaid, as applicable, in order of priority.

Principal payments on the Debt shall be made in whole or in part, at par without payment of any redemption premium, in accordance with the Priority of Payments if, after the Effective Date, the Investment Manager notifies the Trustee five Business Days before the applicable Effective Date-Related Redemption Date that a redemption is required in order to (i) enable the Issuer (or the Investment Manager on the Issuer’s behalf) to provide a Passing Report to the Rating Agency or (ii) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Debt (an “Effective Date-Related Redemption”).

For each Effective Date-Related Redemption, on the first Payment Date following the Collection Period for which the notice thereof is effective (an “Effective Date-Related

Redemption Date”), funds in the Collection Account or the Payment Account will be available to be applied in accordance with Section 11.1(a)(i) to the extent of available Interest Proceeds and in accordance with Section 11.1(a)(ii) to the extent of available Principal Proceeds (an “Effective Date-Related Redemption Amount”).

Notice of payments pursuant to this Section 9.6 shall be given by the Issuer or, upon an Issuer Order, the Trustee in the name and at the expense of the Issuer, not less than in the case of a Special Redemption or Effective Date-Related Redemption, three Business Days prior to the applicable Special Redemption Date or Effective Date-Related Redemption Date by email transmission or first class mail, postage prepaid or by posting to the Trustee’s Website, to each Holder of the Secured Debt of each Class to receive proceeds of a Special Redemption or to be redeemed or repaid in connection with an Effective Date-Related Redemption, as applicable, at such Holder’s email address or mailing address in the Notes Register or the Loan Register, as applicable, or otherwise by posting such information to the Trustee’s Website and to the Rating Agency.

In connection with an Effective Date-Related Redemption, the principal of the Secured Debt shall be paid from Interest Proceeds (and, to the extent necessary, Principal Proceeds) in accordance with the Debt Payment Sequence pursuant to the Priority of Payments in an aggregate amount sufficient to (1) enable the Issuer (or the Investment Manager on the Issuer’s behalf) to provide a Passing Report to S&P or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Debt; provided that all Secured Debt to be redeemed or repaid under an Effective Date-Related Redemption must be redeemed or repaid, as applicable, in order of priority.

Section 9.7Re-Pricing. (a) On any Business Day after the Non-Call Period, at the written direction of (x) the Investment Manager (with the consent of a Majority of the Subordinated Notes) or (y) a Majority of the Subordinated Notes, subject to satisfaction of the conditions set forth in this Indenture, the Issuer shall (i) reduce the spread over the Benchmark or the stated rate of interest, as applicable, (ii) with respect to any Class of Fixed Rate Debt that are Re-Pricing Eligible Notes, change the interest rate for such Class to be based on the Benchmark plus a spread and set such spread at a rate such that the interest rate thereon as of the Re-Pricing Date is less than the stated rate of interest on such Class of Fixed Rate Debt subject to Re-Pricing, or (iii) with respect to any Class of Floating Rate Debt that are Re-Pricing Eligible Notes, change the interest rate for such Class to be a fixed interest rate and set such interest rate such that the interest rate thereon is less than the rate of interest on such Class of Floating Rate Debt subject to Re-Pricing as of the Re-Pricing Date (such modifications set forth in clauses (i), (ii) and (iii) with respect to any such Class of Re-Pricing Eligible Notes, a “Re-Pricing” and any such Class of Secured Debt that is subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition with respect thereto specified in this Indenture is satisfied and the terms of any Re-Pricing of any Class of Secured Debt, and any financial institutions acting as lenders thereunder or purchasers thereof, shall be subject to the prior written consent of both the Investment Manager and a Majority of the Subordinated Notes. No terms of any Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of (A) the Investment Manager (if such Re-Pricing is at the written direction of the Investment

Manager), or (B) a Majority of the Subordinated Notes (if such Re-Pricing is at the written direction of a Majority of the Subordinated Notes), and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing. For purposes of a Re-Pricing, Pari Passu Classes will be treated as separate Classes.

(b)At least 10 Business Days (or such shorter period of time as (x) the Investment Manager (if such Re-Pricing is at the written direction of the Investment Manager), or (y) a Majority of the Subordinated Notes (if such Re-Pricing is at the written direction of a Majority of the Subordinated Notes), in each case, finds reasonably acceptable) prior to the Business Day fixed by the Investment Manager or a Majority of the Subordinated Notes, as applicable, for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice (the “Re-Pricing, Mandatory Tender and Election to Retain Announcement”) in writing (with a copy to the Investment Manager, the Trustee and the Rating Agency), through the facilities of DTC, to each Holder of the proposed Re-Priced Class, which notice shall:

(i)specify the proposed Re-Pricing Date and the revised Interest Rate (or approximate range of spreads over the Benchmark or approximate range of interest rates, which in either case may also be expressed as a spread or range of spreads over the applicable forward swap rate) to be applied with respect to such Class (such interest rate or approximate interest rate ranges, the “Proposed Re-Pricing Rate”), and such interest rate which is ultimately applied with respect to such Class, the “Re-Pricing Rate”;

(ii)request that each Holder of the Re-Priced Class communicate through the facilities of DTC (x) whether such Holder approves such Re-Pricing or provide a Proposed Re-Pricing Rate at which such Holder approves the proposed Re-Pricing that is within the range provided, if any, in clause (i) above, (y) whether such Holder elects to retain the Notes of the Re-Priced Class held by such Holder (an “Election to Retain”), which Election to Retain is subject to DTC’s procedures relating thereto set forth in the “Operational Arrangements (March 2020)” published by DTC (and as may be revised or updated by the DTC from time to time) (the “Operational Arrangements”) and (z) if applicable, the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase in connection with a Mandatory Tender of Notes of a Re-Priced Class held by Non-Accepting Holders at the Re-Pricing Rate (including within any range provided);

(iii)specify the applicable Redemption Price that will be received by any holder of the Re-Priced Class that does not approve such Re-Pricing and does not exercise an Election to Retain (each, a “Non-Accepting Holder”);

(iv)state that the Notes of Non-Accepting Holders will either be (x) subject to the Mandatory Tender and transfer in accordance with the Operational Arrangements (a “Mandatory Tender”) or (y) redeemed at the applicable Redemption Price with the applicable Re-Pricing Proceeds;

(v)state the period for which the Holders of the Notes of the Re-Priced Class can provide their consent to the Re-Pricing and an Election to Retain, which period shall not be less than five Business Days from the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement; and

(vi)describe any additional amendments to this Indenture that are expected to be adopted in connection with the Re-Pricing; provided that the Issuer at the direction of (x) the Investment Manager (if such Re-Pricing is at the written direction of the Investment Manager), or (y) a Majority of the Subordinated Notes (if such Re-Pricing is at the written direction of a Majority of the Subordinated Notes), in each case, may extend the Re-Pricing Redemption Date at any time up to two Business Days prior to the proposed Re-Pricing Redemption Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Investment Manager, the Collateral Administrator, the Trustee, DTC and the Rating Agency) if the Investment Manager determines that the procedures of DTC, if applicable, would facilitate or otherwise permit such extension in connection with a Mandatory Tender.

Prior to the Issuer (or the Trustee on its behalf) distributing the Re-Pricing, Mandatory Tender and Election to Retain Announcement to the Holders of the Notes of the Re-Priced Class, the Issuer shall provide a draft thereof to DTC, at least 2 Business Days prior to the distribution, to the DTC’s Reorganization Announcements Department via e-mail, at [ ], or to such officers or email address as DTC may designate from time to time, to discuss any comments DTC may have on the draft Re-Pricing, Mandatory Tender and Election to Retain Announcement. Such draft will include the following information: (i) the security description (including the interest rate, minimum denomination and stated maturity date) and CUSIP number of the Re-Priced Class, (ii) the name and number of the participant account to which the tendered Notes is to be delivered by DTC, (iii) the first Payment Date occurring after the Re-Pricing Date and (iv) if available at the time such notice is required to be sent to DTC, the Re-Pricing Rate. The Issuer shall also provide to DTC any additional information as required by any update to the operational arrangements or is otherwise required to effect the Re-Pricing in accordance with the procedures of DTC. The failure to give a notice of Re-Pricing, or any defect therein, to any holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Upon the expiration of the period for which holders of Notes of the Re-Priced Class may approve the Re-Pricing and provide an Election to Retain through the facilities of DTC, the Trustee (not later than one Business Day after receipt of information from DTC) shall provide to the Issuer, the Investment Manager and the Re-Pricing Intermediary, if any, the information received from DTC regarding the Aggregate Outstanding Amount of Notes held by Consenting Holders and Non-Accepting Holders. The Trustee shall not be liable for the content or information contained in the Re-Pricing, Mandatory Tender and Election to Retain Announcement or in the notice to DTC regarding the proposed Re-Pricing and for any failure or delay to effect a Re-Pricing due to operation arrangements (or modifications thereto) published by DTC. If DTC informs the Issuer that the procedures of DTC cannot accommodate a Mandatory Tender and transfer on a Re-Pricing Date that is not also a scheduled Payment Date (or the Issuer (or the Investment Manager on behalf of the Issuer) otherwise determines that it is not feasible for the Re-Pricing Date to occur on a Business Day that is not also a scheduled Payment Date), the Re-Pricing Date shall be a Business Day that coincides with a Payment Date.

(c)Any Holder of the Re-Priced Class that approves the Re-Pricing and exercises an Election to Retain shall be a “Consenting Holder”; provided that any confirmation from a Holder of the Notes of the Re-Priced Class of such Holder’s willingness to maintain or purchase Notes of the Re-Priced Class at one or more Proposed Re-Pricing Rates pursuant to clause (b)(ii) above will not be effective unless delivered to the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer (with a copy to the Trustee), on or before the date that is 5 Business Days after delivery of the Re-Pricing, Mandatory Tender and Election to Retain Announcement (or such later date not less than 5 Business Days prior to the Re-Pricing Redemption Date as is specified in the Re-Pricing, Mandatory Tender and Election to Retain Announcement).

The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Investment Manager not later than one Business Day prior to the proposed Re-Pricing Redemption Date confirming that the Issuer has received written commitments to purchase all Notes of the Re-Priced Class held by Non-Accepting Holders, in each case at the applicable Redemption Price.

(d)In the event that the Issuer, the Investment Manager and the Re-Pricing Intermediary, if any, have been informed of the existence of Non-Accepting Holders and the Aggregate Outstanding Amount of the Re-Priced Class held by such Holders, at least 2 Business Days (such date as determined by the Issuer in its sole discretion) after the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof (a “Holder Purchase Request,” which request may be either through the facilities of DTC or directly to the beneficial owners of the Notes held by Consenting Holders) to all Consenting Holders of the Re-Priced Class and shall request each such Consenting Holder to provide notice to the Issuer, the Trustee, the Investment Manager and the Re-Pricing Intermediary (if any) (an “Exercise Notice,” which request may be either through the facilities of DTC or directly to the Investment Manager, on behalf of the Issuer, the Trustee and the Re-Pricing Intermediary) no later than three Business Days prior to the Re-Pricing Date specifying (1) the Aggregate Outstanding Amount of the Re-Priced Class currently held by such Consenting Holder and which such Consenting Holder has offered to purchase at the Re-Pricing Rate and (2) the Aggregate Outstanding Amount of the Re-Priced Class that such Consenting Holder is willing to purchase from any Non-Accepting Holder.

The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of Notes of any Non-Accepting Holders, without further notice to such Non-Accepting Holders, on the Re-Pricing Redemption Date to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this paragraph shall be made at the Redemption Price with respect to such Notes, and shall be effected only if the related Re-Pricing is effected in accordance with this Indenture.

In the event the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, receives Exercise Notices at the Re-Pricing Rate with respect to more than the Aggregate Outstanding Amount of the Re-Priced Class held by Non-Accepting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Accepting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Accepting Holders thereof, on the Re-Pricing Redemption Date to the Consenting Holders delivering Exercise Notices with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicating an interest in purchasing pursuant to their Holder Purchase Requests, such that: (i) each Consenting Holder will receive an Aggregate Outstanding Amount of the Re-Priced Class equal to the lesser of (x) its original Aggregate Outstanding Amount of the Re-Priced Class and (y) the Aggregate Outstanding Amount of the Re-Priced Class such Consenting Holder indicated it would be willing to maintain at the Re-Pricing Rate; and (ii) the Aggregate Outstanding Amount of the Re-Priced Class in excess of the Aggregate Outstanding Amount of the Re-Priced Class allocated pursuant to clause (i) will be allocated pro rata among the Consenting Holders indicating a willingness to purchase additional Notes of the Re-Priced Class (subject to reasonable adjustment, as determined by the Re-Pricing Intermediary, to comply with the applicable minimum denomination requirements) based on the additional Aggregate Outstanding Amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices. All sales of Non-Accepting Holders’ Notes or Re-Pricing Replacement Notes to be effectuated pursuant to this paragraph shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions of this Indenture. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Notes of a Re-Priced Class held by Non-Accepting Holders, the Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Redemption Date notwithstanding the receipt of the Redemption Price delivered to such Non-Accepting Holders in connection therewith.

In the event the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, receives Exercise Notices at the Re-Pricing Rate with respect to less than or equal to the Aggregate Outstanding Amount of the Re-Priced Class held by Non-Accepting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes of the Re-Priced Class or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Accepting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Accepting Holders thereof, on the Re-Pricing Redemption Date to the Consenting Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by Non-Accepting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed with proceeds from the sale of Re-Pricing Replacement Notes. All sales of Notes to be effected pursuant to these provisions will be made at the Redemption Price with respect to such Notes, and will be effected only if the related Re-Pricing is effected in accordance with the applicable provisions of this Indenture. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Notes of a Re-Priced Class held by Non-Accepting Holders, the Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Redemption Date notwithstanding the receipt of the Redemption Price delivered to such Non-Accepting Holders in connection therewith.

All Mandatory Tenders of Notes to be effected as described above (i) shall be made at the Redemption Price with respect to such Notes and (ii) shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Section 9.7 and in accordance with the Operational Arrangements. Unless the Issuer (or the Investment Manager on behalf of the Issuer) determines it is necessary to have new CUSIP numbers assigned to the Notes of a Re-Priced Class to facilitate the Re-Pricing, the CUSIP numbers assigned to the Notes of a Re-Priced Class that existed prior to the Re-Pricing Date shall remain the same CUSIP numbers after the occurrence of the Re-Pricing Date with respect to: (i) the Notes that are held by Consenting Holders for which an Election to Retain has been exercised and (ii) the Notes held by Non-Accepting Holders that are subject to Mandatory Tender and transfer and which are sold to one or more transferees designated by the Issuer or the Re-Pricing Intermediary on behalf of the Issuer in connection with such Mandatory Tender.

(e)The Issuer shall not effect any proposed Re-Pricing unless the Issuer certifies that:

(i)the Issuer and the Trustee have entered into a supplemental indenture dated as of the Re-Pricing Date, solely to (a) reduce the spread over the Benchmark or the stated fixed interest rate, as applicable, with respect to the Re-Priced Class and (b) in the case of an issuance of Re-Pricing Replacement Notes, issue such Re-Pricing Replacement Notes;

(ii)all Notes of the Re-Priced Class held by Non-Accepting Holders have been subject to Mandatory Tender and transfer (and, if applicable, redeemed with Re-Pricing Replacement Notes) pursuant to clause (d) above;

(iii)the Rating Agency has been notified of such Re-Pricing;

(iv)all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Contributions and/or proceeds from an additional issuance of Subordinated Notes and/or Junior Mezzanine Notes designated for such purpose and Interest Proceeds available to pay such Administrative Expenses after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to the distribution of any remaining Interest Proceeds to the Holders of the Subordinated Notes, unless such expenses have been paid or will be adequately provided for by an entity other than the Issuer;

(v)Tax Advice is delivered to the Issuer to the effect that such Re-Pricing will not (A) result in the Issuer being treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or becoming subject to U.S. federal income tax on a net basis (including any tax imposed under Section 1446 of the Code) other than by operation of Chapter 63 of the Code or (B) cause any Class of ERISA Unrestricted Secured Notes not being re-priced to be deemed exchanged pursuant to Section 1001 of the Code (as a result of such Re-Pricing) and treated as other than debt for U.S. federal income tax purposes (at a will level of comfort); and

(vi)the Issuer certifies to the Trustee that the conditions in the foregoing clauses (i) through (v) have been satisfied.

(f)The Trustee may request and rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing in accordance with this Section 9.7.

(g)(i) Any notice of a Re-Pricing may be withdrawn by the Issuer or (x) the Investment Manager (if such Re-Pricing is at the written direction of the Investment Manager), or (y) a Majority of the Subordinated Notes (if such Re-Pricing is at the written direction of a Majority of the Subordinated Notes), in each case, on or prior to the second Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee and the Investment Manager for any reason, including taking into consideration any Proposed Re-Pricing Rate provided by a Holder of any Re-Priced Class. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of the Notes of each Re-Priced Class and the Rating Agency that the proposed Re-Pricing was not effectuated. Notwithstanding anything contained herein to the contrary, failure to effect a Re-Pricing, whether or not notice of Re-Pricing has been withdrawn, will not constitute an Event of Default.

(i)Failure to give a notice of Re-Pricing, or any defect therein, to any Holder or beneficial owner of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

(ii)If the Trustee receives written notice from the Issuer that a proposed Re‐Pricing is not effectuated by the proposed Re‐Pricing Date, the Trustee will post notice to the Trustee’s website and notify the Holders of the Notes of the Re‐Priced Class and the Rating Agency that such proposed Re‐Pricing was not effectuated.

(iii)The Holder of each Re-Pricing Eligible Notes, by its acceptance of an interest in such Re-Pricing Eligible Notes, agrees (i) to be subject to a Mandatory Tender and transfer of its Re-Pricing Eligible Notes in accordance with this Indenture and to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee to effectuate such Mandatory Tender and transfer and (ii) in the event that such Holder (x) does not consent to a proposed Re-Pricing and (y) does not otherwise cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee, in each case to effectuate any Mandatory Tender and transfer or other redemption of its Re-Pricing Eligible Notes within the time period described herein, then such Holder will be deemed to consent to such Re-Pricing. In effecting a Re-Pricing, the Trustee shall be entitled to rely upon instructions received from the Issuer (or the Investment Manager on its behalf) and shall have no liability for and delay or failure on the part of the Issuer, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith.

(iv)In effecting a Re-Pricing, the Trustee shall be entitled to rely upon instructions received from the Issuer (or (x) the Investment Manager on its behalf (if such Re-Pricing is at the written direction of the Investment Manager), or (y) a Majority of the Subordinated Notes (if such Re-Pricing is at the written direction of a Majority of the Subordinated Notes)) and shall have no liability for and delay or failure on the part of the Issuer, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith.

ARTICLE X

Accounts, Accountings And Releases

Section 10.1Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided in this Indenture or the Class A-L Loan Agreement. Each Account shall be established and maintained with (a) a federal or state chartered depository institution, with (i) so long as any Class of Debt is rated by S&P, a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no short-term issuer credit rating), and if such institution’s rating falls below the foregoing ratings, the Issuer shall use commercially reasonably efforts to move the assets held in such Account within 30 calendar days of the ratings downgrade to another institution that satisfies such rating, or (b) segregated accounts with the corporate trust department of a federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) with, (i) so long as any Class of Notes are rated by S&P, a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no short-term issuer credit rating); provided that if any such institution is downgraded such that its ratings fall below the ratings set forth above, the assets held in such Account shall be moved within 30 calendar days of the ratings downgrade to another institution that satisfies such ratings. In addition, any such institution holding such accounts shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity. Each Account shall be maintained with the Custodian in accordance with the Securities Account Control Agreement and shall be held in the name of the Issuer, subject to the lien of The Bank of New York Mellon Trust Company, National Association, as Trustee, for the benefit of the Secured Parties.

Section 10.2Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian two segregated accounts, one of which shall be designated the “Interest Collection Account” and one of which shall be designated the “Principal Collection Account” (collectively, the “Collection Account”). The Trustee shall from time-to-time deposit into the Interest Collection Account, in addition to the deposits required pursuant to Section 10.7(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Account, including in addition to the deposits required pursuant to

Section 10.7(a), (i) any funds designated as Principal Proceeds by the Investment Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments), except that on any Business Day after the Effective Date and on or before the second Determination Date, so long as the Target Par Condition has been satisfied and an Effective Date-Related Redemption is not required, the Trustee will transfer from the Principal Collection Account an amount (the “Designated Principal Proceeds”) designated by the Investment Manager, subject to the Effective Date Interest Condition, into the Interest Collection Account as Interest Proceeds.

(b)The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Investment Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Eligible Investments, Defaulted Obligations or Equity Securities or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)At any time when reinvestment is permitted pursuant to Article XII, the Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Account representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest such funds in additional Collateral Obligations or exercise a warrant held in the Assets, in each case in accordance with the requirements of Section 10.2(d) and Article XII and such Issuer Order. At any time as of which no funds are on deposit in the Revolver Funding Account, the Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Account representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)The Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order; provided that (x) any payment to acquire additional Collateral Obligations shall be made from Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and (y) Principal Proceeds may only be used to exercise a warrant or right to acquire securities if, after giving effect to such exercise, the Aggregate Principal Balance of the Collateral Obligations (excluding the Principal Balance of any Defaulted Obligations and including the

Principal Collateralization Amount of any Defaulted Obligations) plus the Aggregate Principal Balance of all Eligible Investments on deposit in the Principal Collection Account and the Ramp-Up Account is greater than or equal to the Reinvestment Target Par Balance and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e)The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date. In addition, on any Redemption Date in connection with a Refinancing, the Trustee shall transfer to the Payment Account from the Interest Collection Account the Available Interest Proceeds designated by the Investment Manager for distribution on such Redemption Date.

(f)Amounts received in the Collection Account during a Collection Period (i) will be invested in Eligible Investments or (ii) may be used to purchase any Loss Mitigation Obligation or Specified Equity Security, in each case in accordance with Section 12.2. All proceeds from the Eligible Investments will be retained in the Collection Account unless used to purchase additional Collateral Obligations in accordance with the Eligibility Criteria, or used as otherwise permitted under this Indenture. Amounts on deposit in the Collection Account will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments.

Section 10.3Transaction Accounts.

(a)Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account designated as the “Payment Account.” Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt in accordance with their terms and the provisions of this Indenture and the Class A-L Loan Agreement and, upon Issuer Order, to pay Administrative Expenses, Investment Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b)Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account designated as the “Custodial Account.” All Collateral Obligations, Equity Securities and Loss Mitigation Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Securities Account Control Agreement. Cash amounts credited to the Custodial Account shall remain uninvested, and shall be transferred to the Collection Account upon receipt thereof.

(c)Ramp-Up Account. The Issuer shall, on or prior to the Closing Date, cause the Trustee to establish at the Custodian a single segregated non-interest-bearing account which shall be designated as the “Ramp-Up Account.” On behalf of the Issuer, the Investment Manager will direct the Trustee to, from time to time prior to the Effective Date, use funds on deposit in the Ramp-Up Account to purchase additional Collateral Obligations and invest in Eligible Investments any amounts not used to purchase such additional Collateral Obligations. Amounts on deposit in the Ramp-Up Account will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments.

Upon the occurrence of an Event of Default or an S&P Rating Confirmation Failure, the Trustee shall deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Account as Principal Proceeds (excluding any proceeds that will be used to settle binding commitments entered into prior to the occurrence of an Event of Default or the Determination Date relating to the first Payment Date, as applicable). On any Business Day after the Effective Date and before the second Determination Date, so long as the Target Par Condition has been satisfied and an Effective Date-Related Redemption is not required, the Trustee shall transfer from amounts remaining in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to the Effective Date) an amount (the “Designated Unused Proceeds”) designated by the Investment Manager subject to the Effective Date Interest Condition into the Interest Collection Account as Interest Proceeds. On the second Determination Date, the Trustee shall transfer any amounts remaining in the Ramp-Up Account into the Principal Collection Account as Principal Proceeds. Any income earned on amounts deposited in the Ramp-Up Account shall be deposited in the Interest Collection Account as Interest Proceeds.

(d)Hedge Counterparty Collateral Accounts. If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer will (at the direction of the Investment Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish at the Custodian a segregated, non-interest bearing account designated as a “Hedge Counterparty Collateral Account,” upon terms determined by the Investment Manager and acceptable to the Trustee and Bank as securities intermediary or depository bank (in each case, solely with regard to their respective duties, liabilities and protections thereunder), and in accordance with the related Hedge Agreement, as determined by the Investment Manager. The Trustee (as directed by the Investment Manager on behalf of the Issuer) will deposit into each Hedge Counterparty Collateral Account all collateral received by it from the related Hedge Counterparty for posting to such account and all other funds and property received by it from or on behalf of the related Hedge Counterparty and identified or instructed by the Investment Manager to be deposited into the Hedge Counterparty Collateral Account in accordance with the terms of the related Hedge Agreement as directed by the Investment Manager. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account will be in accordance with the written instructions of the Investment Manager. Amounts on deposit in the Hedge Counterparty Collateral Account will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments.

(e)Permitted Use Account. The Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account designated as the “Permitted Use Account.” Contributions made as described herein will be deposited into the Permitted Use Account and transferred to the Collection Account for a Permitted Use designated by the Contributor in such written direction; provided that such Permitted Use, once designated, cannot be re-designated to another Permitted Use. In addition, amounts designated for deposit into the Permitted Use Account pursuant to Section 11.1(a)(i) and/or the proceeds of the issuance of Junior Mezzanine Notes or additional Subordinated Notes designated for deposit into the Permitted Use Account will be deposited into the Permitted Use Account and transferred to the Collection Account at the direction of the Investment Manager to be applied for a Permitted Use. Amounts on deposit in the Permitted Use Account will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments. Any income earned on amounts deposited in the Permitted Use Account will be deposited in the Interest Collection Account as Interest Proceeds.

At any time during or after the Reinvestment Period, any Holder of Subordinated Notes (each such person, a “Contributor”) may provide a notice to the Issuer (with a copy to the Investment Manager) and the Trustee substantially in the form of Exhibit C hereto stating that it intends to make a contribution to the Issuer (such notice, a “Contribution Notice”) and make a subsequent contribution of cash (each, a “Contribution”). The Investment Manager, on behalf of the Issuer, with the consent of a Majority of the Subordinated Notes, may accept or reject any Contribution in its sole discretion and shall notify the Trustee in writing of any such acceptance; provided that the Investment Manager will reject any proposed Contribution if so directed by the Retention Holder on the basis that the proposed Contribution would cause a Retention Deficiency. Each Contribution shall be received into the Permitted Use Account and applied by the Investment Manager on behalf of the Issuer to a Permitted Use as directed by the Contributor at the time such Contribution is made. Contributions shall be repaid to the Contributor beginning on the next succeeding Payment Date (or such other Payment Date as agreed to by the Investment Manager and each such Contributor) (and shall continue to be paid on each subsequent Payment Date, to the extent funds are available pursuant to the Priority of Payments, until such amounts have been paid in full unless otherwise agreed to by the Investment Manager and each such Contributor) in accordance with the Priority of Payments together with a specified rate of return as separately agreed between the Investment Manager and a Majority of the Subordinated Notes to be applicable to all Contributors (such applicable amount inclusive of the related Contribution, the “Contribution Repayment Amount”).

Section 10.4The Revolver Funding Account. The Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account designated as the “Revolver Funding Account.” Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in an amount equal to the undrawn portion of such obligation may be withdrawn from the Principal Collection Account and deposited by the Trustee in the Revolver Funding Account. Upon initial purchase of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Investment Manager pursuant to Section 10.7 and earnings from all such investments will be deposited in the Interest Collection Account as Interest Proceeds. Amounts on deposit in the Revolver Funding Account that have not been directed by the Investment Manager to be used will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments.

With respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, upon the purchase of any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds shall be deposited in the Revolver Funding Account such that the sum of the amount of funds on deposit in such Account shall be equal the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. In addition, the Trustee shall deposit funds into the Revolver Funding Account as provided in the Priority of Payments.

Fundings of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations shall be made at the direction of the Investment Manager using, first, amounts on deposit in the Revolver Funding Account and then amounts on deposit in the Principal Collection Account (other than amounts reserved to purchase Collateral Obligations that have not yet settled).

After the Reinvestment Period, on the date any Loss Mitigation Obligation or Loss Mitigation Qualified Obligation is acquired, to the extent such Loss Mitigation Obligation or Loss Mitigation Qualified Obligation has any unfunded component, the Issuer may, or the Investment Manager on behalf of the Issuer may by Issuer Order, direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw amounts on deposit in the Principal Collection Account representing Principal Proceeds to the extent of any unfunded or undrawn funds with respect to such Loss Mitigation Obligation or Loss Mitigation Qualified Obligation, and reserve such funds to be deposited in the Revolver Funding Account to meet funding requirements on future advances of such Loss Mitigation Obligation or Loss Mitigation Qualified Obligation.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations, Loss Mitigation Obligations or Loss

Mitigation Qualified Obligations at the direction of the Investment Manager; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations, Loss Mitigation Obligations and Loss Mitigation Qualified Obligations (including any such excess that occurs, upon receipt of written notice by the Trustee or upon actual knowledge of a Trust Officer of the Trustee, upon (a) the sale or maturity of a Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation, Loss Mitigation Obligation or Loss Mitigation Qualified Obligation or (b) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation, Loss Mitigation Obligation or Loss Mitigation Qualified Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation, Loss Mitigation Obligation or Loss Mitigation Qualified Obligation) will be transferred by the Trustee (at the written direction of the Investment Manager on behalf of the Issuer) on each Business Day (so long as such excess exists) as Principal Proceeds to the Principal Collection Account. The Trustee shall not be responsible at any time for determining whether the funds in such Revolver Funding Account are insufficient.

Section 10.5The Closing Expense Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, on or prior to the Closing Date, cause the Trustee to establish a single, segregated, non-interest bearing account which will be designated as the “Closing Expense Account.” On any Business Day during the period that the Closing Expense Account is open, the Trustee shall apply funds from the Closing Expense Account, as directed by the Issuer, to pay fees and expenses of the Issuer incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Indenture. At any time on or after the Determination Date relating to the initial Payment Date following the Closing Date, upon the delivery of an Issuer Order by the Issuer instructing the Trustee to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as Principal Proceeds and the Closing Expense Account will be closed. By Issuer Order (which may be in the form of standing instructions), the Issuer may at any time direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Closing Expense Account during a Collection Period as so directed in Eligible Investments. Amounts on deposit in the Closing Expense Account that have not been directed by the Investment Manager to be used will be invested in the Standby Directed Investment until such time as the Trustee receives written direction from the Investment Manager (which direction may be in the form of standing instructions) to invest such amounts in other Eligible Investments.

Section 10.6[Reserved.]

Section 10.7Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order, the Issuer (or the Investment Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Hedge Counterparty Collateral Account, the Permitted Use Account, the Closing Expense Account and the Revolver Funding Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Investment Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Investment Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment or, if the Standby Directed Investment is unavailable, such funds shall remain uninvested. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Investment Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Account, any gain realized from such investments shall be credited to the Principal Collection Account upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.

(b)The Trustee agrees to give the Issuer immediate notice if a Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)The Trustee shall supply, in a timely fashion, to the Issuer (and the Issuer shall supply to the Rating Agency) and the Investment Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency or the Investment Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.8 or to permit the Investment Manager to perform its obligations under the Investment Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Investment Manager. The Trustee shall promptly forward to the Investment Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

Section 10.8Accountings.

(a)Monthly. Not later than the 25th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than any month in which a Distribution Report is made available) and commencing in September 2025, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Trustee, the Investment Manager, the Placement Agent and, upon written request therefor, to any Holder shown on the Notes Register or the Loan Register, as applicable, and, upon written instruction (which may be in the form of standing instructions) from the Investment Manager, the Investor Information Service, and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Debt, a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the 10th Business Day prior to the 25th day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, based in part on information provided by the Investment Manager, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)Total Capitalization of Collateral Obligations.

(iii)Principal Collateralization Amount of Collateral Obligations.

(iv)A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)The Obligor thereon (including the issuer ticker, if any);

(B)The CUSIP or security identifier thereof;

(C)The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)The percentage of the aggregate Total Capitalization represented by such Collateral Obligation;

(E)The related interest rate or spread (in the case of a Reference Rate Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum) and the identity of any Collateral Obligation that is not a Reference Rate Floor Obligation and for which interest is calculated with respect to an index other than the Benchmark;

(F)The stated maturity thereof;

(G)The related S&P Industry Classification

(H)The S&P Rating (including the source (e.g., public rating, derived from a publicly monitored rating by Moody’s, credit estimate or any other source)) and, in the case of a credit estimate, the date such credit estimate was last assigned by S&P;

(I)The Market Value of each Defaulted Obligation, Current Pay Obligation and Partial PIK Loan;

(J)The country of Domicile;

(K)An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a First Lien Last-Out Loan, (3) a Second Lien Loan, (4) an Unsecured Loan, (5) a Defaulted Obligation, (6) a Delayed Drawdown Collateral Obligation, (7) a Revolving Collateral Obligation, (8) a Current Pay Obligation, (9) a Fixed Rate Obligation, (10) a DIP Collateral Obligation, (11) a Cov-Lite Loan and an Eligible Cov-Lite Loan, (12) a Participation Interest, (13) a Partial PIK Loan, (14) a Discount Obligation, (15) a CCC Collateral Obligation, (16) a Senior Secured Bond, (17) a Senior Secured Floating Rate Note or (18) a Deemed Rated Obligation;

(L)The S&P Recovery Rate;

(M)The Exposure Amount of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligation;

(N)The Unsettled Amounts with respect thereto; and

(O)LoanX identification or LIN # (if any).

(v)If the Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)The calculation of each of the following:

(A)The Interest Coverage Ratio (and setting forth the percentage required to satisfy the Interest Coverage Test);

(B)Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(C)The Weighted Average Life;

(D)The Diversity Score;

(E)The Minimum Weighted Average Floating Spread Test;

(F)Weighted Average Fixed Rate Coupon Test;

(vii)The calculation specified in Section 5.1(g).

(viii)For each Account, a schedule showing the beginning balance and the ending balance, the identity of the Account provider and the S&P Rating of such institution.

(ix)Purchases, prepayments, and sales:

(A)The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale and the price (expressed as a percentage of par) of such sale or disposition; and

(B)The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 and the price (expressed as a percentage of par) of such acquisition since the last Monthly Report Determination Date.

(x)The identity of each Defaulted Obligation, the Market Value of each such Defaulted Obligation, the date of default thereof and the number of days such Defaulted Obligation is in default.

(xi)The identity of each Loss Mitigation Qualified Obligation, the Market Value of each such Loss Mitigation Qualified Obligation, the date such obligation became a Loss Mitigation Qualified Obligation and the number of days since the obligation became a Loss Mitigation Qualified Obligation.

(xii)The identity of each Permitted Maturity Obligation.

(xiii)The identity of each PIK Loan and Market Value of each PIK Loan, and the date on which interest was last paid in full in Cash thereon.

(xiv)The identity of each Participation Interest and the S&P Rating of the Selling Institution as provided by the Investment Manager.

(xv)Such other information the Rating Agency or the Investment Manager may reasonably request.

(xvi)The nature, source and amount of any proceeds in the Collection Account (including a list of (A) any fees or other amounts received in connection with (1) the reduction of the par amount of a Collateral Obligation, (2) the extension of the maturity of a Collateral Obligation or (3) the reduction of the interest rate of a Collateral Obligation and (B) any amounts received that constitute origination fees or amounts payable in respect of original issue discount of a Collateral Obligation), and the identity of all Eligible Investments credited to each Account.

(xvii)The rating by S&P of each Class of Secured Debt.

(xviii)The amount of the Aggregate Outstanding Amount of the Secured Debt of each Class.

(xix)An information table showing the percentage breakdown of Collateral Obligations by each of the S&P rating subcategories.

(xx)A notation next to each Collateral Obligation identifying if it has been subject to an amendment that has occurred during the preceding month that affects the coupon/spread, principal amount due, maturity date or due date, and the amount of any related amendment fee.

(xxi)(1) The Market Value of each CCC Collateral Obligation and the identity of each CCC Collateral Obligation included in the CCC Excess and (2) the Excess CCC Adjustment Amount.

(xxii)If the Monthly Report Determination Date occurs on or after the Effective Date and prior to the S&P CDO Monitor Election Date (if such date occurs), the S&P Global Ratings Weighted Average Rating Factor, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the Weighted Average Life.

(xxiii)The date of the S&P credit opinion in respect of such Collateral Obligation, if applicable.

(xxiv)The Weighted Average Life.

(xxv)As reported by the EU/UK Retention Holder to the Issuer, Collateral Administrator and the Trustee pursuant to the terms of the Risk Retention Letter, (a) whether the EU/UK Retention Holder has confirmed it is in compliance with the covenants set out in clauses (a) and (b) of paragraph 1 of the Risk Retention Letter as of such Monthly Report Determination Date.

(xxvi)The name of the institution where the Accounts are maintained and such institution’s ratings.

(xxvii)The identity of any Collateral Obligation subject to an optional purchase or substitution following a Substitution Event.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify the Rating Agency), the Collateral Administrator and the Investment Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Investment Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Investment Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants appointed by the Issuer pursuant to Section 10.10 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Investment Manager, the Rating Agency and the Placement Agent and, upon written request therefor, any Holder shown on the Notes Register or the Loan Register, as applicable, and, upon written instruction (which may be in the form of standing instructions) from the Investment Manager, the Investor Information Service, and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Debt not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)the information required to be in the Monthly Report pursuant to Section 10.8(a);

(ii)(a) the Aggregate Outstanding Amount of the Secured Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class, (b) the amount of principal payments to be made on the Secured Debt of each Class on the next Payment Date, the amount of any Deferred Interest on the Deferred Interest Notes, and the Aggregate Outstanding Amount of the Secured Debt of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments to be made on the Subordinated Notes in respect of Subordinated Note Redemption Prices on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii)the Interest Rate and accrued interest for each applicable Class of Secured Debt for such Payment Date;

(iv)the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)for the Collection Account:

(A)the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Account, the next Business Day);

(B)the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Payment Date (net of amounts which the Investment Manager intends to reinvest in additional Collateral Obligations pursuant to Article XII); and

(C)the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)such other information as the Investment Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Debt for the Interest Accrual Period preceding the next Payment Date.

(d)Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.8 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Investment Manager who shall use commercially reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Investment Manager is required to provide any information or reports pursuant to this Section 10.8 as a result of the failure of the Issuer to provide such information or reports, the Investment Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Investment Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in any Notes shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that, (a) in the case of the ERISA Unrestricted Secured Notes, (i) are Qualified Purchasers and are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (b) in the case of the ERISA Restricted Secured Notes and the

Subordinated Notes, United States Persons that are Qualified Institutional Buyers or Institutional Accredited Investors and either Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser and (c) in the case of clauses (a) and (b), can make the representations set forth in Section 2.5 of this Indenture. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Secured Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes, provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)Placement Agent Information. The Issuer and the Placement Agent, or any respective successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Debt and to the Investment Manager.

(g)Distribution of Reports. The Trustee or the Collateral Administrator, as applicable, will make the Monthly Report, the Distribution Report, the Transparency Reports (to the extent applicable following an Article 7 Reporting Request and subject to the terms and conditions as set forth in the Collateral Administration Agreement) and the Transaction Documents (other than the Placement Agreement) (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website; provided that, in the case of the Transparency Reports (to the extent applicable following an Article 7 Reporting Request), such reports shall also be made available, at the discretion of the Investment Manager, to potential investors and Competent Authorities. The Trustee’s internet website shall initially be located at [ ] (the “Trustee’s Website”). The Trustee may change the way such statements are distributed. As a condition to access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. The Placement Agent, the Holders, any Investor Information Service, potential investors and Competent Authorities (pursuant to the direction by the Investment Manager to grant such access) shall be entitled to receive or have access to the Offering Circular, the Monthly Reports, the Distribution Reports and the Transparency Reports (to the extent applicable following an Article 7 Reporting Request) (and such other available information and reports as are identified by the Investment Manager on behalf of the Issuer) in each case by granting access to the Trustee’s website, it being understood that the Trustee shall have no liability for granting such access, including for use of such information by the Placement Agent, any Investor Information Service, potential investors or Competent Authorities or their subscribers.

(h)The Collateral Administrator is authorized to make available to the Placement Agent and each Investor Information Service each Monthly Report, Distribution Report and any related data files that are available via its internet website.

(i)Neither the Trustee nor the Collateral Administrator will assume any responsibility for the Issuer’s reporting obligations under the Transaction Documents and shall not have any duty to verify, investigate or audit any information or data, or to determine or monitor on an independent basis the veracity, accuracy or completeness of any documentation, in each case provided to it by the Issuer, the Investment Manager, or any other party in connection with the Transparency Reports or whether or not the provision of such information accords with the EU Transparency Requirements. The Issuer (or the Investment Manager on its behalf) shall provide any necessary instructions to the Collateral Administrator and/or any Reporting Agent, as applicable, in respect of the compilation, preparation and/or provision of the Transparency Reports and any other documentation required to be provided by the EU Transparency Requirements. In providing such services described above, neither the Trustee nor the Collateral Administrator assumes any responsibility or liability to the Holders, any potential investor in the Debt or any other party (including for their use and/or onward disclosure of such information or documentation), shall not be responsible for compliance with the EU Transparency Requirements and shall have the benefit of the powers, protections and indemnities granted to it under the Transaction Documents.

Section 10.9Release of Collateral. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Investment Manager on behalf of the Issuer, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Investment Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(f), (g) or (i)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Investment Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom; provided that for purposes of this Section 10.9 and Sections 12.1 and 12.2, Issuer Order shall mean to include the delivery to the Trustee, by email or otherwise in writing, of a confirmation of trade, instruction to post or to commit to the trade or similar language by the Investment Manager, and shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of such Sections and Article XII of this Indenture.

(b)Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Investment Manager.

(c)Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or any request for a waiver, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Investment Manager of such Offer or such request. Subject to Section 12.4, unless the Debt has been accelerated following an Event of Default, the Investment Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable account of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)The Trustee shall, upon receipt of an Issuer Order at such time as there is no Secured Debt then Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)Any security, Collateral Obligation or amounts that are released pursuant to Section 10.9(a), (b) or (c) shall be released from the lien of this Indenture.

(g)Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.10Reports by Independent Accountants. (a) As of the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Investment Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Investment Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee, the Collateral Administrator and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Investment Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee and the Collateral Administrator of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Investment Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent Accountants by the Issuer (or the Investment Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however that the Trustee and the Collateral Administrator are hereby directed (and shall have no liability or responsibility) to execute any applicable agreement, acknowledgement or access letter, in form and substance acceptable to the Trustee or the Collateral Administrator, with such Independent certified public accountants selected by the Issuer or Investment Manager in which the Trustee or the Collateral Administrator (as applicable) shall agree to not disclose the contents of any statement or reports received from such accountants other than as specified in such agreement, acknowledgment or access letter; provided, further, that the Trustee and the Collateral Administrator shall not deliver under any circumstances (other than as compelled by legal or regulatory process), and without regard to any other provision of this Indenture, to any Holder, the Rating Agency or other party any such statement or report received from such accountants. The Trustee shall not have any liability to any Holder relating to such accountant’s report or statement or the unavailability thereof. A Holder may only obtain such statement or report directly from such accountants. Notwithstanding any provision in this Indenture to the contrary, the Trustee and the Collateral Administrator shall have no liability or responsibility for taking any action, or omitting to take any action, if such action or omission is in accordance with this Section 10.10, it being understood and agreed that the Trustee and/or the Collateral Administrator, as the case may be, will deliver such acknowledgement, agreement or access letter in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, or shall have any obligation in respect of, the validity or correctness of such procedures. For the avoidance of doubt, such acknowledgement, agreement or access letter may include, among other things, (i) an acknowledgement that the Issuer has agreed that the procedures performed by the accountants are sufficient for relevant purposes, (ii) releases by each of the Trustee and the Collateral Administrator (on behalf of itself and/or the Holders) of claims against the accountants and acknowledgment of any other limitations of liability in favor of the accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements or certificates, or other information or documents to be provided to it by such firm of accountants, to other Persons.

(b)On or before June 10th of each year commencing in 2026, the Issuer shall cause to be delivered to the Trustee a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing each Class of the Secured Debt as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.10, the determination by such firm of Independent public accountants shall be conclusive.

(c)Upon the written request of the Trustee, or any Holder of a Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.10(a) to provide any Holder of Notes with all of the information required to be provided by the Issuer pursuant to Section 7.16 or assist the Issuer in the preparation thereof.

(d)Any statement or report delivered to the Trustee pursuant to this Section 10.10 from the firm of Independent certified public accountants may be requested by any Holder directly from such accountants. Upon written request from a Holder to the Trustee, the Trustee shall provide to such Holder the contact information for such accountants.

Section 10.11Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such accounts as it deems necessary or appropriate for convenience of administration.

Section 10.12Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a)Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders will include a notice to the following effect:

“The Investment Company Act of 1940”, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer that are “U.S. persons” (as defined in Regulation S) be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities that are “U.S. persons,” including transferees, are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Consequently, all sales and resales of the Notes in the United States or to “U.S. persons” (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Each purchaser of a Note in the United States who is a “U.S. person” (as defined in Regulation S) (such Note, a “Restricted Note”) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), who is either (x) an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3),(7), (8) or (9) under the Securities Act of 1933, as amended (the “Securities Act”) or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in this Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; (vi) the ERISA Restricted Secured Notes and Subordinated Notes may not be sold pursuant to Regulation S and may only be purchased by or transferred to a United States Person; and (vii) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Notes may only be transferred to another Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vii) above. Each purchaser of an ERISA Restricted Secured Note or a Subordinated Note will be required to represent at the time of purchase that: (a) the purchaser is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either (x) an IAI under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in this Indenture; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The ERISA Restricted Secured Notes and the Subordinated Notes may only be transferred to another Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above.

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note is a “U.S. person” (as defined in Regulation S) who is determined not to have been a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Note, such Note (or any interest therein) to a Person that is either (x) with respect to the ERISA Unrestricted Secured Notes only, not a “U.S. person” (as defined in Regulation S) and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (y) a “U.S. person” (as defined in Regulation S) and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified

Purchaser) who is either an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Investment Manager acting for the Issuer, without further notice so such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Investment Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Investment Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note or beneficial interest therein held by such holder or beneficial owner.”

(b)DTC Actions. In connection with the Global Notes, the Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC’s security description and delivery order include the marker “3c7” and that DTC’s reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer’s reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) and (iii) DTC’s reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

In addition to the obligations of the Notes Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(c)Bloomberg Screens, Etc. The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the bottom of “Security Description” page describing the Notes shall state: “144A/3c7” (ii) the “Security Description” page shall have an indicator stating “See Other Available Information,” and (iii) the “Comments” page shall state that “These Securities are being offered in the United States to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) or an institutional accredited investor (within the meaning of clauses (1), (2), (3), (7), (8), or (9) of Rule 501(a) under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)”. The Issuer shall use commercially reasonable efforts to cause any other third-party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

(d)CUSIP numbers. The Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Rule 144A Global Secured Notes shall have a “fixed field” attached thereto that contains “3c7” and “144A” indicators and (ii) take steps to cause the Placement Agent to require that all “confirms” of trades of such Notes contain CUSIP numbers with such “fixed field” identifiers.

Section 10.13Reports to Rating Agencies. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Investment Manager and the Rating Agency then rating a with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants’ Certificates) and, subject to Section 14.3(c), such additional information (with the exception of any Accountants’ Certificates) the Rating Agency may from time to time reasonably request (including (i) notification to S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and notification to S&P of any Specified Event of which the Issuer has knowledge, which notice to S&P shall include a copy of any such amendment related to a Specified Event and a brief summary of its purposes, as applicable) and (ii) the occurrence of an event with respect to a Collateral Obligation that has a credit estimate or credit opinion from the Rating Agency and which in the reasonable business judgment of the Investment Manager would require such notification to the Rating Agency under its credit estimate or credit opinion guidelines). Within 10 Business Days after the S&P CDO Monitor Election Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereon, the CUSIP number thereof (if applicable) and whether it is a Senior Secured Loan, Second Lien Loan or Cov-Lite Loan.

ARTICLE XI

Application Of Monies

Section 11.1Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that unless (1) such Payment Date is the Stated Maturity or (2) an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Account shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Account shall be applied solely in accordance with Section 11.1(a)(ii).

(i)On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any redemption pursuant to Section 9.2 or 9.3);

(B)to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)(1) first, to the payment of (a) any accrued and unpaid Senior Investment Management Fee due and payable to the Investment Manager on such Payment Date, minus (b) the amount of any Cumulative Deferred Senior Investment Management Fee, if any, on such Payment Date, and (2) second, at the election of the Investment Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Cumulative Deferred Senior Investment Management Fee; provided that any Cumulative Deferred Senior Investment Management Fee shall not be payable pursuant to this clause (C);

(D)to the payment, pro rata and pari passu, based on amounts due, of accrued and unpaid interest on the Class A Notes and the Class A-L Loans and (if a Conversion Option has been exercised) the Class A-L Notes (in each case, including, without limitation, past due interest, if any);

(E)to the payment of accrued and unpaid interest on the Class B Notes (including, without limitation, past due interest, if any);

(F)if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G)to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(H)if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I)to the payment of any Deferred Interest on the Class C Notes;

(J)if, with respect to any Payment Date following the Effective Date, an S&P Rating Confirmation Failure has occurred, amounts available for distribution pursuant to this clause (J) shall be used, at the direction of the Investment Manager, for application (i) with the consent of a Majority of the Subordinated Notes, in accordance with the Debt Payment Sequence on such Payment Date or (ii) as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in either case, in an amount sufficient to (1) enable the Issuer (or the Investment Manager on the Issuer’s behalf) to provide a Passing Report to the Rating Agency or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Debt;

(K)(1) first, to the payment, pro rata based on amounts due, of (a) any accrued and unpaid Subordinated Investment Management Fee due and payable to the Investment Manager on such Payment Date, minus (b) the amount of any Cumulative Deferred Subordinated Investment Management Fee, if any, on such Payment Date, and (2) second, at the election of the Investment Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Cumulative Deferred Subordinated Investment Management Fee, and (3) third, to the payment to the Investment Manager of any Cumulative Deferred Senior Investment Management Fee and/or any Cumulative Deferred Subordinated Investment Management Fee, at the election of the Investment Manager;

(L)to the payment of amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (B) above;

(M)the payment of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(N)(1) first, at the direction of the Investment Manager (with the consent of a Majority of the Subordinated Notes), for deposit into the Permitted Use Account, all or a portion of the remaining Interest Proceeds available under this clause, and (2) second, to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(O)at the option of the Investment Manager (with the prior written consent of a Majority of the Subordinated Notes), a portion or all of the remaining Interest Proceeds shall be paid to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(P)to the Investment Manager to pay the Incentive Investment Management Fee (if any); and

(Q)any remaining Interest Proceeds to be paid to the holders of the Subordinated Notes.

(ii)On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds (x) that have previously been reinvested in Collateral Obligations or (y) that the Investment Manager intends to invest in Collateral Obligations with respect to which there is a committed purchase during the Interest Accrual Period related to such Payment Date that will settle during a subsequent Interest Accrual Period (including, without limitation, any succeeding Interest Accrual Period which occurs (in whole or in part) following the Reinvestment Period)) shall be applied in the following order of priority; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Revolver Funding Account in the amount needed to eliminate such Commitment Shortfall):

(A)to pay the amounts referred to in clauses (A) through (F) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(C)if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (C);

(D)to the payment of any Deferred Interest on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(E)with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (J) of Section 11.1(a)(i), the Rating Agency has not yet confirmed its Initial Ratings of the Secured Debt (or the Issuer has not provided a Passing Report to the Rating Agency), at the direction of the Investment Manager, either (i) with the consent of a Majority of the Subordinated Notes, to make payments in accordance with the Debt Payment Sequence on such Payment Date or (ii) to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in either case, in an amount sufficient to (1) enable the Issuer (or the Investment Manager on the Issuer’s behalf) to provide a Passing Report to the Rating Agency or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Secured Debt;

(F)such Payment Date is a Special Redemption Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Investment Manager, in accordance with the Debt Payment Sequence;

(G)during the Reinvestment Period, at the option of the Investment Manager, (1) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations or (2) to the Revolver Funding Account, until the Net Aggregate Exposure Amount is zero; provided that in the case of either clause (1) or clause (2), such payments would not, in the reasonable determination of the Investment Manager (in consultation with the Retention Holder), cause a Retention Deficiency;

(H)after the Reinvestment Period, to make payments in accordance with the Debt Payment Sequence;

(I)after the Reinvestment Period, to pay the amounts referred to in clauses (K) through (M) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(J)after the Reinvestment Period, to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(K)after the Reinvestment Period, to the Investment Manager to pay the Incentive Investment Management Fee (if any); and

(L)after the Reinvestment Period, any remaining Principal Proceeds to be paid to the holders of the Subordinated Notes.

(iii)Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), (x) if acceleration of the maturity of each Class of the Secured Debt has occurred following an Event of Default and such acceleration has not been rescinded or annulled (an “Enforcement Event”), on each Payment Date and (y) on the Stated Maturity, all Interest Proceeds and Principal Proceeds will be applied in the following order of priority:

(A)to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer, if any, (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that in respect of each Payment Date following the occurrence of an Enforcement Event only, the Administrative Expense Cap shall not apply to any amounts owing to the Trustee, the Securities Intermediary, the Collateral Administrator, or to the Bank in any of its other capacities under the Transaction Documents) and (3) third, any remaining accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to an amount equal to the Interest Proceeds available for distribution on such date;

(B)to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)to the payment of any accrued and unpaid Senior Investment Management Fee due and payable to the Investment Manager on such Payment Date; provided that any Cumulative Deferred Senior Investment Management Fee shall not be payable pursuant to this clause (C);

(D)to the payment, pro rata and pari passu based on amounts due, of accrued and unpaid interest on the Class A Notes and the Class A-L Loans and (if a Conversion Option has been exercised) the Class A-L Notes (in each case, including, without limitation, past due interest, if any);

(E)to the payment, pro rata and pari passu based on their respective Aggregate Outstanding Amounts, of principal of the Class A Notes and the Class A-L Loans and (if a Conversion Option has been exercised) the Class A-L Notes until the Class A Notes, the Class A-L Loans and the Class A-L Notes have been paid in full;

(F)to the payment of accrued and unpaid interest on the Class B Notes (including, without limitation, past due interest, if any);

(G)to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(H)to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(I)to the payment of any Deferred Interest on the Class C Notes;

(J)to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(K)to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clauses (A)(2) and (3) above due to the limitation contained therein and (2) second, any amounts due any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (B) above;

(L)(1) first, to the payment of any accrued and unpaid Subordinated Investment Management Fee due and payable to the Investment Manager on such Payment Date and (2) second, to the payment of any Cumulative Deferred Senior

Investment Management Fee and/or any Cumulative Deferred Subordinated Investment Management Fee, at the election of the Investment Manager;

(M)to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(N)to the Investment Manager to pay the Incentive Investment Management Fee (if any); and

(O)any remaining amounts to be paid to the holders of the Subordinated Notes.

(b)If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)In connection with the application of funds to pay Administrative Expenses of the Issuer, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)The Investment Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Investment Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8 of the Investment Management Agreement. Any such Investment Management Fee, once waived, shall not thereafter become due and payable and any claim of the Investment Manager therein shall be extinguished.

(e)All payments on the Class A-L Loans shall be distributed by the Loan Agent to the Holders of the Class A-L Loans.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Investment Manager may, pursuant to an Issuer Order delivered by an Authorized Officer of the Investment Manager on behalf of the Issuer (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Investment Manager any Collateral Obligation, Loss Mitigation Obligation, Equity Security or Unsaleable Asset if, as certified by the Investment Manager (which may be satisfied by delivery of an Issuer Order) or an Opinion of Counsel, such sale meets the requirements of any one of subsections (a) through (h) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(d) and provided that if an Event of Default has occurred and is continuing, the Investment Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(f), (g) or (i)).

(a)Credit Risk Obligations. The Investment Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)Credit Improved Obligations. The Investment Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction.

(c)Defaulted Obligations. The Investment Manager may direct the Trustee to sell any Defaulted Obligation or Loss Mitigation Obligation at any time without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d)Equity Securities. The Investment Manager may direct the Trustee to sell any Equity Security at any time without restriction and shall use its commercially reasonable efforts to effect the sale of any Equity Security, subject to any transfer restrictions applicable to such Equity Security:

(i)within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

(ii)within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or restrictions governing such Equity Security, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law or in compliance with such restrictions.

(e)Optional Redemption and Tax Redemption. Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, after the Issuer has notified the Trustee of an Optional Redemption of the Debt in accordance with Section 9.2 or a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption in accordance with Section 9.3, the Investment Manager shall direct the Trustee to sell (which sale or sales may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(f)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use commercially reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)Discretionary Sales. The Investment Manager may direct the Trustee to sell any Collateral Obligation (other than a Credit Risk Obligation, Credit Improved Obligation,

Defaulted Obligation or Equity Security) at any time if, after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(f) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of the highest Total Capitalization during such 12 calendar month period (or as of the Closing Date, as the case may be) and, if such sale occurs during the Reinvestment Period, the Investment Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Eligibility Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Collateral Obligation within 45 Business Days after such sale.

(g)Maturity Amendments. The Investment Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that becomes subject to a proposed Maturity Amendment; provided the Investment Manager either would not be permitted to, or would not elect to, recommend that the Issuer enter into such Maturity Amendment pursuant to the Standard of Care or any provision of this Indenture or the Investment Management Agreement.

(h)Margin Stock. The Investment Manager will use commercially reasonable efforts to sell each Equity Security, Collateral Obligation and any other security held by the Issuer that, in each case, constitutes Margin Stock not later than 45 days after the later of (x) the date of the Issuer’s acquisition thereof and (y) the date such Equity Security, Collateral Obligation or other security held by the Issuer became Margin Stock.

(i)Unsaleable Assets. Notwithstanding the other requirements set forth in this Indenture, on any Business Day after the Reinvestment Period, unless an Event of Default has occurred and is continuing, the Investment Manager, in its sole discretion, may conduct an auction on behalf of the Issuer of Unsaleable Assets in accordance with the procedures described in this Section 12.1(i). Promptly after receipt of written notice from the Investment Manager of such auction, the Trustee will provide notice (in such form as is prepared by the Investment Manager) to the Holders (and, for so long as any Secured Debt is Outstanding, the Rating Agency) of an auction, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures: (i) any Holder or beneficial owner of Debt may submit a written bid within ten Business Days after the date of such notice to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which will be at least fifteen Business Days after the date of such notice); (ii) each bid must include an offer to purchase such Unsaleable Assets for a specified amount of cash on a proposed settlement date no later than twenty Business Days after the date of the auction notice; (iii) if no Holder or beneficial owner of Notes submits such a bid within the time period specified under clause (i) above, unless the Investment Manager determines that delivery in-kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee will provide notice thereof to each Holder and offer to deliver (at such Holder’s expense) a pro rata portion (as determined by the Investment Manager) of each unsold Unsaleable Asset to the Holders or beneficial owners of the most senior Class that provide delivery instructions to the Trustee (or the Loan Agent, as applicable) on or before the date specified in such notice, subject to minimum denominations; provided that to the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsaleable

Assets on a pro rata basis to the extent possible as directed by the Investment Manager in writing and the Investment Manager will select by lottery the Holder or beneficial owner to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee and the Trustee shall deliver such interests as specified in such written direction; and (iv) if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee will promptly notify the Investment Manager and offer to deliver (at the cost of the Investment Manager) the Unsaleable Asset to the Investment Manager. If the Investment Manager declines such offer, the Trustee shall take such action as directed by the Investment Manager (on behalf of the Issuer) in writing to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means.

(j)Withholding Tax Collateral Obligations. The Issuer or the Investment Manager shall use its commercially reasonable efforts to effect the sale of any Collateral Obligation (other than Defaulted Obligations) that no longer meets the criteria described in clause (xxii) in the definition of “Collateral Obligation” within 18 months of the failure of such Collateral Obligation to meet such criteria (unless (1) the Rating Agency Condition is satisfied or (2) the Issuer or the Investment Manager determines that such sale would not be in the best interests of the Holders of the Secured Debt).

(k)Optional Purchase or Substitution of certain Collateral Obligations. The Investment Manager may effect the sale of a Collateral Obligation to the Transferor and the substitution by the Transferor of a Collateral Obligation for another Collateral Obligation, in each case, pursuant to Section 12.5.

Section 12.2Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Investment Manager may, pursuant to an Issuer Order or trade ticket delivered by an Authorized Officer of the Investment Manager on behalf of the Issuer subject to the other requirements in this Indenture (which shall be deemed to constitute a certification by the Issuer that such purchase satisfies the conditions set forth in Section 12.2 and 12.3 hereunder), direct the Trustee to invest Principal Proceeds, proceeds of additional Debt issued pursuant to Section 2.13 and 3.2, and Principal Financed Accrued Interest in additional Collateral Obligations, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Investment Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer except as provided in Section 10.2(d)(i) and Section 12.2(b); provided that in accordance with Section 12.2(e), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a)Eligibility Criteria. Subject to Section 10.2(d)(i) and Section 12.2(b), no obligation may be purchased or originated by the Issuer unless each of the following conditions (the “Eligibility Criteria”) are satisfied as of the date the Investment Manager commits on behalf of the Issuer to make such purchase and/or origination, in each case as determined by the Investment Manager after giving effect to such purchase and/or origination and all other sales or purchases and/or originations previously or simultaneously committed to:

(i)such obligation is a Collateral Obligation;

(ii)the purchase of such Collateral Obligation would not cause a Retention Deficiency;

(iii)on and after the Effective Date (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations (including, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Principal Collateralization Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Principal Collateralization Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be greater than the Reinvestment Target Par Balance;

(iv)each Coverage Test will be satisfied, or if not satisfied, will be maintained or improved;

(v)either (A) each requirement or test, as the case may be, of the Concentration Limitations (on and after the Effective Date) and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(vi)the date on which the Issuer (or the Investment Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period;

(vii)there is no Commitment Shortfall after giving effect to such purchase;

(viii)the Original Lender Requirement is satisfied (or, if not satisfied, maintained or improved) immediately after giving effect to such reinvestment; and

(ix)other than for purposes of a determination pursuant to Section 12.4(b), there has not been a forbearance or waiver of any payment due on or with respect to such obligation or on another material obligation for borrowed money of the Obligor that is senior or pari passu in right of payment with such obligation or, if any such forbearance or waiver has occurred, the amounts previously due have been paid.

(b)Notwithstanding anything to the contrary, the Issuer may purchase a Loss Mitigation Obligation or Specified Equity Security at any time from (A) Contributions designated for such purpose, (B) Interest Proceeds; provided that neither the Issuer (nor the Investment Manager on its behalf) shall direct such a withdrawal of Interest Proceeds if, after giving effect to such withdrawal, such withdrawal would cause non-payment or deferral of interest on any Class of Secured Debt on the immediately succeeding Payment Date on a pro forma basis taking into account the payment of each of the items reasonably anticipated to be payable on the next Payment Date under Section 11.1(a)(i)(A), taking into account the Administrative Expense Cap, or (C) Principal Proceeds, as permitted under Section 10.2(d) and, in each such case, such purchase of any Loss Mitigation Obligation or Specified Equity Security will not be required to meet the Eligibility Criteria (or the definition of “Collateral Obligation”); provided further, that (i) the Investment Manager shall not direct such a withdrawal of Principal Proceeds unless each Coverage Test is satisfied after giving effect to such withdrawal, (ii) the Investment Manager shall not direct such a withdrawal of Principal Proceeds pursuant to this Section 12.2(b) to purchase such Loss Mitigation Obligation or Specified Equity Security unless the Investment Manager determines (in its commercially reasonable judgment) that the failure to purchase such Loss Mitigation Obligation or Specified Equity Security is reasonably likely to result in a reduced overall recovery with respect to the related Defaulted Obligation or Credit Risk Obligation, as applicable, (iii) Principal Proceeds may only be used to purchase a Loss Mitigation Obligation or Specified Equity Security if, after giving effect to such purchase, the Aggregate Principal Balance of the Collateral Obligations (excluding the Principal Balance of any Defaulted Obligations and including the S&P Recovery Amount of any Defaulted Obligations) plus the Aggregate Principal Balance of all Eligible Investments on deposit in the Principal Collection Account and the Ramp-Up Account is greater than or equal to the Reinvestment Target Par Balance (provided that solely for the purposes of the calculation to be performed in the foregoing clause (iii) with respect to a Loss Mitigation Qualified Obligation, the “Reinvestment Target Par Balance” shall be reduced by U.S.$3,000,000) and (iv) with respect to the acquisition of any Loss Mitigation Obligations, (A) the Aggregate Principal Balance of Loss Mitigation Obligations then owned by the Issuer after giving effect to such purchase (not including any Uptier Priming Debt) may not exceed 5.0% of the Total Capitalization, (B) the Aggregate Principal Balance of Loss Mitigation Obligations from a single Obligor then owned by the Issuer after giving effect to such purchase (not including any Uptier Priming Debt) may not exceed 2.0% of the Total Capitalization and (C) if Principal Proceeds are used to purchase such Loss Mitigation Obligation, the Aggregate Principal Balance of Loss Mitigation Obligations acquired by the Issuer using Principal Proceeds plus the amount of Principal Proceeds used to exercise any warrant, may not, exceed (in each case, not including any Uptier Priming Debt) 5.0% of the Reinvestment Target Par Balance.

(c)Trading Plan Period. For purposes of calculating compliance with the Eligibility Criteria, at the election of the Investment Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Investment Manager as such at the time when compliance with the Eligibility Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales (excluding any Credit Risk Obligations at the Investment Manager’s discretion) and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (t) no Trading Plan may result in the purchase of Collateral Obligations having an aggregate principal balance that exceeds 5.0% of the Aggregate Principal Balance as of the first day of the Trading Plan Period, (u) no Trading Plan Period may include a Determination Date, (v) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (w) the Investment Manager may modify any Trading Plan during a Trading Plan Period if it determines that, but for the occurrence of an Intervening Event, the Eligibility Criteria would have been satisfied by the original Trading Plan (provided that the Eligibility Criteria are satisfied by the modified Trading Plan), (x) if the Eligibility Criteria are not satisfied upon the expiry of the related Trading Plan Period, the Eligibility Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan; provided that this clause (x) shall be disregarded if the Investment Manager obtains the consent of the Controlling Class, (y) no Trading Plan may result in the purchase of a Collateral Obligation with a maturity of less than six months and (z) no Trading Plan may result in the difference between the remaining maturity of the Collateral Obligations in the Trading Plan with (A) the shortest remaining maturity and (B) the longest remaining maturity, exceeding three years. The Investment Manager shall provide (i) prior written notice to the Trustee (and the Trustee shall provide such notice to the Holders of the Debt) and the Collateral Administrator of any Trading Plan, which notice shall specify the proposed investments identified by the Investment Manager for acquisition as part of such Trading Plan and (ii) prompt written notice to the Rating Agency, the Trustee (and the Trustee shall provide such notice to the Holders of the Debt) and the Collateral Administrator following the occurrence of the event described in clause (z) above. In addition, notwithstanding anything to the contrary set forth above, no Trading Plan may be implemented by the Investment Manager pursuant to this Indenture if the previous two Trading Plans failed to be successfully implemented during the related Trading Plan Periods.

(d)Warrants. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Issuer may exercise any or otherwise acquire securities (including pursuant to Section 10.2(d) and Section 12.2(b) above) in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency Proceeding or debt restructuring or workout of the issuer thereof. Subject to the foregoing, the Issuer may make a payment with Principal Proceeds or Interest Proceeds in order to exercise any warrant or other similar right received in connection with a workout, a restructuring or a similar procedure in respect of a Collateral Obligation that results in receipt of an Equity Security; provided that the Investment Manager shall not direct a withdrawal of: (x) Interest Proceeds, unless the Investment Manager determines (in its reasonable business judgment applying the Standard of Care) that the withdrawal of such Interest Proceeds would not result in an insufficient amount of Interest Proceeds available to pay all accrued and unpaid interest due on any Class of Secured Debt on the immediately following Payment Date; or (y) Principal Proceeds unless (1) the amount of Principal Proceeds used in any single payment does not exceed the Excess Par Amount and (2) (i) the Effective Date has not occurred, or (ii) (A) each Overcollateralization Ratio Test is satisfied, or if not satisfied prior to such withdrawal and the Investment Manager intends to sell such Equity Security following receipt thereof, is maintained or improved after the related withdrawal and sale and (B) the amount equal to (A) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), plus (B) without duplication, the aggregate amount of Principal Proceeds on deposit in the Collection Account and the Revolver Funding Account, plus (C) the sum of the S&P Recovery Rate of all Defaulted Obligations is greater than or equal to the Reinvestment Target Par Balance (as determined by the Investment Manager following the withdrawal and application of such proceeds).

(e)Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

(f)End of Reinvestment Period. Not later than three Business Days immediately following the end of the Reinvestment Period, the Investment Manager (on behalf of the Issuer) shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that, to the best of its knowledge, sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Collection Account representing Principal Proceeds as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations. With respect to the purchase of any Collateral Obligation for which the Issuer (or the Investment Manager on behalf of the Issuer) has committed to purchase during the Reinvestment Period but the settlement date for which the Investment Manager reasonably expects will occur after the end of the Reinvestment Period, to the extent such Collateral Obligation would be purchased using Principal Proceeds consisting of Scheduled Distributions of principal, only that portion of such Principal Proceeds that the Investment Manager reasonably expects will be received prior to the end of the Reinvestment Period may be used to effect such purchase and such Collateral Obligation will be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Eligibility Criteria.

Section 12.3Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Investment Manager (or with an account or portfolio for which the Investment Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 2 of the Investment Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets.

(c)If the Issuer (or the Investment Manager on its behalf) enters into a committed purchase for an additional Collateral Obligation during one Interest Accrual Period that will settle after such Interest Accrual Period, the Investment Manager will use commercially reasonable efforts to settle such additional Collateral Obligation during the immediately succeeding Interest Accrual Period. In no event will the Trustee be obligated to settle a trade to the extent such action would result in a negative balance or overdraft of the Principal Collection Account, and the Trustee shall incur no liability for refusing to wire funds in excess of the balance of funds in the Principal Collection Account.

(d)Upon the direction to commence any liquidation of the Assets due to an Event of Default and the acceleration of the maturity of the Secured Debt being delivered, liquidation of the Assets will be effected as described under Section 5.5. In such an event, neither the Investment Manager nor the Issuer will have the right to direct the sale of any Assets.

Section 12.4Limitation on Certain Maturity Amendments. (a) The Issuer (or the Investment Manager on the Issuer’s behalf) may agree to any amendment, waiver or other modification to any Collateral Obligation that would extend the stated maturity date thereof; provided that neither the Issuer nor the Investment Manager on the Issuer’s behalf may agree to any Maturity Amendment unless, as determined by the Investment Manager, both (x) after giving effect to any Trading Plan then in effect, (1) the Maximum Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (2) if the Maximum Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Maximum Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment and (y)(1) clause (xv) of the Concentration Limitations will be satisfied after giving effect to such Maturity Amendment or (2) if clause (xv) of the Concentration Limitations was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with clause (xv) will be improved or maintained after giving effect to such Maturity Amendment.

(b)Notwithstanding clause (a) above, the Issuer may enter into any Maturity Amendment that does not meet the requirements of such clauses (a)(x) or (a)(y), above if (A) in the Investment Manager’s reasonable judgment such Maturity Amendment is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) due to the materially adverse financial condition of the related Obligor, to minimize material losses on the related Collateral Obligation (any such Maturity Amendment described in this clause (A), a “Credit Amendment”) and (B) the Collateral Obligation subject to a Credit Amendment meets the requirements of a Permitted Maturity Obligation; provided that, immediately following such amendment or modification, not more than 10.0% of the Total Capitalization consists of Collateral Obligations subject to a Maturity Amendment that does not meet the requirement described in clause (a)(x)(2) above; provided further that, the Issuer may not enter into a Maturity Amendment that does not meet the requirements of clause (a)(x)(2) above, if the related Collateral Obligation shall be treated as a Defaulted Obligation.

Section 12.5Optional Purchase or Substitution.

(a)Pursuant to the Master Participation Agreement and the limitations set forth below, the Transferor will have the right but not the obligation to purchase any Collateral

Obligations or substitute for, any of the following Collateral Obligations transferred to the Issuer by the Transferor:

(i)Collateral Obligation that becomes a Defaulted Obligation;

(ii)Collateral Obligation that has a Material Covenant Default;

(iii)Collateral Obligation that becomes subject to a proposed Specified Amendment; or

(iv)Collateral Obligation that becomes a Credit Risk Obligation (each of the above, a “Substitution Event”).

(b)At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are substituted Collateral Obligations (each such Collateral Obligation purchased at the direction of the Transferor, a “Substitute Collateral Obligation”) owned by the Issuer at any time since the Closing Date plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been purchased by the Transferor pursuant to its right of optional purchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 20% of the Net Purchased Loan Balance in the aggregate; provided that clause (ii) above shall not include (A) the principal balance related to any Collateral Obligation that is purchased by the Transferor in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Transferor determines that such purchase is, in its commercially reasonable business judgment, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation and (y) the Investment Manager determines that the Investment Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Standard of Care or any provisions of this Indenture or the Investment Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Transferor pursuant to Section 12.1. The foregoing provisions in this paragraph are the “Repurchase and Substitution Limit”.

(c)The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the “Substitute Collateral Obligations Qualification Conditions” as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution), which conditions are:

(i)each Coverage Test, Collateral Quality Test and Concentration Limitation remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Concentration Limitation is maintained or improved;

(ii)the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Aggregate Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii)the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv)(x)if any of the Collateral Obligations being substituted for are Second Lien Loans, the aggregate principal balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the principal balance of the Collateral Obligations being substituted that are Second Lien Loans and (y) if none of the Collateral Obligations being substituted are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v)the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for;

(vi)solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for; and

(vii)the Original Lender Requirement is satisfied (or, if not satisfied, maintained or improved).

(d)To the extent any cash or other property received by the Issuer from the Transferor in connection with a Substitution Event as described herein exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Issuer.

(e)Prior to any substitution of a Collateral Obligation to the Issuer, the Investment Manager must provide written notice thereof to the Rating Agency.

(f)In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Transferor shall have the right, but not the obligation, to purchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a purchase at the option of the Transferor that does not result in the delivery of a Substitute Collateral Obligation, the Transferor shall deposit in the Collection Account an amount not less than the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding Principal Balance of the repurchased Collateral Obligation being deposited into the Principal Collection Account and the amount of the Transfer Deposit Amount representing accrued and unpaid interest being deposited into the Interest Collection Account, regardless of whether such amounts are deemed to be purchase price or capital contributions). The Issuer and, at the written direction of the Issuer, the Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Transferor in order to effect the transfer and release of any of the Issuer’s interests in the

Collateral Obligations (together with the Assets related thereto) that are being purchased or repurchased and the release thereof from the lien of this Indenture. Upon delivery by the Investment Manager of an Issuer Order under this Section 12.5 (or other written instruction of an Authorized Officer of the Investment Manager), the Investment Manager shall be deemed to have confirmed to the Trustee that such purchase or substitution by the Transferor directed by such Issuer Order or other written instruction complies with this Section 12.5.

ARTICLE XIII

Holders’ Relations

Section 13.1Subordination. (a) Anything in this Indenture or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitutes a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner set forth in this Indenture.

(b)If any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class of Notes shall not demand, accept, or receive any payment or distribution in respect of such Debt in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)By its acceptance of an interest in the Debt, each Holder and beneficial owner of Debt acknowledges and agrees to the provisions of Section 5.4(d).

Section 13.2Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, each Holder (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of any Class of the Secured Debt or the Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer or the Investment Manager); (b) shall only consider the interests of itself and/or its Affiliates; and (c) will not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any Holder or beneficial owner of any

Class of the Secured Debt or the Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer or the Investment Manager), nor shall any such restrictions apply to any Affiliates of any Holder.

ARTICLE XIV

MISCELLANEOUS

Section 14.1Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Investment Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Investment Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Investment Manager or any other Person (on which the Trustee shall also be entitled to conclusively rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Investment Manager or such other Person, unless such Officer of the Issuer or the Investment Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Investment Manager, the Issuer, stating that the information with respect to such matters is in the possession of the Investment Manager, the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in each capacity under the Transaction Documents) shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture or any other Transaction Document and delivered using Electronic Means; provided, however, that the Issuer and the Investment Manager, as applicable, shall provide to the Bank an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and the Investment Manager, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer or the Investment Manager, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s reasonable understanding of such Instructions shall be deemed controlling. The Issuer and the Investment Manager understand and agree that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction in the absence of its own gross negligence, fraud in the performance, bad faith, willful misconduct or reckless disregard of its duties hereunder. The Issuer and the Investment Manager each agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting in good faith on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer or the Investment Manager, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. ”Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, pass-words and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

Section 14.2Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Notes Register. The principal amount of Class A-L Loans held by any Person, and the date of such Person’s holding the same, shall be proved by the Loan Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such Debt and of any Debt instrument issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt instrument.

(e)Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner.

Section 14.3Notices, etc., to Trustee, the Issuer, the Investment Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)the Trustee shall be sufficient for every purpose hereunder if (x) made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, or by electronic mail, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Bank (in any capacity hereunder) will be deemed effective only upon receipt thereof by the Bank at its applicable Corporate Trust Office, and (y) containing reference to the Issuer, the Debt or this Indenture;

(ii)the Loan Agent shall be sufficient for every purpose hereunder if (x) made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, or by electronic mail, , to the Loan Agent addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Loan Agent, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to the Bank (in any capacity hereunder) will be deemed effective only upon receipt thereof by the Bank at its applicable Corporate Trust Office, and (y) containing reference to the Issuer, the Debt or this Indenture;

(iii)the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail, to the Issuer addressed to it at [ ] or at any other address previously furnished in writing to the other parties hereto by the Issuer with a copy to the Investment Manager at its address below;

(iv)the Investment Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail, to the Investment Manager addressed to it at [ ], or at any other address previously furnished in writing to the parties hereto;

(v)the Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by e-mail, addressed to: J.P. Morgan Securities LLC, [ ]

(vi)the Collateral Administrator shall be sufficient for every purpose hereunder if (x) in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by electronic mail, to the Collateral Administrator at The Bank of New York Mellon Trust Company, National Association, [ ], or at any other address previously furnished in writing to the parties hereto and (y) containing reference to the Issuer, the Debt or this Indenture;

(vii)the Rating Agency at Standard & Poor’s, [ ]; provided that in respect of (A) any request to S&P for (1) the Effective Date or (2) a confirmation of its Initial Ratings of the Secured Debt pursuant to Section 7.17, such request must be submitted by email to [ ], (B) any request to S&P for S&P CDO Monitor, such request must be submitted by email to [ ], (C) any requests for credit estimates must be submitted by email to [ ] and (D) any communication relating to Rule 17g-5, such communication must be made in accordance with Section 14.3(e); and

(viii)if to any Hedge Counterparty, in accordance with the notice provisions of the related Hedge Agreement.

(b)If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(c)Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holder or other documents provided or permitted by this Indenture to be sent to the Rating Agency shall be sent by the Investment Manager on behalf of the Issuer and, if pursuant to the terms of this Indenture, the Trustee is to send such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to the Rating Agency, it shall instead be sent to the Investment Manager first for dissemination to the Rating Agency.

(d)Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

(e)The parties hereto agree that all 17g-5 Information provided to the Rating Agency, or any of its officers, directors or employees, to be given or provided to the Rating Agency pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Investment Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Debt, shall be in each case must be provided in compliance with Section 14.17 and as follows:

(i)is in writing;

(ii)sent (by 12:00 p.m. New York time) on or before the date such Notice or other document is due to [ ], or such other email address as is provided by the Collateral Administrator (the “Rule 17g-5 Address”) for Posting to the 17g-5 Website in accordance with the Collateral Administration Agreement; and

(iii)sent to S&P at the address below (or such email address as is provided by S&P) at [ ] and with respect to (w) any documents related to satisfaction of the Rating Agency Condition in connection with the confirmation of ratings on the Effective Date, [ ]; (x) S&P CDO Monitor requests, [ ]; (y) any reports delivered under Sections 10.7, 10.8 and 10.9, [ ]; and (z) any requests for credit estimates, [ ].

Section 14.4Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Notes Register or the Loan Register, as applicable, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing, transmission or posting, as applicable.

All notices to be provided to the Class A-L Lenders may be provided to the Loan Agent on their behalf.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail and stating the electronic mail address for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. In lieu of the foregoing, notices for Holders may also be posted to the Trustee’s Website.

The Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. For the avoidance of doubt, such information shall not include any Accountants’ Certificate. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status.

Neither the failure to mail or otherwise deliver any notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8Benefits of Indenture. Nothing in this Indenture or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Investment Manager, the Loan Agent, the Collateral Administrator, the Holders of the Debt and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be.

Section 14.10Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Debt may be executed and delivered in counterparts (including by electronic transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF), electronic signature (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) shall be effective as delivery of a manually executed counterpart of this Indenture. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Investment Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Investment Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Investment Manager.

Section 14.15[Reserved.]

Section 14.16Communications with the Rating Agency. If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Investment Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt with the Rating Agency (or any of its officers, directors or employees) without the participation of the Investment Manager, unless otherwise agreed to in writing by the Investment Manager. The Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Debt with the Rating Agency without the prior written consent (which may be in the form of e-mail correspondence) or participation of the Investment Manager, unless otherwise agreed to in writing by the Investment Manager; provided that nothing in this Section 14.16 shall prohibit the Trustee from making available on the Trustee’s Website the Monthly Reports, Distribution Reports and

other notices or documentation relating to the Debt or this Indenture (other than the Placement Agreement).

Section 14.1717g-5 Information. (a) The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Issuer or other parties on their behalf, including the Trustee and the Investment Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the relevant Classes of the Secured Debt or undertaking credit rating surveillance of the relevant Classes of the Secured Debt (the “17g-5 Information”). At all times while any Class of the Secured Debt are rated by the Rating Agency or any other NRSRO, the Issuer shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to post 17g-5 Information it receives from the Issuer, the Trustee or the Investment Manager to the 17g-5 Website in accordance with the Collateral Administration Agreement. All information to be posted shall be provided to the Information Agent in an electronic format readable and uploadable (e.g., that is not locked or corrupted) by e-mail to the Rule 17g-5 Address and specifying “WhiteHorse Finance CLO I, LLC” and labeled for delivery to the Rating Agency.

(b)To the extent any of the Issuer, the Trustee or the Investment Manager are engaged in oral communications with the Rating Agency, for the purposes of determining the Initial Ratings of the Secured Debt or undertaking credit rating surveillance of the relevant Classes of the Secured Debt, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for Posting or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for Posting.

(c)Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the Initial Rating of the Secured Debt or undertaking credit rating surveillance of the relevant Classes of Secured Debt, with the Rating Agency or any of its officers, directors or employees.

(d)Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.17 shall not constitute a Default or Event of Default.

(e)The Information Agent (except to the extent expressly provided herein and in the Collateral Administration Agreement) and the Trustee will not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event will the Information Agent and the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(f)The Information Agent and the Trustee will not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. The Information Agent and the Trustee will not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Information posted thereon.

(g)The maintenance by the Trustee of the Trustee’s Website will not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(h)For the avoidance of doubt, no statement or report of the Independent Accountants shall be required to be provided to, or shall otherwise be shared with, the Rating Agency and shall not, under any circumstances, be posted to the 17g-5 Website.

Section 14.18Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Debt will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.18 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.18 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to this Indenture, the Investment Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or any part thereof; (v) any other Person from which such former Person offers to purchase any obligation of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.18; (viii) the Rating Agency (subject to Sections 14.16 and 14.17); (ix) any other Person with the consent of the Issuer and the Investment Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Trustee’s, the Loan Agent’s or Collateral Administrator’s performance of its obligations under this Indenture, the Class A-L Loan Agreement, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee, the Loan Agent or the Collateral

Administrator of any report or information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.18. Each Holder of Debt will, by its acceptance of Debt, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee, the Loan Agent and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.18. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of Debt, by its acceptance of Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.18.

(b)For the purposes of this Section 14.18, “Confidential Information” means information delivered to the Trustee, the Loan Agent, Collateral Administrator or any Holder of Debt by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Loan Agent, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer, the Investment Manager or any of their Affiliates, as applicable, or (y) to the knowledge of the Trustee, the Loan Agent, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer, the Investment Manager or any of their Affiliates, as applicable; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

(c)Notwithstanding the foregoing, the Trustee, the Loan Agent and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee, the Loan Agent and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Collateral Administration Agreement.

(d)Notwithstanding anything herein to the contrary, the Investment Manager, the Issuer, the Trustee, the Loan Agent, the Collateral Administrator, the Placement Agent, the EU/UK Retention Holder, the U.S. Retention Holder, the Holders and beneficial owners of the Debt and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. federal, state and local tax treatment and tax structure does not permit disclosure of information identifying the Investment Manager, the Issuer, the Trustee, the Loan Agent, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. federal, state and local tax structure or tax treatment of such transactions).

ARTICLE XV

Assignment Of Investment Management Agreement

Section 15.1Assignment of Investment Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Investment Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Investment Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Investment Management Agreement, nor shall any of the obligations contained in the Investment Management Agreement be imposed on the Trustee.

(c)Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Investment Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)The Issuer represents that the Issuer has not executed any other assignment of the Investment Management Agreement.

(e)The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Investment Manager in the Investment Management Agreement, to the following:

(i)The Investment Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Investment Manager subject to the terms (including the Standard of Care set forth in the Investment Management Agreement) of the Investment Management Agreement;

(ii)The Investment Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Investment Management Agreement to the Trustee as representative of the Secured Parties and the Investment Manager shall agree that all of the representations, covenants and agreements made by the Investment Manager in the Investment Management Agreement are also for the benefit of the Trustee;

(iii)The Investment Manager shall deliver to the Trustee all copies of all notices, statements, communications and instruments delivered or required to be delivered by the Investment Manager to the Issuer pursuant to the Investment Management Agreement; and

(iv)Except as otherwise provided in the Investment Management Agreement, neither the Issuer nor the Investment Manager shall enter into any agreement amending, modifying or terminating the Investment Management Agreement (other than an amendment or modification of the type that may be made to this Indenture without Holder consent) without obtaining the consents of Holders that would be required if an amendment or modification of the same type were being made to this Indenture and without notice to the Rating Agency.

(g)The Issuer and the Trustee agree that the Investment Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)Upon a Trust Officer of the Trustee receiving written notice from the Investment Manager that an event constituting “Cause” as defined in the Investment Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify S&P and the Holders (as their names appear in the Notes Register or Loan Register, as applicable).

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1Hedge Agreements. (a) The Issuer (or the Investment Manager on behalf of the Issuer) may enter into Hedge Agreements from time to time after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and making payments on, the Debt. Once entered into, a Hedge Agreement shall not be terminated unless the related hedged asset has been liquidated. The Issuer (or the Investment Manager on behalf of the Issuer) shall promptly provide written notice of entry into any Hedge Agreement to the Trustee and the Collateral Administrator. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Investment Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless the Rating Agency Condition has been satisfied with respect thereto. The Issuer shall provide a copy of each Hedge Agreement to the Rating Agency and the Trustee. In addition, the Issuer shall not be permitted to enter into or amend hedge agreements unless:

(i)either (a) the Issuer has obtained the advice of Paul Hastings LLP or Milbank LLP or Paul Hastings LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that entering into such hedge agreement will not cause the Issuer to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act, or (b) the Issuer will be operated such that the Investment Manager and/or such other relevant party to the transaction, as applicable, will be eligible for an exemption from registration as a CPO and a CTA and all conditions precedent to obtaining such an exemption have been satisfied;

(ii)the Issuer has received advice of Paul Hastings LLP or Milbank LLP or Paul Hastings LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that either (a) entering into such hedge agreement will not, in and of itself, cause the Issuer to become a “hedge fund or a private equity fund” as defined for the purposes of the Volcker Rule, as amended, or (b) if the Issuer were to become a “hedge fund or private equity fund,” then an exemption would apply enabling a banking entity to sponsor or acquire an ownership interest in the Issuer and to engage in covered transactions with the Issuer, notwithstanding the general prohibitions of the Volcker Rule; and

(iii)the Issuer has received advice of Milbank LLP or Paul Hastings LLP, an Opinion of Counsel that such hedge agreement is an interest rate or foreign exchange derivative and the terms of such hedge agreement relate to the Collateral Obligations or the Notes and reduce the interest rate or foreign exchange risks related to the Collateral Obligations or the Debt.

For so long as the Issuer and, if applicable, the Investment Manager are subject to any of clause (i)(b) or clause (ii)(b) above, the Issuer and, if applicable, the Investment Manager shall take all action necessary to ensure ongoing compliance with the applicable exemption from registration or registration requirement, as applicable, under the Commodity Exchange Act and/or the Bank Holding Company Act, as applicable. The reasonable fees, costs, charges and expenses incurred by the Issuer and the Investment Manager (including reasonable attorneys’, accountants’ and other professional fees and expenses) in connection with these requirements shall be paid as Administrative Expenses.

(b)Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the S&P Eligible Counterparty Ratings. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI.

(c)In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), notwithstanding any term hereof to the contrary, (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Investment Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Investment Manager under the terminated Hedge Agreement.

(d)The Issuer (or the Investment Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(e)Each Hedge Agreement will, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy criteria of the Rating Agency then in effect at the time of execution of the Hedge Agreement and (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement.

(f)The Issuer shall give prompt notice to the Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty credit support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(g)If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, promptly after becoming aware thereof the Investment Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Trustee, demanding payment thereunder.

(h)Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

WHITEHORSE FINANCE CLO I, LLC,
as Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

The Bank of New York Mellon Trust Company, National Association,
as Trustee

By:	/s/ J’olika Botethi
Name: J’olika Botethi
Title: Vice President

Schedule 1

S&P Industry Classifications

S&P INDUSTRY CLASSIFICATIONS

Asset Type Code	Asset Type Description	Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services	6020000	Healthcare Equipment & Supplies
1030000	Oil, Gas & Consumable Fuels	6030000	Healthcare Providers & Services
1033403	Mortgage Real Estate Investment Trusts (REITs)	6110000	Biotechnology
2020000	Chemicals	6120000	Pharmaceuticals
2030000	Construction Materials	7011000	Banks
2040000	Containers & Packaging	7110000	Financial Services
2050000	Metals & Mining	7120000	Consumer Finance
2060000	Paper & Forest Products	7130000	Capital Markets
3020000	Aerospace & Defense	7210000	Insurance
3030000	Building Products	7310000	Real Estate Management & Development
3040000	Construction & Engineering	7311000	Diversified REITs
3050000	Electrical Equipment	8030000	IT Services
3060000	Industrial Conglomerates	8040000	Software
3070000	Machinery	8110000	Communications Equipment
3080000	Trading Companies & Distributors	8120000	Technology Hardware, Storage & Peripherals
3110000	Commercial Services & Supplies	8130000	Electronic Equipment, Instruments & Components
3210000	Air Freight & Logistics	8210000	Semiconductors & Semiconductor Equipment
3220000	Passenger Airlines	9020000	Diversified Telecommunication Services
3230000	Marine transportation	9030000	Wireless Telecommunication Services
3240000	Ground transportation	9520000	Electric Utilities
3250000	Transportation Infrastructure	9530000	Gas Utilities
4011000	Automobile Components	9540000	Multi-Utilities
4020000	Automobiles	9550000	Water Utilities
4110000	Household Durables	9551701	Diversified Consumer Services
4120000	Leisure Products	9551702	Independent Power and Renewable Electricity Producers
4130000	Textiles, Apparel & Luxury Goods	9551727	Life Sciences Tools & Services
4210000	Hotels, Restaurants & Leisure	9551729	Health care Technology
4300001	Entertainment	9612010	Professional Services
4300002	Interactive Media and Services	9622292	Residential REITs
4310000	Media	9622294	Industrial REITs
4410000	Distributors	9622295	Hotel and resort REITs
4430000	Broadline Retail	9622296	Office REITs
4440000	Specialty Retail	9622297	Health care REITs
5020000	Consumer staples distribution and retail	9622298	Retail REITs
5110000	Beverages	9622299	Specialized REITs
5120000	Food Products	1000-1099	Reserved
5130000	Tobacco
5210000	Household Products

Schedule 1-1

5220000	Personal Care Products

Asset Type Code	Asset Type Description
PF1	Project finance: Industrial Equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: public finance and real estate
PF7	Project finance: telecommunications
PF8	Project finance: transport

Schedule 1-2

Schedule 2

S&P Recovery Rate Tables

Section 1.

(i)	If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:
	Initial Liability Rating
S&P Recovery Rating of a Collateral Obligation	Recovery Point Estimate*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100	75%	85%	88%	90%	92%	95%
1	95	70%	80%	84%	87.5%	91%	95%
1	90	65%	75%	80%	85%	90%	95%
2	85	62.5%	72.5%	77.5%	83%	88%	92%
2	80	60%	70%	75%	81%	86%	89%
2	75	55%	65%	70.5%	77%	82.5%	84%
2	70	50%	60%	66%	73%	79%	79%
3	65	45%	55%	61%	68%	73%	74%
3	60	40%	50%	56%	63%	67%	69%
3	55	35%	45%	51%	58%	63%	64%
3	50	30%	40%	46%	53%	59%	59%
4	45	28.5%	37.5%	44%	49.5%	53.5%	54%
4	40	27%	35%	42%	46%	48%	49%
4	35	23.5%	30.5%	37.5%	42.5%	43.5%	44%
4	30	20%	26%	33%	39%	39%	39%
5	25	17.5%	23%	28.5%	32.5%	33.5%	34%
5	20	15%	20%	24%	26%	28%	29%
5	15	10%	15%	19.5%	22.5%	23.5%	24%
5	10	5%	10%	15%	19%	19%	19%
6	5	3.5%	7%	10.5%	13.5%	14%	14%
6	0	2%	4%	6%	8%	9%	9%
				Recovery rate

* From S&P’s published reports. If a recovery point estimate is not available for a given loan with a recovery rating of ‘1’ through ‘6’; the lowest recovery point estimate for the applicable recovery rating should be assumed.

(ii)

If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations of obligors Domiciled in Group A

Schedule 2-1

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	0%	0%	0%	0%	0%	0%
			Recovery rate

For Collateral Obligations of obligors Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	0%	0%	0%	0%	0%	0%
			Recovery rate

For Collateral Obligations of obligors Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
			Recovery rate

(iii)

If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a Subordinated Loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to

Schedule 2-2

such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations of obligors Domiciled in Groups A and B

S&P Recovery Rating of the Senior Secured Debt Instrument	All Initial Liability Ratings
1+	8%
1	8%
2	8%
3	5%
4	2%
5	0%
6	0%
Recovery rate

For Collateral Obligations of obligors Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	All Initial Liability Ratings
1+	5%
1	5%
2	5%
3	2%
4	0%
5	0%
6	0%
Recovery rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table:

Recovery rates for obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans that are not Cov-Lite Loans*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans that are Cov-Lite Loans*
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, Unsecured Loans and First Lien Last-Out Loans, Senior Secured Bonds, Senior Secured Floating Rate Notes**
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated Loans

Schedule 2-3

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
Recovery rate

Group A:Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.

Group B:Brazil, Czech Republic, Mexico, Poland, South Africa

Group C:Greece, India, Indonesia, Kazakhstan, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam, others

*

Solely for the purpose of determining the S&P Recovery Rate for such loan, no loan will constitute a “Senior Secured Loan” unless such loan (a) is secured by a valid first priority security interest in collateral, (b) in the Investment Manager’s commercially reasonable judgment (with such determination being made in good faith by the Investment Manager at the time of such loan’s purchase and based upon information reasonably available to the Investment Manager at such time and without any requirement of additional investigation beyond the Investment Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all loans senior or pari passu to such loans and (ii) the outstanding principal balance of such loan, which value may be derived from, among other things, the enterprise value of the issuer of such loan, excluding any loan secured primarily by equity or goodwill and (c) is not secured primarily by common stock or other equity interests (provided that pursuant to Section 8.1(xv) of the Indenture the terms of this footnote may be amended or revised at any time by a written agreement of the Issuer, the Investment Manager, the Collateral Administrator and the Trustee (without the consent of any Holder), subject to satisfying the Rating Agency Condition, in order to conform to S&P then-current criteria for such loans); provided that the limitations on equity or common stock set forth above will not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties).

**

Solely for the purpose of determining the S&P Recovery Rate for such loan or other obligation, the Aggregate Principal Balance of all Unsecured Loans, Second Lien Loans, First Lien Last-Out Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes that, in the aggregate, represent up to 15% of the Principal Collateralization Amount shall have the S&P Recovery Rate specified for Unsecured Loans, Second Lien Loans, First Lien Last-Out Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes in the table above and the Aggregate Principal Balance of all Unsecured Loans, Second Lien Loans, First Lien Last-Out Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes in excess of 15% of the Principal Collateralization Amount shall have the S&P Recovery Rate specified for Subordinated Loans in the table above.

Schedule 2-4

Section 2.S&P CDO Monitor

Liability Rating “AAA”	An Amount (in increments of 0.05%)
	Not Less Than (%)	Not Greater Than (%)
	35.00%	55.00%

Weighted Average Spread

“S&P Minimum Weighted Average Floating Spread”: The applicable weighted average spread will be the spread between 3.00% and 8.00% (in increments of 0.01%) without exceeding the Weighted Average Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

Schedule 2-5

Schedule 3

Diversity Score Calculation

The Diversity Score is calculated as follows:

(a)	An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.
(b)	An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.
(c)	An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.
(d)

An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the S&P Industry Classifications, and is equal to the sum of the Equivalent Unit Scores for each issuer in such S&P Industry Classification.

(e)

An “Industry Diversity Score” is then established for each S&P Industry Classification group shown in Schedule 1, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300

Schedule 3-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P Industry Classification group shown in Schedule 1.
(g)	For purposes of calculating the Diversity Score, affiliated issuers in the same S&P Industry Classification are deemed to be a single issuer except as otherwise agreed to by S&P.

Schedule 3-2

Schedule 4

Moody’s Rating Definitions

For purposes of this Schedule 4 and the Indenture:

“Moody’s Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a)With respect to a Collateral Obligation that is publicly rated by Moody’s, such public rating;

(b)With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating; and

(c)With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, the Moody’s Rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Investment Manager in its sole discretion.

For purposes of calculating a Moody’s Rating, each applicable rating, at the time of calculation, (i) on credit watch by Moody’s with positive implications will be treated as having been upgraded by one rating subcategory and (ii) on credit watch by Moody’s with negative implications will be treated as having been downgraded by one rating subcategory.

“Moody’s Senior Secured Loan”:

(a)A loan that:

(i)is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii)(x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above shall be considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Investment Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Issuer has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal

Schedule 4-1

balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii)the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b)a loan that:

(i)is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such Obligor or the collateral for such loan;

(ii)with respect to such liquidation, is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan;

(iii)the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral; and

(iv)(x) has a Moody’s facility rating and the Obligor of such loan has a Moody’s corporate family rating and (y) such Moody’s facility rating is not lower than such Moody’s corporate family rating; and

(c)a loan that is not is not a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

Schedule 4-2